Execution Version

SEVENTh AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 27, 2026 (the “Effective Date”), is made by and among RPM INTERNATIONAL INC., a Delaware corporation (the “Company”), RPM ENTERPRISES, INC., a Delaware corporation (“Enterprises”), RPM EUROPE UK LIMITED, a limited company incorporated under the laws of England and Wales (“RPM-UK”), RPM EUROPE HOLDCO B.V., a private company with limited liability formed under the laws of the Netherlands (“RPM-Europe”), RPM CANADA, a general partnership registered under the laws of the Province of Ontario (“RPM Canada”), TREMCO ASIA PACIFIC PTY. LIMITED, a corporation incorporated under the laws of the Commonwealth of Australia (“Tremco”), RPM Europe Finance Designated Activity Company, an Irish Designated Activity Company Limited by Shares (“RPM Europe Finance”), RPM Canada Finance Company ULC, an unlimited liability company organized under the laws of the Province of Alberta (“RPM Canada Finance”), RPM HOLDCO CORP., a Delaware corporation (“RPM Holdco”) (each of the foregoing referred to herein as a “Borrower” and collectively referred to as the “Borrowers”), the other LENDERS party hereto (all such lenders, other than the Exiting Lender (as defined below), the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Exiting Lender and the Administrative Agent are parties to that certain Credit Agreement, dated as of October 31, 2018, as amended by that certain First Amendment to Credit Agreement, dated as of April 30, 2020, as amended by that certain Second Amendment to Credit Agreement, dated as of December 16, 2021, as amended by that certain Third Amendment to Credit Agreement, dated as of December 30, 2021, as amended by that certain Fourth Amendment to Credit Agreement, dated as of August 1, 2022, as amended by that certain Fifth Amendment to Credit Agreement, dated as of December 19, 2022, to be effective as of August 1, 2022, as amended by that certain Sixth Amendment to Credit Agreement, dated as of June 27, 2024, and as amended by this Amendment and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Citizens Bank, N.A. (the “Exiting Lender”) has requested to, as of the Seventh Amendment Effective Date (i) no longer be party to the Credit Agreement, (ii) have its commitments assumed by certain of the other Lenders (the “Assignees”) in accordance with Part 1 of Schedule 1.1(B) [Commitments of Lenders and Addresses for Notices] attached hereto as Exhibit C, and (iii) have any existing Revolving Credit Loans owed to it be repaid;

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders (i) extend the Expiration Date, and (ii) make certain other amendments and grant certain other accommodations to the Credit Agreement, all as hereinafter provided, and, subject to the terms and conditions hereof, the Administrative Agent and Lenders are willing to do so.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. Definitions. Except as set forth in this Amendment, defined terms used herein shall have the meanings given to them in the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Amendment.

2. Amendments to the Credit Agreement.

(a) On the Effective Date, the Credit Agreement (other than, for the avoidance of doubt, the schedules and exhibits thereto) is hereby amended to read in its entirety as set forth in the conformed copy of the Credit Agreement attached as Exhibit A hereto (the credit agreement attached hereto as Exhibit A being referred to herein as the “Amended Credit Agreement”).

(b) Schedule 1.1(A) [Pricing Grid] of the Credit Agreement is hereby amended and restated in its entirety as attached hereto as Exhibit B.

(c) Part 1 of Schedule 1.1(B) [Commitments of Lenders and Addresses for Notices] of the Credit Agreement is hereby amended and restated in its entirety as attached hereto as Exhibit C.

(d) A new Schedule 1.1(C) [Permitted Liens] of the Credit Agreement is hereby added to the Credit Agreement as attached hereto as Exhibit D.

(e) Schedule 6.1.2 [Subsidiaries] of the Credit Agreement is hereby amended and restated in its entirety as attached hereto as Exhibit E.

(f) Exhibit 8.3.3 [Quarterly Compliance Certificate] is hereby amended and restated in its entirety as attached hereto as Exhibit F.

(g) With the exception of the schedules and exhibits described above, no other schedules or exhibits to the Credit Agreement or other Loan Documents are being amended or modified in connection with this Amendment.

3. Conditions Precedent. The Borrowers, the Administrative Agent and the Lenders acknowledge and agree that the amendments set forth herein shall only be effective upon the occurrence of all the following conditions precedent:

(a) Amendment. The Borrowers, the Administrative Agent, the Lenders and the Exiting Lender shall have executed and delivered to the Administrative Agent this Amendment and the Borrowers shall have delivered to the Lenders duly executed Notes or amended and restated Notes, as the case may be.

(b) Officer's Certificate. The Administrative Agent shall have received a certificate of the Company signed by an Authorized Officer of the Company, dated the date hereof stating that (i) all representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true and correct in all respects), except for representations and warranties made as of a specified date (which were true and correct in all material respects, as applicable, as of such date), and (ii) no Event of Default or Potential Default exists.

(c) Secretary’s Certificates. The Administrative Agent shall have received a certificate dated the Effective Date and signed by the Secretary or an Assistant Secretary or Director of each of the Borrowers, certifying as appropriate as to: (i) all action taken by each Borrower in connection with this Amendment and the other Loan Documents; (ii) the names of the Authorized Officers authorized to sign the Amendment and the other Loan Documents and their true signatures; and (iii) copies of its organizational documents as in effect on the Effective Date certified by the appropriate state official where such documents are filed in a state office (or to the extent previously delivered to the Administrative Agent, certification from each such Borrower of no changes to its organizational documents since last delivered to

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the Administrative Agent) together with certificates from the appropriate state officials as to the continued existence and good standing (or foreign jurisdictional equivalent in each jurisdiction where such Borrower is organized) of each Borrower in each state where organized.

(d) Lien Searches. The Administrative Agent shall have received lien searches with scope and results satisfactory in its reasonable discretion.

(e) Legal Opinions. The Administrative Agent shall have received opinions of counsel for each of the Borrowers, dated as of the Effective Date, in form and substance acceptable to the Administrative Agent.

(f) Certificates of Beneficial Ownership; KYC; AML; Etc. The Administrative Agent and each Lender shall have received, in form and substance acceptable to the Administrative Agent and each Lender such documentation and other information requested in connection with all Certificates of Beneficial Ownership and such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender at least three (3) Business Days prior to the Effective Date for purposes of compliance by the Administrative Agent or such Lender with applicable Laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.

(g) Fees. The Borrowers shall have paid to the Administrative Agent all fees due and owing the Administrative Agent (including, without limitation, fees to be paid to the Administrative Agent on account of the Lenders and the Arrangers) and all reasonable, documented costs and expenses of the Administrative Agent, including without limitation, reasonable, documented fees of the Administrative Agent's counsel in connection with this Amendment to the extent invoiced at least one (1) Business Day prior to the Effective Date.

(h) Miscellaneous. The Borrowers shall have provided such other documents, agreements, instruments, deliverables and items deemed reasonably necessary by the Administrative Agent and shall have satisfied such other conditions as set forth in the closing agenda provided to the Borrowers.

4. Exiting Lender.

(a) The Exiting Lender is signing this Amendment for the sole purposes of assigning its Commitments and outstanding Revolving Credit Loans to the Assignees as provided under Section 12.8 of the Credit Agreement and as described in this Section 4. Prior to giving effect to this Amendment, the outstanding Commitment of the Exiting Lender is $165,000,000 (the “Exiting Lender Commitment”). Upon giving effect to this Amendment, each of the parties hereto hereby agrees and confirms that (i) the Exiting Lender Commitment and outstanding Revolving Credit Loans of the Exiting Lender under the Credit Agreement shall be assigned to the Assignees (with respect to any outstanding Revolving Credit Loans, at par) so that, after giving effect to such assignments, each Lender shall hold Commitments and a Ratable Share of the Revolving Credit Loans and other Obligations in the amounts and percentages set forth on Part 1 of Schedule 1.1(B) of the Credit Agreement, attached hereto as Exhibit C, (ii) the Exiting Lender’s Commitment has been terminated and reduced to $0, (iii) all other obligations of the Exiting Lender under the Credit Agreement shall be terminated (except for those obligations and other provisions that expressly survive a termination of such commitments), and (iv) the Exiting Lender shall cease to be a “Lender” for all purposes under the Credit Agreement and the other Loan Documents and shall not be a Lender under the Amended Credit Agreement. Such assignment shall be without recourse to the Exiting Lender and, except as expressly provided in this Section 4, without representation or warranty by any Exiting Lender.

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(b) Upon giving effect to this Amendment, the Administrative Agent shall (i) remit to the Exiting Lender the accrued and unpaid interest and fees owing to such Exiting Lender under the Credit Agreement and received by the Administrative Agent from the Borrowers (the “Fronted Interest and Fees”) and (ii) effect a settlement so that the Revolving Credit Loans and other Obligations are held by the Lenders in accordance with their respective Ratable Shares as shown on Part 1 of Schedule 1.1(B) of the Credit Agreement, attached hereto as Exhibit C. If the amount of the Revolving Credit Loans made by a Lender exceeds such Person’s Ratable Share of the Revolving Credit Loans as of the date of such settlement, then the Administrative Agent shall promptly transfer in immediately available funds to a deposit account of such Person, an amount such that each such Person shall, upon receipt of such amount, have as of the date of such settlement, its Ratable Share of outstanding Revolving Credit Loans. If the amount of the Revolving Credit Loans made by a Lender is less than such Lender’s Ratable Share of the Revolving Credit Loans as of the date of such settlement, such Lender shall no later than 2:00 p.m. on the date of such settlement transfer to the Administrative Agent in immediately available funds in accordance with the Credit Agreement, an amount such that each such Lender shall, upon transfer of such amount, have as of the date of such settlement, its Ratable Share of outstanding Revolving Credit Loans.

(c) This Amendment shall be deemed to be an “Assignment and Assumption Agreement” for purposes of Section 12.8.2 of the Credit Agreement. By executing this Amendment, Borrowers consent to the assignments provided for herein. All processing and recording fees in connection with such assignments have been waived by Administrative Agent in accordance with Section 12.8.2(iv) of the Credit Agreement. The parties hereto agree that all other conditions to an assignment by a Lender contained in the Credit Agreement have been satisfied or are waived for purposes of the assignments provided for herein.

5. Reallocation of Titles. From and after the Effective Date, the Borrowers hereby appoint, and the appointees hereby accept such appointments, the arrangers and agents as set forth on the cover page to the Amended Credit Agreement.

6. Representations and Warranties. Each Borrower covenants and agrees with and represents and warrants to the Administrative Agent and the Lenders as follows:

(a) each Borrower possesses all of the powers requisite for it to enter into and carry out the transactions referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the other Loan Documents and any other documents contemplated herein that are to be performed by such Borrower; and that any and all actions required or necessary pursuant to such Borrower's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by such Borrower of the terms and conditions of this Amendment; each officer, director or other authorized representative of such Borrower executing this Amendment is the duly elected, qualified, acting and incumbent officer, director or other authorized representative of such Borrower and holds the title set forth below his/her name on the signature lines of this Amendment; and such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any material agreement or instrument, order, writ, judgment, injunction or decree to which such Borrower is a party or by which such Borrower or any of its properties are bound, and that all material consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by such Borrower of the terms and conditions of this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby have been obtained by such Borrower and are full force and effect;

(b) this Amendment, the Credit Agreement and the other Loan Documents constitute the valid and legally binding obligations of each Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency,

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reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;

(c) all representations and warranties made by each Borrower in the Credit Agreement and the other Loan Documents are true and correct in all respects (in the case of any representation or warranty containing a materiality modification) or in all material respects (in the case of any representation or warranty not containing a materiality modification) (except representations and warranties which expressly relate to an earlier date or time, which representations or warranties are true and correct in all material respects or all respects, as applicable, on and as of the specific dates or times referred to therein);

(d) this Amendment is not a substitution, novation, discharge or release of any Borrower's obligations under the Credit Agreement or any of the other Loan Documents, all of which shall and are intended to remain in full force and effect; and

(e) no Event of Default or Potential Default has occurred and is continuing under the Credit Agreement or the other Loan Documents.

7. Ratification. Except as expressly modified herein and hereby, the Credit Agreement and the other Loan Documents, and all schedules and exhibits thereto, are hereby ratified and confirmed and shall be and remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to waive or impair any rights, powers or remedies of Administrative Agent or any Lender under the Credit Agreement or the other Loan Documents. In the event of any inconsistency between the terms of this Amendment and the Credit Agreement or the other Loan Documents, this Amendment shall govern. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.

8. Governing Law, etc.. This Amendment shall be deemed to be a contract under the Laws of the State of Ohio without regard to its conflict of laws principles. The terms of the Credit Agreement relating to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

9. Counterparts; Effective Date; Electronic Signatures. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall be effective as of the date first set forth above. The Borrowers, the Administrative Agent and Lenders hereby (i) agree that, for all purposes of this Amendment, electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waive any argument, defense or right to contest the validity or enforceability of the Amendment or any other Loan Documents based solely on the lack of paper original copies of such Amendment and Loan Documents, including with respect to any signature pages thereto.

10. Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

11. Notices. Any notices with respect to this Amendment shall be given in the manner provided for in Section 12.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

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12. Survival. All representations and warranties contained herein shall survive Payment In Full. All covenants, agreements, undertakings, waivers and releases of the Borrowers contained herein shall continue in full force and effect from and after the date hereof and until Payment In Full.

13. Amendment. No amendment, modification, rescission, waiver or release of any provision of this Amendment shall be effective unless the same shall be in writing and signed by the parties hereto.

14. Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

15. Further Assurances. The Borrowers agree to execute such other documents, instruments and agreements and take such further actions reasonably requested by the Administrative Agent to effectuate the provisions of this Amendment.

16. Amendment as Loan Document; Incorporation into Loan Documents. The parties hereto acknowledge and agree that this Amendment constitutes a Loan Document. This Amendment shall be incorporated into the Credit Agreement by this reference and each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE TO SEVENTH AMENDMENT TO
CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWERS:

RPM INTERNATIONAL INC.

By: /s/ Tracy D. Crandall
Name: Tracy D. Crandall
Title: Vice President, General Counsel, Chief

Compliance Officer and Secretary

RPM ENTERPRISES, INC.

By: /s/ Tracy D. Crandall
Name: Tracy D. Crandall
Title: Vice President

RPM EUROPE UK LIMITED

By: /s/ Hilde De Backer
Name: Hilde De Backer
Title: Director

RPM EUROPE HOLDCO B.V.

By: /s/ Hilde De Backer
Name: Hilde De Backer
Title: Director

RPM CANADA

By: /s/ Tracy D. Crandall
Name: Tracy D. Crandall
Title: President and Secretary

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO
CREDIT AGREEMENT]

BORROWERS (continued):

TREMCO ASIA PACIFIC PTY. LIMITED

By: /s/ Grant Douglas Boonzaier
Name: Grant Douglas Boonzaier
Title: Director

RPM Europe Finance Designated Activity Company

By: /s/ Hilde De Backer
Name: Hilde De Backer
Title: Director

RPM CANADA FINANCE COMPANY ULC

By: /s/ Tracy D. Crandall
Name: Tracy D. Crandall
Title: President and Secretary

RPM HOLDCO CORP.

By: /s/ Tracy D. Crandall
Name: Tracy D. Crandall
Title: President and Secretary

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO
CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By: /s/ Adam J. Barnhart

Name: Adam J. Barnhart

Title: Senior Vice President

PNC BANK CANADA BRANCH

By: /s/ Martin Peichl

Name: Martin Peichl

Title: Senior Vice President

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO
CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION

By: /s/ Brian P. Fox

Name: Brian P. Fox

Title: Senior Vice President

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO
CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Clare King

Name: Clare King

Title: Vice President

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO
CREDIT AGREEMENT]

BANK OF AMERICA, N.A.

By: /s/ Zac Daly

Name: Zac Daly

Title: Vice President

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO
CREDIT AGREEMENT]

MUFG BANK, LTD.

By: /s/ Richard Ferrara

Name: Richard Ferrara

Title: Vice President

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO
CREDIT AGREEMENT]

BMO BANK N.A.

By: /s/ David O’Neal

Name: David O’Neal

Title: Director

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO
CREDIT AGREEMENT]

KBC BANK, N.V.,

By: /s/ William Cavanaugh

Name: William Cavanaugh

Title: Managing Director

By: /s/ Wei-Chun Wang

Name: Wei-Chun Wang

Title: Managing Director

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO
CREDIT AGREEMENT]

GOLDMAN SACHS LENDING PARTNERS LLC

By: /s/ Andrew B. Vernon

Name: Andrew Vernon

Title: Authorized Signatory

GOLDMAN SACHS BANK USA

By: /s/ Andrew B. Vernon

Name: Andrew Vernon

Title: Authorized Signatory

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO
CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION

By: /s/ John Zeph

Name: John Zeph

Title: Senior Vice President

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO
CREDIT AGREEMENT]

FIRST NATIONAL BANK OF PENNSYLVANIA

By: /s/ Joseph Spetz

Name: Joseph Spetz

Title: Vice President

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO
CREDIT AGREEMENT]

ACKNOWLEDGEMENT OF EXITING LENDER:

CITIZENS BANK, N.A., solely in their capacity as an Exiting Lender

By: /s/ Elaine Frydrych

Name: Elaine Frydrych

Title: Senior Vice President

EXHIBIT A

AMENDED CREDIT AGREEMENT

[see attached]

EXHIBIT B

SCHEDULE 1.1(A)

PRICING GRID

	Debt Rating	Term Rate Loan Spread	Daily Simple RFR Loan Spread	Base Rate Loan Spread	Facility Fee	Standby Letter of Credit Fee	Commercial Letter of Credit Fee
Tier I	A-/ A3 or higher	78.5 bps	78.5 bps	0.0 bps	9.0 bps	78.5 bps	43.50 bps
Tier II	BBB+/ Baa1	90.0 bps	90.0 bps	0.0 bps	10.0 bps	90.0 bps	50.50 bps
Tier III	BBB/ Baa2	100.0 bps	100.0 bps	0.0 bps	12.5 bps	100.0 bps	56.75 bps
Tier IV	BBB-/ Baa3	110.0 bps	110.0 bps	10.0 bps	15.0 bps	110.0 bps	64.50 bps
Tier V	BB+/ Ba1 or lower	130.0 bps	130.0 bps	30.0 bps	20.0 bps	130.0 bps	78.00 bps

The Applicable Margin, the Facility Fee and the Applicable Letter of Credit Fee Rate shall be determined on the Seventh Amendment Effective Date based on Tier III.

Notwithstanding anything to the contrary contained herein (including, but not limited to, in the definition of Applicable Margin), in the event that the Company has delivered the Maximum Leverage Increase Notice during the Increased Net Leverage Ratio Period and until the first day of the month following the end of the Increased Net Leverage Ratio Period, the Applicable Margin and the Applicable Letter of Credit Fee Rate (but not the Facility Fee) shall be determined based on Tier V; provided however, that in the event that the debt ratings accorded to the Company’s senior unsecured long-term debt by Standard & Poor’s, Moody’s and Fitch are all rated as non-investment grade during the Increased Net Leverage Ratio

Period, as of such date and until the earlier of (a) a change in any of such debt ratings such that not all three are rated as non-investment grade and (b) the end of such Increased Net Leverage Ratio Period, the Applicable Margin and the Applicable Letter of Credit Fees for Standby Letters of Credit shall be determined based on Tier V pricing plus 25.0 bps, and the Applicable Letter of Credit Fees for Commercial Letters of Credit shall be determined based on Tier V pricing plus 12.5 bps.

EXHIBIT C

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share
Name: PNC Bank, National Association Address: 1900 East 9th Street Locator B7-YB13-34-3 Cleveland, Ohio 44114 Attention: Spencer Dieken Telephone: (216) 222-8231 Telecopy: (216) 222-9396	$225,000,000.00	16.666666667%
Name: Bank of America, N.A. Address: One Bryant Park, 18th Floor New York, NY 10036 Attention: Brandon Weiss Telephone: (646) 855-5828 Telecopy: (646) 822-5669	$175,000,000.00	12.962962963%
Name: Wells Fargo Bank, National Association Address: 10 S. Wacker Drive Suite 2200 Chicago, Illinois 60606 Attention: Steve Buehler Telephone: (312) 845-4220 Telecopy: (312) 845-4783	$175,000,000.00	12.962962963%
Name: MUFG Bank, Ltd. Address: 1221 Avenue of the Americas New York, NY 10020 Attention: Richard Ferrara Telephone: (212) 782-4280 Email: riferrara@us.mufg.com	$140,000,000.00	10.370370370%
Name: KeyBank National Association Address: 127 Public Square Cleveland, Ohio 44114 Attention: Brian Fox Telephone: (216) 689-4599 Telecopy: (216) 689-4649	$140,000,000.00	10.370370370%

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share
Name: BMO Bank N.A. Address: 135 N. Pennsylvania St., 9th Floor Indianapolis, IN 46204 Attention: Betsy Phillips Telephone: (317) 269-1291 Telecopy: (317) 269-2169	$140,000,000.00	10.370370370%
Name: U.S. Bank National Association Address: 400 City Center Oshkosh, WI 54901 Attention: CLS Syndications Telephone: (920) 237-7601 Telecopy: (866) 721-7062 email: CLSSyndicationServicesTeam@usbank.com	$140,000,000.00	10.370370370%
Name: First National Bank of Pennsylvania Address: 55 Public Square, Suite 1460 Cleveland, OH 44113 Attention: Joe Spetz Telephone: (216) 205-4552 Email: spetzj@fnb-corp.com	$125,000,000.00	9.259259259%
Name: KBC BANK, NV Address: 1177 Avenue of the Americas New York, NY 10036 Attention: Lawrence Manochio Telephone: (212) 541-0739	$55,000,000.00	4.074074074%
Name: Goldman Sachs Bank USA Address: 30 Hudson Street, 5th Floor Jersey City, NJ 07302 Attention: Michelle Latzoni Telecopy: (212) 934-3921	$18,666,666.67	1.382716050%
Name: Goldman Sachs Lending Partners LLC Address: 30 Hudson Street, 5th Floor Jersey City, NJ 07302 Attention: Michelle Latzoni Telecopy: (212) 934-3921	$16,333,333.33	1.209876543%
Total	$1,350,000,000.00	100%

EXHIBIT D

SCHEDULE 1.1(C) [PERMITTED LIENS]

None.

EXHIBIT E

SCHEDULE 6.1.2 [SUBSIDIARIES]

Company Name	Place of Incorporation
2002 Perlindustria, S.L.U.	Spain
7 Esterbrook Lane, LLC	Nevada (USA)
Agpro (N.Z.) Limited	New Zealand
AgriCoat NatureSeal Limited (83% JV)	England & Wales
Alphakem Global Pty Ltd	Australia
ALTECO Technik GmbH	Germany
AMT Composites Proprietary Limited	South Africa
API S.p.A.	Italy
Applied Polymerics, Inc.	North Carolina (USA)
Argos Gestion, S.L.U.	Spain
Arnette Polymers, LLC	Massachusetts (USA)
AWCI Insurance Company, Ltd. (27.03% JV) (In liquidation)	Bermuda
Bastilox Proprietary Limited	South Africa
Blank Beauty, Inc. (5.7% JV - passive investment)	Delaware (USA)
Carboline Company	Delaware (USA)
Carboline (Dalian) Paint Co., Ltd.	China
Carboline Dubai Corporation	Missouri (USA)
Carboline Europe SRL	Belgium
Carboline France SAS	France
Carboline Global Inc.	Delaware (USA)
Carboline (India) Private Limited	India
Carboline International Corporation	Delaware (USA)
Carboline Italia S.p.A.	Italy
Carboline Korea Ltd. (49% JV)	South Korea
Carboline Norge AS	Norway
Carboline (U.K.) Limited (In liquidation)	England & Wales
CDS&C B.V. (Being Merged)	Netherlands
Chemtron International, Inc.	Canada
Clean Bidco Limited (In liquidation)	England & Wales
Clean Midco Limited (In liquidation)	England & Wales
Clean Topco Limited (In liquidation)	England & Wales
Corgrate Fiberglass Systems, S.A. de C.V.	Mexico
DAP Global Holdings, Inc.	Delaware (USA)
DAP Global Inc.	Delaware (USA)
DAP Holdings, LLC	Delaware (USA)
DAP Products Inc.	Delaware (USA)
Day-Glo Color Corp.	Ohio (USA)
Dryvit Holdings, LLC	Delaware (USA)
Dryvit Systems USA (Europe) sp. zo.o. (Being Merged)	Poland
Entreprises Prostamp ULC	Canada
Euclid Admixture Canada Inc.	Canada
The Euclid Chemical Company	Ohio (USA)

Euclid Chemical de Centroamérica S.A.	Costa Rica
EUCLID CHEMICAL EL SALVADORE, S.A. de C.V.	El Salvador
Euclid Chemical Panama, S.A.	Panama
Euclid Guatemala, S.A.	Guatemala
Eucomex, S.A. de C.V.	Mexico
Fibergrate Composite Structures Incorporated	Delaware (USA)
Fibrecrete Preservation Technologies, Inc.	North Carolina (USA)
FibreGrid Limited	England & Wales
First Continental Services Co.	Vermont (USA)
Flowcrete Africa (Proprietary) Limited	South Africa
Flowcrete East Africa Limited	Kenya
Flowcrete Group Limited	England & Wales
Flowcrete International Ltd	England & Wales
Flowcrete Middle East FZCO (In liquidation)	United Arab Emirates
Flowcrete SA (Proprietary) Limited	South Africa
F.T. Morrell (Ireland) Limited	Ireland
GJP Holdings Limited	England & Wales
Grandcourt N.V.	Netherlands Antilles
Grupo StonCor, S.A. de C.V.	Mexico
GSD Distribution LLC	Delaware (USA)
GTC MANUFACTURING Inc.	Puerto Rico (US Territory)
GV2 Veda France SAS	France
Hengelhoef Concrete Joints NV	Belgium
Hummervoll Industribelegg AS (Being Merged)	Norway
Husebysletta 7 AS	Norway
Inatec, s.r.l.	Dominican Republic
Japan Carboline Company, Ltd. (50% JV)	Japan
Jointco NV	Belgium
Juárez Inmobiliaria, S.A.	Mexico
Kemtile Limited	England & Wales
Key Resin Company	Ohio (USA)
Kirker Enterprises, Inc.	Delaware (USA)
Kirker Europe Limited (In liquidation)	Scotland
Kop-Coat Australia Pty. Ltd.	Australia
Kop-Coat, Inc.	Ohio (USA)
Kop-Coat New Zealand Limited	New Zealand
LATAM CAR-BOLINE, S.A. de C.V.	Mexico
LBG Holdings, Inc.	Delaware (USA)
Legend Brands Europe Holdings Limited	England & Wales
Legend Brands, Inc.	Delaware (USA)
Logiball Inc.	Canada
Mantrose-Haeuser Co., Inc.	Massachusetts (USA)
Mantrose UK Limited	England & Wales
Martin Mathys NV	Belgium
Modern Recreational Technologies, Inc.	Delaware (USA)
Morrells Woodfinishes Africa Proprietary Limited (50% JV) (In liq.)	South Africa
Morrells Woodfinishes Limited	England & Wales
NatureSeal, Inc. (83% JV)	Delaware (USA)
New Ventures (UK) Limited	England & Wales
New Ventures II (UK) Limited	England & Wales
Nuralite Group Limited	New Zealand
Parklin Management Group, Inc.	New Jersey (USA)
PDR GmbH (31.552% JV)	Germany

PDR Recycling GmbH & Co. KG (19.740% JV)	Germany
Performance Coatings Group Global Services, S.A. de C.V.	Mexico
Perlita Y Vermiculita, S.L.U.	Spain
The Pink Stuff Company USA HoldCo LLC	Delaware (USA)
The Pink Stuff Company USA LLC	Delaware (USA)
PITCHMASTIC PMB Insulating Materials Contracting Company (75% JV)	Kuwait
Pitchmastic PMB Limited	England & Wales
Pitchmastic PMB LLC (49% JV)	United Arab Emirates
Pitchmastic PMB LLC (70% JV)	Oman
Pitchmastic PMB LLC (49% JV)	Qatar
Plasite, S.A. de C.V. (In liquidation)	Mexico
Prime Resins, Inc.	Georgia (USA)
Productos Cave S.A.	Chile
Profile Food Ingredients, LLC	Illinois (USA)
PT Tremco CPG Indonesia	Indonesia
Radiant Color NV	Belgium
Ready Seal, LLC	Texas (USA)
Republic Powdered Metals, Inc.	Ohio (USA)
RPM/Belgium NV	Belgium
RPM Canada, a General Partnership	Canada
RPM Canada Finance Company ULC	Canada
RPM Canada Finance I ULC	Canada
RPM Canada Finance II ULC	Canada
RPM Canada Holding I ULC	Canada
RPM Canada Holding II ULC	Canada
RPM CF Holdings, Inc.	Delaware (USA)
RPM CF, L.P.	Delaware (USA)
RPM Coatings (Dalian) Company Limited	China
RPM Coatings (Shanghai) Company Limited	China
RPM Consumer Group Argentina S.A.	Argentina
RPM Consumer Group Brazil Ltda.	Brazil
RPM Consumer Group Chile SpA	Chile
RPM Consumer Group, Inc.	Delaware (USA)
RPM Consumer Group Mexico, S.A. de C.V.	Mexico
RPM Consumer Group Peru S.A.C.	Peru
RPM Enterprises, Inc.	Delaware (USA)
RPM Europe BV	Belgium
RPM Europe Finance Designated Activity Company (“dac”)	Ireland
RPM Europe Holdco B.V.	Netherlands
RPM Europe Logistics NV	Belgium
RPM Europe UK Limited	England & Wales
RPM Funding Corporation	Delaware (USA)
RPM German Real Estate GmbH & Co. KG	Germany
RPM German Real Estate Management GmbH	Germany
RPM Global Business Capability Center Private Limited	India
RPM Global Holdco, LLC	Delaware (USA)
RPM Holdco Corp.	Delaware (USA)
RPM Industrial Coatings Group, Inc.	Nevada (USA)
RPM Industrial Holding, LLC	Delaware (USA)
RPM International Inc.	Delaware (USA)
RPM New Horizons, LLC	Delaware (USA)
RPM New Horizons UK Limited	England & Wales
RPM Performance Coatings Group, Inc.	Delaware (USA)

RPM UK Enterprises Limited	England & Wales
RPM UK Finance Limited	England & Wales
RPM UK HOLDCO Limited	England & Wales
RPM US Finco LLC	Delaware (USA)
RPM USA Holdco, LLC	Delaware (USA)
RPM Ventures Netherlands B.V.	Netherlands
RPOW (France) SAS	France
RSIF International Designated Activity Company (“dac”)	Ireland
Rust-Oleum Australia & New Zealand Pty Ltd	Australia
Rust-Oleum Corporation	Delaware (USA)
Rust-Oleum France SAS	France
Rust-Oleum GmbH	Germany
Rust-Oleum International, LLC	Delaware (USA)
Rust-Oleum Netherlands B.V.	Netherlands
Rust-Oleum Sales Company, Inc.	Ohio (USA)
Rust-Oleum South Africa (Pty.) Ltd.	South Africa
Schul International Co., LLC	New Hampshire (USA)
SCI Les Charpines	France
SCI de la Rousse	France
Sofradev SAS	France
Specialty Products Holding Corp.	Ohio (USA)
Square Venture Limited (In liquidation)	England & Wales
SPS B.V. (Being merged)	Netherlands
Star Brands Direct Limited (In liquidation)	England & Wales
Star Brands (Holdings) Limited	England & Wales
Star Brands Limited	England & Wales
Star Brands Manufacturing Ltd	England & Wales
Star Brands North ApS	Denmark
Star Brands Partnership Ltd	England & Wales
Star Brands USA Holdings, LLC	Delaware (USA)
Star Brands USA Inc.	Delaware (USA)
StonCor Africa Educational Trust	South Africa
StonCor Africa Proprietary Limited	South Africa
Stoncor Benelux B.V.	Netherlands
StonCor Corrosion Specialists Group Ltda.	Brazil
StonCor Denmark ApS	Denmark
StonCor Deutschland GmbH	Germany
StonCor España, S.L.U.	Spain
StonCor Group Holdings Proprietary Limited	South Africa
StonCor Group, Inc.	Delaware (USA)
StonCor Group SA Proprietary Limited	South Africa
StonCor Ireland Limited	Ireland
StonCor Middle East LLC (49% JV)	United Arab Emirates
Stoncor Middle East Trading W.L.L. (49% JV)	Qatar
StonCor Namibia (Proprietary) Limited	Namibia
StonCor Peru S.A.C.	Peru
STONCOR POLAND sp. zo.o.	Poland
StonCor South Cone S.A.	Argentina
Stonhard de Costa Rica S.A.	Costa Rica
Stonhard Europe SRL	Belgium
Stonhard Nederland B.V.	Netherlands
Stonhard Portugal, Unipessoal Lda.	Portugal
Stonhard SAS	France

Stonhard Sweden AB	Sweden
Structural Science Composites Limited	England & Wales
TCI, Inc.	Georgia (USA)
TCI Powder Coatings de Mexico, S.A. de C.V.	Mexico
T.M.P. – CONVERT SAS	France
Tor Coatings Limited	England & Wales
Toxement S.A.S.	Colombia
Tremco Asia Pacific Pty Limited	Australia
Tremco Barrier Solutions, Inc.	Delaware (USA)
Tremco CPG Asia Pacific Pte. Ltd.	Singapore
Tremco CPG Australia Pty Ltd	Australia
Tremco CPG Belgium NV	Belgium
Tremco CPG Denmark A/S	Denmark
Tremco CPG Finland Oy	Finland
Tremco CPG France SAS	France
Tremco CPG Germany GmbH	Germany
Tremco CPG Hong Kong Limited	Hong Kong
Tremco CPG Iberia, S.L.U.	Spain
Tremco CPG Inc.	Delaware (USA)
Tremco CPG (India) Private Limited	India
Tremco CPG Italy S.r.l.	Italy
Tremco CPG Korea Co., Ltd.	South Korea
Tremco CPG Malaysia Sdn. Bhd.	Malaysia
Tremco CPG Manufacturing Corp.	Delaware (USA)
Tremco CPG Netherlands B.V.	Netherlands
Tremco CPG Norway AS (Being Merged)	Norway
Tremco CPG Poland sp. zo.o.	Poland
Tremco CPG Schweiz AG	Switzerland
Tremco CPG s.r.o.	Czech Republic
Tremco CPG Structurecare Services Limited	England & Wales
Tremco CPG Sweden AB	Sweden
Tremco CPG (Thailand) Co., Ltd.	Thailand
Tremco CPG Turkey Diș Ticaret A.S.	Turkey
Tremco CPG UK Limited	England & Wales
Tremco Holdings, Inc.	Delaware (USA)
tremco illbruck Austria GmbH	Austria
tremco illbruck Group GmbH (Being merged)	Germany
Tremco illbruck kft	Hungary
Tremco illbruck L.L.C. (49% JV) (In liquidation)	United Arab Emirates
Tremco illbruck Production SAS	France
Tremco Incorporated	Ohio (USA)
Tremco Rising Stars (non-profit)	Ohio (USA)
Tremco Roofing & Facility Services Private Limited	India
United Construction Products, LLC	Colorado (USA)
Universal Sealants (U.K.) Limited	England & Wales
Vandex Isoliermittel-Gesellschaft m.b.H	Germany
VEDA Espaňa Latino América, S.L.U. (In liquidation)	Spain
Viapol Ltda.	Brazil
Vintiquities Limited	England & Wales
Watco GmbH	Germany
Watco S.à r.l.	France
Watco UK Limited	England & Wales
Weatherproofing Technologies Canada, Inc.	Canada

Weatherproofing Technologies, Inc.	Delaware (USA)
WINCO TECHNOLOGIES SAS (Being merged)	France
Wood Repair Products, Inc. (Being merged)	California (USA)
Zinsser Holdings, LLC	Delaware (USA)

EXHIBIT F

EXHIBIT 8.3.3

QUARTERLY COMPLIANCE CERTIFICATE

This certificate is delivered pursuant to Section 8.3.3 of that certain Credit Agreement dated as of October 31, 2018 (as amended, the "Credit Agreement") by and among RPM INTERNATIONAL INC., a Delaware corporation (the "Company"), the other Borrowers now or hereafter party thereto, the Lenders now or hereafter party thereto (the "Lenders"), and PNC Bank, National Association, as Administrative Agent for the Lenders (the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned officer, ______________________, the ___________ [Chief executive officer, president, chief financial officer, chief operating officer, or treasurer] of the Company, in such capacity does hereby certify on behalf of the Company and other Borrowers as of the quarter/year ended _________________, 20___ (the "Report Date"), as follows:1

1. Maximum Leverage Ratio (Section 8.2.8). As of the Report Date, the ratio of (i) consolidated total Indebtedness of the Company and its Consolidated Subsidiaries minus all Unencumbered Cash, to (ii) EBITDA, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, is _________________ [insert ratio from Item (1)(C) below] (Net Leverage Ratio), which is less than 3.75 to 1.00.2

The calculations for the Net Leverage Ratio (with dollar amounts in thousands) are as follows:

consolidated Indebtedness of the Company and its Consolidated Subsidiaries, as of the Report Date, calculated as follows (without duplication):	--

indebtedness for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services, other than accounts payable incurred in the ordinary course of business

$_____________

obligations in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of the Company and its Consolidated Subsidiaries (whether or not such obligations are contingent)

$_____________
Capital Lease Obligations	$_____________

indebtedness of others of the type described in clauses (1)(A)(i), (ii) or (iii), above, secured by a Lien on the property of such Person, whether or not the respective obligation so secured has been assumed by such Person

$_____________

1 See Credit Agreement for full provisions relating to all financial covenants.

2 Subject to the terms and conditions of the Credit Agreement, during an Increased Net Leverage Ratio Period (as defined in Section 8.2.8 of the Credit Agreement) or Increased Net Leverage Ratio Period Due to Material Acquisition (as defined in Section 8.2.8 of the Credit Agreement), the maximum Net Leverage Ratio shall increase to 4.25 to 1.00.

Guaranties of such Person of indebtedness of others of the type described in clauses (1)(A) (i), (ii) or (iii), above	$_____________
the sum of Items (1)(A)(i) through (1)(A)(v) equals the consolidated Indebtedness of the Company and its Consolidated Subsidiaries	$_____________
Unencumbered Cash	$_____________
Item (1)(A)(vi) above minus Item (1)(A)(vii) above	$_____________
EBITDA for the Company and its Consolidated Subsidiaries is calculated as follows:	--

net income of the Company and its Consolidated Subsidiaries for such period (calculated before provision for income taxes, Interest Expense, extraordinary items, non-recurring gains or losses in connection with asset dispositions, income (loss) attributable to equity in affiliates, amounts attributable to depreciation and amortization)

$_____________

non-recurring fees and expenses related to the acquisition of all or substantially all of the assets or capital stock (including by merger or amalgamation) of another Person (or, in the case of assets, of a business unit of a Person) or to any dispositions, investments and debt or equity issuances (whether or not successful) during such period, not to exceed $25,000,000 in the aggregate for such period of four consecutive fiscal quarters

$_____________

costs, charges, expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions and other restructuring or integration costs, not to exceed in the aggregate 12.5% of EBITDA for such period

$_____________
non-cash charges incurred in such period	$_____________

professional service expenses related to the Map 2020 and/or Map 2025 Program in an amount not in excess of the amount of such expenses paid or accrued prior to the Fourth Amendment Effective Date plus up to $50,000,000 of additional expenses incurred after the Fourth Amendment Effective Date

$_____________
expenses related to the refinancing of the credit facilities of the Borrowers pursuant to the Credit Agreement and future amendments of the Credit Agreement,	$_____________
the sum of Items 2(A)(i) through 2(A)(vi)	$_____________
non-cash gains for such period	$_____________

pro forma adjustment to EBITDA, if any, if during such period the Company or any Subsidiary shall have made an acquisition or a disposition on or after the Closing Date, after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition, as the case may be, occurred on the first day of such period

$_____________
the sum of Item 2(A)(vii) minus Item 2(A)(viii) equals EBITDA plus or minus any adjustment required pursuant to 2(A)(ix)	$_____________
Item (1)(A)(viii) divided by Item (1)(B)(x) equals the Net Leverage Ratio	______ to 1.00

2. [Reserved].

3. Representations, Warranties and Covenants. All representations and warranties of the Borrowers under Article 6 are true and correct in all respects (in the case of any representation or warranty containing a materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualifications) (except representations and warranties which expressly relate to an earlier date or time, which representations or warranties are true and correct on and as of the specific dates or times referred to therein).

4. Event of Default or Potential Default. No Event of Default or Potential Default exists as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

signature page - QUARTERLY COMPLIANCE CERTIFICATE

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ____ day of ______, 20__.

COMPANY (ON BEHALF OF BORROWERS):
RPM INTERNATIONAL INC., a Delaware corporation By: ____________________________________ Name: __________________________________ Title: ___________________________________

4

Execution Version

Deal CUSIP: 74968VAA4

Facility CUSIP: 74968VAB2

Exhibit A – Seventh Amendment to Credit Agreement

***COMPOSITE***

$1,350,000,000 REVOLVING CREDIT FACILITY
CREDIT AGREEMENT

by and among

RPM INTERNATIONAL INC.

RPM ENTERPRISES, INC.

RPM EUROPE UK LIMITED

RPM EUROPE HOLDCO B.V.

RPM CANADA

TREMCO ASIA PACIFIC PTY. LIMITED

RPM EUROPE FINANCE DESIGNATED ACTIVITY COMPANY
RPM Canada Finance Company ULC

RPM Holdco Corp.

and

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

BANK OF AMERICA, N.A., and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents

and

bmo bank n.a., keybank national association, MUFG BANK, LTD., u.s. bank national association, and FIRST NATIONAL BANK OF PENNSYLVANIA, as Co-Documentation Agents

and

PNC CAPITAL MARKETS LLC,
bofa securities, inc.,
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers

Dated as of October 31, 2018

5

as amended by:

First Amendment to Credit Agreement dated as of April 30, 2020 and Joinder dated as of April 23, 2021 and Deed of Merger
Second Amendment to Credit Agreement dated as of December 16, 2021
Third Amendment to Credit Agreement dated as of December 30, 2021
Fourth Amendment to Credit Agreement dated as of August 1, 2022
Fifth Amendment to Credit Agreement dated as of December 19, 2022, to be effective as of August 1, 2022
Sixth Amendment to Credit Agreement dated as of June 27, 2024
Seventh Amendment to Credit Agreement dated as of February 27, 2026

6

TABLE OF CONTENTS

Page

1.	CERTAIN DEFINITIONS	2
1.1	Certain Definitions	2
1.2	Construction	40
1.3	Accounting Principles; Changes in GAAP	41
1.4	Benchmark Replacement Notification; Rates	42
1.5	Exchange Rates; Currency Equivalents	42
2.	REVOLVING CREDIT AND SWING LOAN FACILITIES	43
2.1	Revolving Credit Commitments.	43
2.2	Nature of Lenders' Obligations with Respect to Revolving Credit Loans	46
2.3	Facility Fee	46
2.4	Revolving Credit Loan Requests; Swing Loan Requests.	46
2.5	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.	48
2.6	Notes	50
2.7	Use of Proceeds	50
2.8	Letter of Credit Subfacility.	50
2.9	Utilization of Commitments in Optional Currencies.	58
2.10	Provisions Applicable to All Loans.	59
2.11	Defaulting Lenders	59
2.12	Extension of Commitment Expiration Date.	61
3.	RESERVED	63
4.	INTEREST RATES	63
4.1	Interest Rate Options	63
4.2	Interest Periods	65
4.3	Interest After Default	65
4.4	Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality; Benchmark Replacement Setting.	66
4.5	Selection of Interest Rate Options	70
4.6	Interest Act (Canada) Disclosure	70
4.7	Canadian Usury Provision	70
4.8	Minimum Interest Clause for Swiss Borrowers	71

i

5.	PAYMENTS	71
5.1	Payments	71
5.2	Pro Rata Treatment of Lenders	72
5.3	Sharing of Payments by Lenders	72
5.4	Presumptions by Administrative Agent	73
5.5	Interest Payment Dates	73
5.6	Voluntary Prepayments.	74
5.7	Mandatory Prepayments; Cash Collateralization.	76
5.8	Increased Costs.	77
5.9	Taxes.	79
5.10	Indemnity	83
5.11	Settlement Date Procedures	84
5.12	Currency Conversion Procedures for Judgments	84
5.13	Indemnity in Certain Events	84
6.	REPRESENTATIONS AND WARRANTIES	84
6.1	Representations and Warranties	84
7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT	89
7.1	First Loans and Letters of Credit.	89
7.2	Each Loan or Letter of Credit	91
8.	COVENANTS	91
8.1	Affirmative Covenants.	91
8.2	Negative Covenants.	94
8.3	Reporting Requirements	96
9.	DEFAULT	98
9.1	Events of Default	98
9.2	Consequences of Event of Default.	100
10.	THE ADMINISTRATIVE AGENT	102
10.1	Appointment and Authority	102
10.2	Rights as a Lender	102
10.3	Exculpatory Provisions	102
10.4	Reliance by Administrative Agent	103
10.5	Delegation of Duties	104
10.6	Resignation of Administrative Agent	104
10.7	Removal of Administrative Agent	105

10.8	Non-Reliance on Administrative Agent and Other Lenders	105
10.9	No Other Duties, etc.	105
10.10	[Reserved].	105
10.11	Administrative Agent's Fee	105
10.12	No Reliance on Administrative Agent's Customer Identification Program	105
10.13	Erroneous Payments.	106
11.	GUARANTY	108
11.1	Guaranty by the Company	108
11.2	Additional Undertaking	108
11.3	Guaranty Unconditional	109
11.4	Company Obligations to Remain in Effect; Restoration	110
11.5	Waiver of Acceptance, etc.	110
11.6	Subrogation	110
11.7	Effect of Stay	110
12.	MISCELLANEOUS	110
12.1	Modifications, Amendments or Waivers	110
12.2	No Implied Waivers; Cumulative Remedies	111
12.3	Expenses; Indemnity; Damage Waiver.	112
12.4	Holidays	114
12.5	Notices; Effectiveness; Electronic Communication.	114
12.6	Severability	115
12.7	Duration; Survival	115
12.8	Successors and Assigns.	116
12.9	Confidentiality.	120
12.10	Counterparts; Integration; Effectiveness.	121
12.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.	122
12.12	USA PATRIOT Act Notice	123
12.13	Borrower Agent	123
12.14	Foreign Borrowers.	123
12.15	Joinder of Borrowers; Release of Borrowers.	124
12.16	No Fiduciary or Agency Relationship	125
12.17	Certain ERISA Matters.	125
12.18	Acknowledgement and Consent to Bail-in of Affected Financial Institutions	126

12.19	Acknowledgement Regarding Any Supported QFCs.	127

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A) - PRICING GRID

SCHEDULE 1.1(B) - COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

SCHEDULE 1.1(C) PERMITTED LIENS

SCHEDULE 2.8.1 - EXISTING LETTERS OF CREDIT

SCHEDULE 6.1.2 - SUBSIDIARIES

EXHIBITS

EXHIBIT 1.1(A) - ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT 1.1(B) - BORROWER JOINDER AND ASSUMPTION AGREEMENT

EXHIBIT 1.1(L) - LENDER JOINDER AND ASSUMPTION AGREEMENT

EXHIBIT 1.1(N)(1) - REVOLVING CREDIT NOTE

EXHIBIT 1.1(N)(2) - SWING LOAN NOTE

EXHIBIT 2.4.1 - LOAN REQUEST

EXHIBIT 2.4.2 - SWING LOAN REQUEST

EXHIBIT 8.3.3 - QUARTERLY COMPLIANCE CERTIFICATE

5

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (as hereafter amended, the "Agreement") is dated as of October 31, 2018 and is made by and among RPM INTERNATIONAL INC., a Delaware corporation (together with its successors and assigns, to the extent permitted under this Agreement, the "Company"), RPM ENTERPRISES, INC., a Delaware corporation (together with its successors and assigns, to the extent permitted under this Agreement, "Enterprises"), RPM EUROPE UK LIMITED, a limited company incorporated under the laws of England and Wales (together with its successors and assigns, to the extent permitted under this Agreement, "RPM-UK"), RPM EUROPE HOLDCO B.V., a private company with limited liability formed under the laws of the Netherlands (together with its successors and assigns, to the extent permitted under this Agreement, "RPM-Europe"), RPM CANADA, a general partnership registered under the laws of the Province of Ontario (together with its successors and assigns, to the extent permitted under this Agreement, "RPM Canada"), TREMCO ASIA PACIFIC PTY. LIMITED, a corporation incorporated under the laws of the Commonwealth of Australia (together with its successors and assigns, to the extent permitted under this Agreement, "Tremco"), RPM EUROPE FINANCE DESIGNATED ACTIVITY COMPANY, an Irish Designated Activity Company Limited by Shares (together with its successors and assigns, to the extent permitted under this Agreement, "RPM Europe Finance"), RPM Canada Finance Company ULC, an unlimited liability company organized under the laws of the Province of Alberta (together with its successors and assigns, to the extent permitted under this Agreement, "RPM Canada Finance"), RPM HOLDCO CORP., a Delaware corporation ("RPM Holdco"), and the other Domestic Borrowers and Foreign Borrowers from time to time a party hereto (each of the foregoing referred to herein as a "Borrower" and collectively referred to as the "Borrowers"), the LENDERS (as hereinafter defined) from time to time a party hereto, PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the "Administrative Agent"), PNC CAPITAL MARKETS LLC, as a joint lead arranger, BOFA SECURITIES, INC., as a joint lead arranger, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a joint lead arranger, BANK OF AMERICA, N.A., as a co-syndication agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a co-syndication agent, BMO BANK N.A., as a co-documentation agent, KEYBANK NATIONAL ASSOCIATION, as a co-documentation agent, MUFG BANK, LTD., as a co-documentation agent, U.S. BANK NATIONAL ASSOCIATION, as a co-documentation agent, and FIRST NATIONAL BANK OF PENNSYLVANIA, as a co-documentation agent.

The Borrowers, certain of the Lenders, and PNC, as administrative agent for such Lenders, are parties to that certain Credit Agreement dated as of December 5, 2014 (the "Existing Credit Agreement") pursuant to which such Lenders made available to the Borrowers a revolving credit facility in the amount of $800,000,000.

The Borrowers have requested the Lenders to provide a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $1,300,000,000, as increased to an aggregate principal amount not to exceed $1,350,000,000 pursuant to the Fourth Amendment. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

17. CERTAIN DEFINITIONS

(a) Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Acceptable Insurer shall mean an insurance company that (i) is a Captive Insurance Company, (ii) has an A.M. Best rating of "A-" or better and being in a financial size category of X or larger (as such category is defined as of the date hereof) or (iii) is otherwise acceptable to the Required Lenders.

Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent hereunder.

Administrative Agent's Fee shall have the meaning specified in Section 10.11 [Administrative Agent's Fee].

Administrative Agent's Letter shall have the meaning specified in Section 10.11 [Administrative Agent's Fee].

Affected Financial Institution means (a) any EEA Financial Institution or (b) any UK Financial Institution.

Affiliate as to any Person shall mean any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Anti-Corruption Laws means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which any Borrower or any of its Subsidiaries is located or doing business.

Anti-Money Laundering Laws means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, each as amended; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017 and the Terrorist Asset-Freezing Act 2010, each as amended; and (c) any other applicable Law relating to anti-money laundering and countering the financing of terrorism and related financial record keeping and reporting requirements in any jurisdiction in which any Borrower or any of its Subsidiaries is located or doing business.

Applicable Facility Fee Rate shall mean the percentage rate per annum based on the then in effect Debt Rating and corresponding Tier according to the pricing grid on Schedule 1.1(A) below the heading "Facility Fee."

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the then in effect Debt Rating and corresponding Tier according to the pricing grid on Schedule 1.1(A) below the heading "Standby Letter of Credit Fee" or "Commercial Letter of Credit Fee", as applicable.

Applicable Margin shall mean, as applicable:

(A) the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Debt Rating then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Base Rate Loan Spread",

(B) the percentage spread to be added to Daily Simple RFR applicable to Revolving Credit Loans under the Daily Simple RFR Option based on the Debt Rating then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Daily Simple RFR Loan Spread", or

(C) the percentage spread to be added to the Term SOFR Rate, Term RFR or Eurocurrency Rate applicable to Revolving Credit Loans under the Term Rate Loan Option based on the Debt Rating then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Term Rate Loan Spread".

Any change to the Debt Rating of the Company will immediately change the Applicable Margin as set forth above, effective on the date of such change in the Debt Rating.

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Arrangers shall collectively mean PNC Capital Markets LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC.

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 12.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

Australian Dollars means the lawful currency of Australia.

Authorized Officer shall mean, with respect to any Borrower or the Company, as applicable, the Chief Executive Officer, President, Chief Financial Officer, Controller, Treasurer or Assistant Treasurer of such Borrower or such other individuals, designated by written notice to the Administrative Agent from such Borrower, authorized to execute notices, reports and other documents on behalf of such Borrower required hereunder. The Borrowers may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent. Any notice, report or document delivered hereunder that is signed or delivered by an Authorized Officer of a Borrower shall be conclusively presumed to have been duly authorized by all necessary action on the part of such Borrower, and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Borrower.

Available Currencies shall mean, at any time, Dollars and all Optional Currencies at such time; individually, an "Available Currency".

Available Tenor shall mean, as of any date of determination and with respect to the then-current Benchmark for any Available Currency, as applicable, if such Benchmark for such Available Currency is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of "Interest Period" pursuant to Section 4.4.5(d).

Bail-In Action means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Overnight Bank Funding Rate, plus fifty basis points (0.5%), and (b) the Prime Rate, and (c) the Daily Simple SOFR, plus one hundred basis points (1.0%) so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 4.4.1 [Unascertainable; Increased Costs; Deposits Not Available] or Section 4.4.2 [Illegality], to the extent any such determination affects the calculation of Base Rate, the definition hereof shall be calculated without reference to clause (c) until the circumstances giving rise to such event no longer exist.

Base Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i)(a) [Revolving Credit Base Rate Option].

Benchmark shall mean, initially, with respect to Obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to, (a) Dollars, SOFR and the Term SOFR Rate, (b) Euros, Sterling, Swiss Francs or Yen, the Daily Simple RFR, (c) Canadian Dollars, the Term RFR, or (d) Australian Dollars, Norwegian Krone, Swedish Krona, or New Zealand Dollars, the Eurocurrency Rate applicable for such Available Currency; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.4.5 [Benchmark Replacement Settings].

Benchmark Replacement shall mean, with respect to any Benchmark Transition Event, the first applicable alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) Where the Benchmark is the Term SOFR Rate, Daily Simple SOFR; and

(2) [Intentionally Omitted]; and

(3) Where the Benchmark is the Term CORRA Reference Rate, the Daily Simple RFR for Canadian Dollars (CORRA); and

(4) the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities denominated in the applicable Available Currency at such time and (B) the related Benchmark Replacement Adjustment;

provided, that if the Benchmark Replacement as determined pursuant to the foregoing would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

Benchmark Replacement Adjustment shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Available Currency at such time.

Benchmark Replacement Date shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark for any Available Currency:

(1) in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of "Benchmark Transition Event," the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

Benchmark Transition Event shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark for any Available Currency:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Available Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

Benchmark Unavailability Period shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for any Available Currency for all purposes hereunder and under any Loan Document in accordance with Section 4.4.5 [Benchmark Replacement Setting] and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for such Available Currency for all purposes hereunder and under any Loan Document in accordance with Section 4.4.5 [Benchmark Replacement Setting].

Beneficial Owner shall mean each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of a Foreign Borrower's equity ownership interests; and (b) a single individual with significant responsibility to control, manage, or direct a Foreign Borrower.

Beneficial Ownership Regulation shall mean 31 C.F.R. § 1010.230.

Benefited Creditors shall mean, with respect to the Company's obligations pursuant to Section 11 [Guaranty], collectively, the Administrative Agent, the Lenders, the Issuing Lender and the Swing Loan Lender, and the respective successors and assigns of each of the foregoing.

Benefit Plan shall mean any of (a) an "employee benefit plan" (as defined in ERISA) that is subject to Title I of ERISA, (b) a "plan" as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such "employee benefit plan" or "plan".

Borrower Joinder shall mean a joinder by a Person as a Borrower under this Agreement and the other Loan Documents in substantially the form of Exhibit 1.1(B).

Borrowers shall mean the Company, Enterprises, RPM-UK, RPM-Europe, RPM Canada, Tremco, RPM Europe Finance, RPM Canada Finance, RPM Holdco, and any other Foreign Borrowers and Domestic Borrowers (and the successors and assigns of each of the foregoing to the extent permitted under this Agreement).

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans as the context may require, consisting of simultaneous loans of the same Type in the same Available Currency, and in the case of Term Rate Loans, having the same Interest Period. For the avoidance of doubt,

Daily Rate Loans of the same Type and Available Currency shall be considered one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania (or, if otherwise, the lending office of the Administrative Agent); provided that for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to any (i) Term SOFR Rate Loan, the term "Business Day" means any such day that is also a U.S. Government Securities Business Day, (ii) Eurocurrency Rate Loan, the term “Business Day” means any such day that is also a Eurocurrency Banking Day, (iii) RFR Loan, the term "Business Day" means any such day that is also an RFR Business Day, and (iv) Term RFR Loan, the term "Business Day" means any such day that is also a Term RFR Business Day.

Canadian Borrower shall mean any Borrower incorporated or otherwise organized under the laws of Canada or any province or territory thereof.

Canadian Dollars means the lawful currency of Canada.

Canadian Banking Day means a day on which chartered banks are open for over-the-counter business in Toronto, Ontario, and excludes Saturday, Sunday and any other day which is a statutory holiday in Toronto, Ontario.

Capital Lease Obligations shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (subject to Section 1.3 [Accounting Principles; Changes in GAAP]).

Captive Insurance Company shall mean any of First Continental Services Company or RSIF International Limited, each of which are wholly-owned (directly or indirectly) Subsidiaries of the Company, or any other captive insurance company that is a wholly-owned (directly or indirectly) Consolidated Subsidiary of the Company.

Cash Collateralize shall mean to pledge and deposit with or deliver to Administrative Agent, for the benefit of each Issuing Lender and the Lenders, as collateral for the Letter of Credit Obligations, cash or deposit account balances pursuant to documentation satisfactory to Administrative Agent and each Issuing Lender (which documents are hereby consented to by the Lenders). Such cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent.

Cash Equivalents shall mean, at any time, any of the following investments: (i) indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), (ii) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000, (iii) commercial paper with a maturity of 270 days or less issued by a corporation (except an Affiliate of the Borrowers) organized under the laws of any state of the United States or the District of Columbia and rated at least A 1 by Standard & Poor's or at least P 1 by Moody's Investors Services, Inc., (iv) repurchase agreements with institutions described in clause (ii) with respect to investments described in clause (i), (v) money market mutual funds or cash management trusts rated in the highest rating by Standard & Poor's or Moody's Investors Services, Inc. (and not rated other than in the highest rating by Standard & Poor's or Moody's Investors Services, Inc.) or investing solely in investments described in clauses (i) through (iv) above and (vi) in the case of foreign Subsidiaries, investments made locally of a type comparable to those described in clause (i) through (v) of this definition.

Cash Management Agreements shall have the meaning specified in Section 2.5.6 [Swing Loans under Cash Management Agreements].

CERCLA shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder.

Certificate of Beneficial Ownership shall mean a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by Administrative Agent from time to time in its sole discretion) regarding beneficial ownership required by the Beneficial Ownership Regulation and certifying, among other things, the Beneficial Owners of the Foreign Borrowers.

Change in Law shall mean the occurrence, after the Seventh Amendment Effective Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

CIP Regulations shall have the meaning specified in Section 10.12 [No Reliance on Administrative Agent's Customer Identification Program].

Closing Date shall mean October 31, 2018.

Co-Documentation Agent shall mean BMO Bank N.A., KeyBank National Association, MUFG Bank, Ltd., U.S. Bank National Association and First National Bank of Pennsylvania.

Co-Syndication Agents shall collectively mean Bank of America, N.A. and Wells Fargo Bank, National Association.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Commercial Letter of Credit shall mean a commercial letter of credit issued in respect of the purchase of goods or services in the ordinary course of business.

Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.

Compliance Authority means (a) any Official Body of the United States (including the U.S. Department of the Treasury, OFAC, and the U.S. Department of State), the European Union, the United Kingdom, or Canada; (b) the United Nations Security Council; and (c) any other Official Body with jurisdiction over the parties to this Agreement.

Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Company].

Conforming Changes means, with respect to the Term SOFR Rate, Daily Simple SOFR, Daily Simple RFR, Term RFR, Eurocurrency Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Business Day," the definition of "Interest Period," the definition of "U.S. Government Securities Business Day," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate, Daily Simple SOFR, Daily Simple RFR, Term RFR, Eurocurrency Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate, Daily Simple SOFR, Daily Simple RFR, Term RFR, Eurocurrency Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated Subsidiaries shall mean the Subsidiaries of the Company.

CORRA means a rate equal to the Canadian Overnight Repo Rate Average as administered by the CORRA Administrator.

CORRA Administrator means the Bank of Canada (or any successor administrator of the Canadian Overnight Repo Rate Average).

CORRA Administrator’s Website means the Bank of Canada’s website, at https://www.bankofcanada.ca, or any successor source for the Canadian Overnight Repo Rate Average identified as such by the CORRA Administrator from time to time.

Covered Entity means (a) any Borrower and each of such Borrower’s Subsidiaries; and (b) each Person that, directly or indirectly, controls (as such term is defined by any Compliance Authority) a Person described in clause (a) above.

Covered Party shall have the meaning assigned to it in Section 12.19 [Acknowledgement Regarding Any Supported QFCs].

Daily Rate Loan shall mean a Loan that bears interest at a rate based on the (i) Base Rate or (ii) Daily Simple RFR.

Daily Rate Loan Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4.1.1(i) [Daily Rate Option] or Section 4.1.1(iii) [Swing Loans], as applicable.

Daily Simple RFR means, for any day (an "RFR Day"), a rate per annum determined by the Administrative Agent, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to any applicable Daily Simple RFR below by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100 of 1%) (a) the applicable Daily Simple RFR set forth below by (b) a number equal to 1.00 minus the RFR Reserve Percentage:

(a) Sterling, SONIA for the day (such day, adjusted as applicable as set forth herein, the "SONIA Lookback Day") that is two (2) RFR Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website;

(b) Euro, €STR for the day (such day, adjusted as applicable as set forth herein, the "€STR Lookback Day") that is two (2) RFR Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such €STR is published by the €STR Administrator on the €STR Administrator’s Website;

(c) Yen, TONAR for the day (such day, adjusted as applicable as set forth herein, the "TONAR Lookback Day") that is two (2) RFR Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such TONAR is published by the TONAR Administrator on the TONAR Administrator’s Website;

(d) Swiss Franc, SARON for the day (such day, adjusted as applicable as set forth herein, the "SARON Lookback Day") that is two (2) RFR Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such SARON is published by the SARON Administrator on the SARON Administrator’s Website; and

(e) Canadian Dollars, CORRA for the day (such day, adjusted as applicable as set forth herein, the "CORRA Lookback Day") that is two (2) Canadian Banking Days prior to (A) if such RFR Day is a Canadian Banking Day, such RFR Day or (B) if such RFR Day is not a Canadian Banking Day, the Canadian Banking Day immediately preceding such RFR Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s Website;

provided that if the sum of the adjusted rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of the Agreement. The adjusted Daily Simple RFR rate for each outstanding RFR Loan shall be adjusted automatically as of the effective date of any change in the RFR Reserve Percentage. The Administrative Agent shall give prompt notice to the Borrowers of the adjusted Daily Simple RFR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

If by 5:00 pm (local time for the applicable RFR) on the second (2nd) Business Day (or, in the case of CORRA, the second (2nd) Canadian Banking Day) immediately following any Daily Simple RFR Lookback Day, the RFR in respect of such Daily Simple RFR Lookback Day has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement for the applicable Daily Simple RFR has not been instituted in accordance with the provisions of the Agreement, then the RFR for such Daily Simple RFR Lookback Day will be the RFR as published in respect of the first preceding Business Day (or, in the case of CORRA, the first preceding Canadian Banking Day) for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrowers.

Daily Simple RFR Lookback Days means, collectively, SONIA Lookback Day, €STR Lookback Day, TONAR Lookback Day, SARON Lookback Day, and CORRA Lookback Day, and each individually is a Daily Simple RFR Lookback Day.

Daily Simple RFR Option means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4.1.1(i)(b) [Daily Simple RFR Option].

Daily Simple SOFR means, for any day (a "SOFR Rate Day"), the interest rate per annum determined by the Administrative Agent equal to SOFR for the day (the "SOFR Determination Date") that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of "SOFR"; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

Debt Rating shall mean the Company's debt ratings accorded to the Company's senior unsecured long-term debt by Standard & Poor's, Moody's and Fitch, which ratings shall be used to determine the margin set forth on the pricing grid on Schedule 1.1(A). If the Company is split-rated by the rating agencies, then Debt Rating shall mean the highest rating assigned by the aforementioned rating agencies; provided that, in the case that the ratings assigned by the rating agencies differ by two or more rating tiers, then the pricing set forth on Schedule 1.1(A) shall be based upon the tier which is one level below the tier corresponding to the highest rating assigned by the rating agencies. If at any time the debt ratings accorded to the Company's senior unsecured long-term debt is rated by only two of the aforementioned credit rating agencies, then the margin set forth on the pricing grid on Schedule 1.1(A) will be determined by the highest of the ratings except that in the case that the ratings differ by two or more tiers, then the margin set forth on the pricing grid on Schedule 1.1(A) will be based upon the tier one level below the tier corresponding to the higher rating.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent's and the Company's receipt of such certification in form and substance satisfactory to the Administrative Agent and the Company, (d) has become the subject of a Bankruptcy Event, (e) has failed at any time to comply with the provisions of Section 5.3 [Sharing of the Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders, or (f) becomes subject to a Bail-In Action.

As used in this definition and in Section 2.11 [Defaulting Lenders], the term "Bankruptcy Event" means, with respect to any Person, such Person or such Person's direct or indirect parent company being deemed insolvent or becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (f) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrowers, each Issuing Lender, each Swing Loan Lender and each Lender promptly following such a determination.

Delaware LLC shall mean any limited liability company organized or formed under the laws of the State of Delaware.

Delaware LLC Division shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

Disclosure Documents shall mean the Company's annual report on Form 10-K for the fiscal year ended May 31, 2025 and quarterly reports on Form 10-Q for the quarterly periods ended August 31, 2025 and November 30, 2025, in each case as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful currency of the United States of America.

Dollar Equivalent means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an

Optional Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Optional Currency last provided (either by publication or otherwise provided to the Administrative Agent or the Issuing Lender, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates as determined by the Administrative Agent or the Issuing Lender, as applicable, from time to time) on the date that is the applicable Eurocurrency Rate Lookback Day (for amounts relating to Eurocurrency Rate Loans and Letters of Credit denominated in an Optional Currency to which the Eurocurrency Rate would apply), the applicable Daily Simple RFR Lookback Day (for amounts relating to RFR Loans and Letters of Credit denominated in an Optional Currency to which a Daily Simple RFR would apply), the applicable Term RFR Lookback Day (for amounts relating to Term RFR Loans and Letters of Credit denominated in an Optional Currency to which a Term RFR would apply) immediately preceding the date of determination, or otherwise on the date which is two (2) Business Days immediately preceding the date of determination or otherwise with respect to Loans to which any other Interest Rate Option applies, the lookback date applicable thereto (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the Issuing Lender, as applicable using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the Issuing Lender, as applicable, using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent or the Issuing Lender pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.

Domestic Borrowers shall mean the Borrowers which are organized under the laws of the United States of America, any State thereof or the District of Columbia.

Drawing Date shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].

EBITDA shall mean for any period of four consecutive fiscal quarters, determined on a consolidated basis for the Company and its Consolidated Subsidiaries, (i) the sum of: (A) net income of the Company and its Consolidated Subsidiaries (calculated before provision for income taxes, Interest Expense, extraordinary items, non-recurring gains or losses in connection with asset dispositions, income (loss) attributable to equity in affiliates, all amounts attributable to depreciation and amortization) for such period, (B) non-recurring fees and expenses related to the acquisition of all or substantially all of the assets or capital stock (including by merger or amalgamation) of another Person (or, in the case of assets, of a business unit of a Person) or to any dispositions, investments and debt or equity issuances (whether or not successful) during such period, not to exceed $25,000,000 in the aggregate for such period of four consecutive fiscal quarters, (C) costs, charges, expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions and other restructuring or integration costs, not to exceed in the aggregate 12.5% of EBITDA for such period, (D) non-cash charges incurred in such period, (E) professional service expenses related to the Map 2020 and/or Map 2025 Program in an amount not in excess of the amount of such expenses paid or accrued prior to the Fourth Amendment Effective Date plus up to $50,000,000 of additional expenses incurred after the Fourth Amendment Effective Date, and (F) expenses related to the refinancing of the credit facilities of the Borrowers pursuant to this Agreement and future amendments of this Agreement, minus (ii) non-cash gains for such period. For the purpose of calculating EBITDA for any period, if during such period the Company or any Subsidiary shall have made an acquisition or a disposition on or after the Closing Date, EBITDA for such period shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition, as the case may be, occurred on the first day of such period.

EEA Financial Institution shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.

Environmental Liabilities shall mean all liabilities in connection with or relating to the business, assets, presently or previously owned or leased property, activities (including, without limitation, off-site disposal) or operations of the Company and each Consolidated Subsidiary, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Event shall mean (a) with respect to a Pension Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by any Borrower or any member of the ERISA Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under

Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any member of the ERISA Group from a Multiemployer Plan, notification that a Multiemployer Plan is in reorganization, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any member of the ERISA Group.

ERISA Group shall mean, at any time, the Borrowers and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrowers, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

Erroneous Payment has the meaning assigned to it in Section 10.13(a).

Erroneous Payment Deficiency Assignment has the meaning assigned to it in Section 10.13(d).

Erroneous Payment Impacted Class has the meaning assigned to it in Section 10.13(d).

Erroneous Payment Return Deficiency has the meaning assigned to it in Section 10.13(d).

Erroneous Payment Subrogation Rights has the meaning assigned to it in Section 10.13(d).

€STR means a rate equal to the Euro Short Term Rate as administered by the €STR Administrator.

€STR Administrator means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

€STR Administrator’s Website means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the €STR Administrator from time to time.

EU Bail-In Legislation Schedule means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Euro shall refer to the lawful currency of the Participating Member States.

Eurocurrency Banking Day means any day which is, as applicable, for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to (i) [reserved]; (ii) Australian Dollars, any day on which banks are open for business in Australia; (iii) New Zealand Dollars, any day on which banks are open for business in New Zealand, (iv) Swedish Krona, any day on which banks are open for business in Sweden, and (v) Norwegian Krone, any day on which banks are open for business in Norway.

Eurocurrency Rate means, with respect to any Eurocurrency Rate Borrowing for any Interest Period, an interest rate per annum determined by Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100 of 1%)(a) the applicable Eurocurrency Rate below for such Interest Period by (b) a number equal to 1.00 minus the Eurocurrency Reserve Percentage:

(a) [reserved];

(b) denominated in Australian Dollars, the rate per annum equal to the Australian Bank Bill Swap Bid Rate or the successor thereto as approved by the Administrative Agent as published by Bloomberg (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) for the applicable Interest Period, rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1% per annum at approximately 10:00 a.m. (Sydney, Australia time), two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period, as the rate for deposits in Australian Dollars with a maturity comparable to such Interest Period; provided, that if by such time the Australian Bank Bill Swap Bid Rate in respect of such day has not been so published, or such day is not a Business Day, then the Australian Bank Bill Swap Bid Rate for such day will be the Australian Bank Bill Swap Bid Rate as published in respect of the first preceding Business Day for which such Australian Bank Bill Swap Bid Rate was published thereon; provided further that any Australian Bank Bill Swap Bid Rate so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Eurocurrency Rate for no more than three (3) consecutive Business Days (any such day, collectively, the "Australian Rate Lookback Day");

(c) denominated in New Zealand Dollars, the rate per annum equal to the NZFMA Bank Bill Reference Rate or the successor thereto as approved by the Administrative Agent as published by Bloomberg (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time), rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1% per annum at approximately 10:00 a.m. (Auckland, New Zealand time), two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period (such day, the "New Zealand Rate Lookback Day"), as the rate for deposits in New Zealand Dollars with a maturity comparable to such Interest Period; provided, that if by such time the NZFMA Bank Bill Reference Rate in respect of such day has not been so published, or such day is not a Business Day, then the NZFMA Bank Bill Reference Rate for such day will be the NZFMA Bank Bill Reference Rate as published in respect of the first preceding Business Day for which such NZFMA Bank Bill Reference Rate was published thereon; provided further that any NZFMA Bank Bill Reference Rate so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Eurocurrency Rate for no more than three (3) consecutive Business Days (any such day, collectively, the "New Zealand Rate Lookback Day");

(d) denominated in Norwegian Krone (NOK), the rate per annum equal to the Norwegian Interbank Offered Rate (NIBOR) or the successor thereto as approved by the Administrative Agent which appears on the Bloomberg Page BTMM NO (or on such other substitute Bloomberg page that displays such rate) (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) rounded upwards, to the nearest 1/100th of one percent (1%) per annum, at approximately 11:00 a.m. (Oslo, Norway time), two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period, as the rate for deposits in Norwegian Krone with a maturity comparable to such Interest Period; provided, that if by such time NIBOR in respect of such day has not been so published, or such day is not a Business Day, then NIBOR for such day will be NIBOR as published in respect of the first preceding Business Day for which such rate was published thereon; provided further that NIBOR so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Eurocurrency Rate for no more than three (3) consecutive Business Days (any such day, collectively, the "NIBOR Lookback Day");

(e) denominated in Swedish Krona, the rate per annum equal to the Stockholm Interbank Offered Rate (STIBOR) or the successor thereto as approved by the Administrative Agent which appears on the Bloomberg Page BTMM SW (or on such other substitute Bloomberg page that displays such rate) (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) rounded upwards, to the nearest 1/100th of one percent (1%) per annum, at approximately 11:00 a.m. (Stockholm, Sweden time), two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period, as the rate for deposits in Swedish Krona with a maturity comparable to such Interest Period; provided, that if by such time STIBOR in respect of such day has not been so published, or such day is not a Business Day, then STIBOR for such day will be STIBOR as published in respect of the first preceding Business Day for which such rate was published thereon; provided further that STIBOR so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Eurocurrency Rate for no more than three (3) consecutive Business Days (any such day, collectively, the "STIBOR Lookback Day");

provided that if the adjusted Eurocurrency Rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. The Eurocurrency Rate for any Loans shall be based upon the Eurocurrency Rate for the Available Currency in which such Loans are requested. The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage. The Administrative Agent shall give prompt notice to the Borrowers of the Eurocurrency Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

Eurocurrency Rate Lookback Days means, collectively, Australian Rate Lookback Day, New Zealand Rate Lookback Day, NIBOR Lookback Day and STIBOR Lookback Day and each such day is a "Eurocurrency Rate Lookback Day".

Eurocurrency Rate Borrowing means, as to any Borrowing Tranche, a Eurocurrency Rate Loan comprising such Borrowing Tranche.

Eurocurrency Rate Loan means a Loan that bears interest at a rate based on the Eurocurrency Rate.

Eurocurrency Rate Option means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4.1.1(ii)(c) [Revolving Credit Eurocurrency Rate Option].

Eurocurrency Reserve Percentage means, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans.

Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an "Event of Default."

Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 5.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient's failure to comply with Section 5.9.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA, (except to the extent imposed due to the failure of the Borrowers to provide documentation or information to the IRS).

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Existing Credit Agreement shall have the meaning specified in the recitals to this Agreement.

Expiration Date shall mean, with respect to the Revolving Credit Commitments, the earlier of February 27, 2031, or the date the Revolving Credit Commitments are terminated or accelerated hereunder.

Facility Fee shall mean the fees referred to in Section 2.3 [Facility Fee].

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%, with .005% being rounded up) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced. If the Federal Funds Effective Rate as determined above would be less than the Floor, then the Federal Funds Effective Rate shall be deemed to be the Floor.

Fitch shall mean Fitch Investors Service Inc. and its successors.

Floor means a rate of interest equal to 0.00%.

Foreign Borrowers shall mean the Borrowers organized under the laws of a jurisdiction outside the United States of America, any State thereof or the District of Columbia.

Foreign Lender shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which any Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Fourth Amendment shall mean that certain Fourth Amendment to Credit Agreement, dated as of the Fourth Amendment Effective Date.

Fourth Amendment Effective Date shall mean August 1, 2022.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guidelines shall mean, together, (i) Guideline S-02.123 in relation to interbank loans of September 22, 1986 (Merkblatt "Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)" vom 22. September 1986), (ii) Guideline S 02.122.1 in relation to bonds of April 1999 (Merkblatt "Obligationen" vom April 1999), (iii) Guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt "Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen" vom Januar 2000) and (iv) Guideline S-02.122.2 in relation to deposits of April 1999 (Merkblatt "Kundenguthaben" von April 1999) in each case as issued, amended or substituted from time to time by the Swiss Federal Tax Administration.

Hazardous Substances shall mean any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having constituted elements displaying any of the foregoing characteristics, regulated under Environmental Laws.

HMRC means HM Revenue & Customs.

HMRC DT Treaty Passport scheme means the Double Taxation Treaty Passport scheme launched by HMRC for overseas corporate lenders.

ICC shall have the meaning specified in Section 12.11.1 [Governing Law].

Increased Net Leverage Ratio Period shall have the meaning specified in Section 8.2.8 [Maximum Leverage Ratio].

Increased Net Leverage Ratio Period Due to Material Acquisition shall have the meaning specified in Section 8.2.8 [Maximum Leverage Ratio].

Increasing Lender shall have the meaning assigned to such term in Section 2.1.2(i) hereof.

Indebtedness shall mean, as to any Person at any time (determined without duplication): (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services, other than accounts payable incurred in the ordinary course of business; (ii) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (whether or not such obligations are contingent); (iii) Capital Lease Obligations of such Person; (iv) indebtedness of others of the type described in clause (i), (ii) or (iii) above secured by a Lien on the property of such Person, whether or not the respective obligation so secured has been assumed by such Person; and (v) Guaranties of such Person of indebtedness of others of the type described in clause (i), (ii) or (iii) above.

Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

Indemnitee shall have the meaning specified in Section 12.3.2 [Indemnification by the Borrowers].

Information shall mean all information received from the Company or any of its Consolidated Subsidiaries relating to the Borrowers or any of such Consolidated Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non confidential basis prior to disclosure by the Company or any of its Consolidated Subsidiaries, provided that, in the case of information received from the Company or any of its Consolidated Subsidiaries after the Seventh Amendment Effective Date, such information is clearly identified at the time of delivery as confidential.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Borrower or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

Interest Expense shall mean, for any period, the sum (determined without duplication) of the aggregate amount of interest expense for such period of the Company and its Consolidated Subsidiaries (on a consolidated basis).

Interest Period shall mean the period of time selected by the Borrowers in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans bear interest under the Term Rate Loan Option. Subject to the last sentence of this definition and subject to availability for the interest rate applicable to the relevant Available Currency, such period shall be one (1), three (3), or six (6) months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, or (ii) the date of renewal of or conversion to a Term Rate Loan Option if the Borrowers are renewing or converting to the Term Rate Loan Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date, and (C) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Notwithstanding the foregoing, such interest period for Canadian Dollar denominated Revolving Credit Loans bearing interest under the Term RFR Option shall be one (1) and three (3) months.

Interest Rate Option shall mean any Term Rate Loan Option or Daily Rate Loan Option.

International Trade Laws shall mean all Laws relating to export controls, trade embargoes, customs, and anti-boycott measures in any jurisdiction in which any Borrower or any of its Subsidiaries is located or doing business.

Investments shall mean, as to any Person, any advances, loans or other extensions of credit or capital contributions (other than prepaid expenses in the ordinary course of business) to (by means of transfers of property or assets or otherwise), or purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person.

IRS shall mean the United States Internal Revenue Service.

ISP98 shall have the meaning specified in Section 12.11.1 [Governing Law].

Issuing Lender shall mean PNC, in its individual capacity as issuer of Letters of Credit hereunder, and any other Lender that Borrowers, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder.

Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

Lender Joinder shall mean a joinder by a Lender under this Agreement and the other Loan Documents in substantially the form of Exhibit 1.1(L).

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

Letter of Credit shall have the meaning specified in Section 2.8.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.8.3.3 [Disbursements, Reimbursement].

Letter of Credit Fee shall have the meaning specified in Section 2.8.1.2 [Letter of Credit Fees].

Letter of Credit Obligation shall mean, as of any date of determination, the aggregate Dollar Equivalent amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate Dollar Equivalent amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Dollar Equivalent amount of Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall have the meaning specified in Section 2.8.1.1 [Issuance of Letters of Credit].

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

Loan Documents shall mean this Agreement, the Administrative Agent's Letter, the Notes, any Borrower Joinder, any Cash Management Agreements, any documents entered into with respect to a Letter of Credit and any other instruments, certificates or documents delivered in connection herewith or therewith.

Loan Request shall have the meaning specified in Section 2.4.1 [Revolving Credit Loan Requests].

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.

Material Adverse Effect shall mean (i) a material adverse effect on the financial condition, results of operations, properties, assets or business of the Company and its Consolidated Subsidiaries, taken as a whole; or (ii) a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

Maximum Leverage Increase Notice shall mean a written notice from the Company to the Administrative Agent that the Company is electing the Increased Net Leverage Ratio Period; provided, however that within three (3) Business Days of delivering such Maximum Leverage Increase Notice, the Company will pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable fee equal to ten (10) basis points multiplied by the Revolving Credit Commitments.

Moody's shall mean Moody's Investors Service, Inc. and its successors.

Month, with respect to an Interest Period shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Multiemployer Plan shall mean any employee pension benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which any Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.

Netherlands Borrower shall mean any Borrower incorporated or otherwise organized under the laws of the Netherlands.

Net Leverage Ratio shall mean ratio of (i) consolidated total Indebtedness of the Company and its Consolidated Subsidiaries minus all Unencumbered Cash, to (ii) EBITDA, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended.

Net Worth of the Company shall mean as of any date of determination total stockholders' equity of the Company and its Consolidated Subsidiaries as of such date determined and consolidated in accordance with GAAP.

New Lender shall have the meaning assigned to such term in Section 2.1.2(i) hereof.

New Zealand Dollars or NZD means the lawful currency of New Zealand.

Non-Consenting Lender shall have the meaning specified in Section 12.1.4 [Modifications, Amendments or Waivers].

Norwegian Krone means the lawful currency of Norway.

Notes shall mean, collectively, and Note shall mean separately, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, or in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan.

NYFRB shall mean the Federal Reserve Bank of New York.

Obligation shall mean any obligation or liability of any of the Borrowers, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents.

Official Body shall mean the government of the United States of America or of any other nation, or of any political subdivision of such a government, whether federal, state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Optional Currency shall mean the following lawful currencies: Canadian Dollars, Sterling, the Euro, Australian Dollars, New Zealand Dollars, Yen, Swiss Francs, Norwegian Krone (NOK), Swedish Krona (SEK) and any other currency approved by Administrative Agent and all of the Lenders pursuant to Section 2.9.3 [Requests for Additional Optional Currencies] in each case as long as there is a published Daily Simple RFR, Term RFR or Eurocurrency Rate, as applicable, or a Benchmark Replacement effected pursuant to Section 4.4 with respect thereto.

Subject to Section 2.9.2 [European Monetary Union], each Optional Currency must be the lawful currency of the specified country.

Optional Currency Equivalent means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Optional Currency as determined by the Administrative Agent or the Issuing Lender, as the case may be, in its sole discretion by reference to the applicable Bloomberg page (or such other publicly available service for displaying exchange rates as determined by the Administrative Agent from time to time), to be the exchange rate for the purchase of such Optional Currency with Dollars on the date that is (i) with respect to RFR Loans and Letters of Credit to which an RFR would apply, the applicable RFR Business Day, (ii) with respect to Eurocurrency Rate Loans and Letters of Credit to which a Eurocurrency Rate would apply, the applicable Eurocurrency Banking Day, (iii) with respect to Term RFR Loans and Letters of Credit to which a Term RFR would apply, the applicable RFR Business Day, and (iv) otherwise, on the date of determination,; provided, however, that if no such rate is available, the "Optional Currency Equivalent" shall be determined by the Administrative Agent or the Issuing Lender, as the case may be, using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).

Optional Currency Loans shall mean aggregate Dollar Equivalent principal amount of Revolving Credit Loans made in an Optional Currency.

Order shall have the meaning specified in Section 2.8.9 [Liability for Acts and Omissions].

Original Currency shall have the meaning specified in Section 5.12 [Currency Conversion Procedures for Judgments].

Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (but, without broadening the scope of the foregoing, not including any Tax imposed as a result of such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Documents, or sold or assigned an interest in any Loan or Loan Document).

Other Currency shall have the meaning specified in Section 5.12 [Currency Conversion Procedures for Judgments].

Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).

Overnight Bank Funding Rate shall mean, for any day, (a) with respect to any amount denominated in Dollars, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error), provided, further, that if the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero and (b) with respect to any amount denominated in an Optional Currency, an overnight rate determined by the Administrative Agent or the Issuing Lender, as the case may be, in accordance with banking industry rules on interbank compensation (which determination shall be conclusive absent manifest error). The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrowers.

Overnight Rate shall mean for any day with respect to any Optional Currency Loans, the rate of interest per annum as determined by the Administrative Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market.

Participant has the meaning specified in Section 12.8.4 [Participations].

Participant Register shall have the meaning specified in Section 12.8.4 [Participations].

Participating Member State shall mean any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

Participation Advance shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].

Payment Date shall mean the first day of January, 2019 and the first day of each calendar quarter thereafter and on the Expiration Date or upon acceleration of the Notes.

Payment In Full and Paid in Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder (other than contingent indemnification obligations for which no claim has been asserted), termination of the Commitments and expiration or termination of all Letters of Credit or cash collateralization of all Letters of Credit or other arrangements with respect to such Letters of Credit reasonably satisfactory to such Issuing Lender.

Payment Recipient has the meaning assigned to it in Section 10.13(a).

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Pension Plan shall mean at any time an "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) (including a "multiple employer plan" as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code and either (i) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or in the case of a "multiple employer" or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

Permitted Liens shall mean:

(i) any Lien existing on the Seventh Amendment Effective Date securing Indebtedness or other obligations in a principal amount (a) not exceeding $35,000,000, or (b) exceeding $35,000,000 and described on Schedule 1.1(C);

(ii) Liens existing on other assets at the date of acquisition thereof or which attach to such assets concurrently with or within 90 days after the acquisition, construction or improvement thereof, securing Indebtedness or other obligations incurred to finance the acquisition, construction or improvement thereof;

(iii) any Lien existing on any asset of any Person at the time such Person becomes a Consolidated Subsidiary of the Company or is merged or consolidated with or into the Company or one of its Consolidated Subsidiaries and not created in contemplation of such event;

(iv) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness or other obligations secured by any Lien permitted by any of the foregoing clauses of this definition, provided that such Indebtedness or other obligation is not increased and is not secured by any additional assets except as otherwise permitted under another clause of this definition;

(v) other Liens arising in the ordinary course of the business of the Company or such Consolidated Subsidiary which are not incurred in connection with the borrowing of money or the obtaining of advances or credit, do not secure any obligation in an amount exceeding, individually or in the aggregate, the greater of (a) $315,000,000 or (b) 10% of the Net Worth of the Company and do not materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business, including in relation to a Netherlands Borrower, any Lien which arises under the general banking conditions of a bank in the Netherlands with which such Netherlands Borrower holds an account;

(vi) Liens not otherwise permitted by the foregoing clauses of this definition securing Indebtedness or other obligations in an aggregate principal or face amount, together with Liens securing obligations made under item (v) above, at any date not to exceed the greater of (a) $392,500,000 or (b) 12.5% of the Net Worth of the Company;

(vii) Liens incurred pursuant to receivables securitizations and related assignments and sales of any income or revenues (including Receivables), including Liens on the assets of any Receivables Subsidiary created pursuant to any receivables securitization and Liens granted by the Company and its other Consolidated Subsidiaries on Receivables in connection with the transfer thereof, or to secure obligations owing by them, in respect of any such receivables securitization; provided that the aggregate principal amount of the investments and claims held at any time by all purchasers, assignees or other transferees of (or of interests in) Receivables from any Receivables Subsidiary, and other rights to payment held by such Persons, in all receivables securitizations shall not exceed $600,000,000;

(viii) Liens imposed by any Official Body for Taxes (a) not yet due and delinquent or (b) which are being contested in good faith and by appropriate proceedings, provided that such Borrower or Consolidated Subsidiary shall have set aside on its books reserves deemed adequate therefor and not resulting in qualification by auditors;

(ix) carrier’s, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction and other like Liens arising by operation of applicable Law, arising in the ordinary course of business and (i) securing amounts: (a) which are not overdue for a period of more than 30 days, or (b) which are being contested in good faith and by appropriate proceedings, provided that such Borrower or Consolidated Subsidiary shall have set aside on its books reserves deemed adequate therefor and not resulting in qualification by auditors; or (ii) which do not in the aggregate materially detract from the value of such Borrower’s or such Consolidated Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of such Borrower or such Consolidated Subsidiary;

(x) statutory Liens incurred, or pledges or deposits made, under worker’s compensation, employment insurance and other social security legislation;

(xi) undetermined or inchoate Liens and charges arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable Law or of which written notice has not been duly given in accordance with applicable Law or which although filed or registered, relate to obligations not due or delinquent; and

(xii) investments made under the Cash Management Agreements or under cash management agreements with any other Lenders.

Permitted Non-Qualifying Lender shall mean, as determined with respect to Swiss Borrowers, any bank, financial institution, trust, fund or other entity that is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, that:

i) is not a Qualifying Bank; and

ii) by its accession to this Agreement as an additional Lender does not increase the number of Lenders that are not Qualifying Banks under this Agreement to a number that is greater than 10;

and which has not ceased to be a Lender or ceased to have any interest in any rights of a Lender hereunder, e.g. through a participation and/or a subparticipation.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Professional Market Party shall mean a "professional market party" (professionele marktpartij) within the meaning of the Dutch Act on Financial Supervision (Wet op het financieel toezicht) and any regulations promulgated thereunder as amended or replaced from time to time.

PTE shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

QFC Credit Support shall have the meaning assigned to it in Section 12.19 [Acknowledgement Regarding Any Supported QFCs].

Qualifying Bank shall mean, with respect to Swiss Borrowers, any Person which is recognized as a bank by the banking laws in force in its country of incorporation, or if acting through a branch by the banking laws in force in the country of that branch, and which exercises as its main purpose a true banking activity, having bank personnel, premises, communication devices of its own and the authority of decision-making and has a genuine banking activity, in each case as per the Guidelines.

Ratable Share shall mean the proportion that a Lender's Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Lenders, provided that in the case of Section 2.11 [Defaulting Lenders] when a Defaulting Lender shall exist, "Ratable Share" shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender's Commitment) represented by such Lender's Commitment. If the Commitments have terminated or expired, the Ratable Share shall be determined based upon the Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments.

Receivables shall mean all accounts receivable of the Company or any of its Consolidated Subsidiaries (including any thereof constituting or evidenced by accounts, chattel paper, instruments or general intangibles), and rights (contractual and other) and collateral related thereto and all proceeds thereof.

Receivables Subsidiary shall mean any special purpose, bankruptcy remote Consolidated Subsidiary of the Company that acquires, on a revolving or evergreen basis, Receivables generated by the Company or any of its Consolidated Subsidiaries and that engages in no operations or activities other than those related to receivables securitizations.

Recipient shall mean (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

Reimbursement Obligation shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].

Related Parties shall mean, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

Release shall mean any discharge, emission or release, including a "RELEASE" as defined in CERCLA at 42 U.S.C. Section 9601(22). The term "Released" shall have a corresponding meaning.

Relevant Governmental Body shall mean (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States or the Federal Reserve Bank of New York, or any successor thereto, and (b) with respect to a Benchmark Replacement in respect of Loans denominated in any Optional Currency, (1) the central bank for the Available Currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Available Currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereto.

Relevant Interbank Market shall mean in relation to Euro, Sterling, Yen or Swiss Francs, the London Interbank Market, and in relation to any other currencies, the applicable offshore interbank market. Notwithstanding the foregoing, the references to the currencies listed in this definition shall only apply if such currencies are or become available as Optional Currencies in accordance with the terms hereof.

Relief Proceeding shall mean, with respect to any Person, any proceeding seeking a decree or order for relief in respect of such Person in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Required Lenders shall mean Lenders (other than any Defaulting Lender) having more than 50% of the sum of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).

Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].

Resolution Authority means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Revaluation Date means (a) with respect to each Borrowing Tranche of a Term Rate Loan denominated in an Optional Currency, (i) each date of a borrowing, renewal, and conversion pursuant to the terms of this Agreement and (ii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; (b) with respect to each Borrowing Tranche of a Daily Rate Loan denominated in an Optional Currency, each date such Daily Rate Loan is outstanding; and (c) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment or extension of a Letter of Credit denominated in an Optional Currency, (ii) each date of any payment by the Issuing Lender under any Letter of Credit denominated in an Optional Currency, and (iii) such additional dates as the Administrative Agent or the Issuing Lender shall determine or the Required Lenders shall require.

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 [Revolving Credit Commitments] or 2.8.3 [Disbursements, Reimbursement].

Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

RFR means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Sterling, SONIA, (b) Euro, €STR, (c) Swiss Francs, SARON, (d) Canadian Dollars, CORRA, and (e) Yen, TONAR.

RFR Administrator means the SONIA Administrator, the €STR Administrator, the TONAR Administrator, the CORRA Administrator, or the SARON Administrator, as applicable.

RFR Administrator’s Website means the SONIA Administrator’s Website, the €STR Administrator’s Website, the TONAR Administrator’s Website, CORRA Administrator’s Website, or the SARON Administrator’s Website, as applicable.

RFR Business Day means as applicable, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to (i) Euro, a TARGET Day, (ii) Sterling, a day on which banks are open for general business in London, (iii) Swiss Francs, a day on which banks are open for the settlement of payments and foreign exchange transactions in Zurich, (iv) Canadian Dollars, a Canadian Banking Day, and (v) Yen, a day on which banks are open for general business in Japan.

RFR Loan means a Loan that bears interest at a rate based on Daily Simple RFR.

RFR Reserve Percentage means as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to RFR Loans.

Sanctioned Jurisdiction means, at any time, any country, area, territory, or jurisdiction that is the subject or target of comprehensive Sanctions (as of the Seventh Amendment Effective Date, Cuba, Iran, North Korea, and the Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine), as well as the Kherson and Zaporizhzhia regions of Ukraine.

Sanctioned Person means any Person that is (a) located in, organized under the Laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; (c) owned 50% or more, in the aggregate, directly or indirectly by, or controlled by, one or more Persons described in clauses (a) or (b) above; or (d) otherwise the subject or target of Sanctions.

Sanctions means Laws relating to economic or financial sanctions, sectoral sanctions, or secondary sanctions, administered, or enforced from time to time by any Compliance Authority.

SARON means a rate equal to the Swiss Average Rate Overnight as administered by the SARON Administrator.

SARON Administrator means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

SARON Administrator’s Website means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

Senior Officer shall mean the chief executive officer, president, chief financial officer, chief operating officer or treasurer of the Company.

Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].

Seventh Amendment shall mean that certain Seventh Amendment to Credit Agreement, dated as of the Seventh Amendment Effective Date.

Seventh Amendment Effective Date shall mean February 27, 2026.

Significant Subsidiary shall mean at any time any Subsidiary which would meet the definition of a "significant subsidiary" contained in Regulation S-X of the Securities and Exchange Commission.

SOFR shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

SOFR Floor means a rate of interest per annum equal to 0 basis points (0%).

Solvent shall mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

SONIA means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

SONIA Administrator means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

SONIA Administrator’s Website means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

Specified Event of Default shall mean an Event of Default specified in Section 9.1.1 [Payments under Loan Documents] or Section 9.1.11 [Relief Proceedings].

Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

Statements shall have the meaning specified in Section 6.1.8 [Information].

Sterling or £ mean the lawful currency of the United Kingdom.

Subsidiary of any Person at any time shall mean any corporation, trust, partnership, any limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

Supported QFC shall have the meaning assigned to it in Section 12.19 [Acknowledgement Regarding Any Supported QFCs].

Swedish Krona means the lawful currency of Sweden.

Swing Loan Commitment shall mean PNC's commitment to make Swing Loans to the Borrowers pursuant to Section 2.1.4 [Swing Loan Commitment].

Swing Loan Lender shall mean PNC, in its capacity as lender of Swing Loans.

Swing Loan Note shall mean the Swing Loan Note of the Borrowers in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.4.2 [Swing Loan Requests] hereof.

Swing Loan Sublimit shall have the meaning assigned to such term in Section 2.1.4.1 [Swing Loans Generally].

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to the Borrowers pursuant to Section 2.1.4 [Swing Loan Commitment] hereof.

Swiss Bank Rules shall mean together the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank Rule.

Swiss Borrowers shall mean all Borrowers incorporated or otherwise organized under the laws of Switzerland, each of which shall be individually referred to herein as a Swiss Borrower.

Swiss Federal Tax Administration means the Swiss federal tax administration referred to in Article 34 of the Swiss Withholding Tax Act.

Swiss Franc or CHF mean the lawful currency of Switzerland.

Swiss Ten Non-Bank Rule shall mean the rule that the aggregate number of Lenders and Participants in respect of Loans to any Swiss Borrower pursuant to this Agreement that are not Qualifying Banks must not at any time exceed ten, all in accordance with the Guidelines.

Swiss Tranche shall mean that portion of a Loan which can be used by a Swiss Borrower under this Agreement.

Swiss Twenty Non-Bank Rule shall mean the rule that the aggregate number of lenders (including the Lenders), other than Qualifying Banks, of any Swiss Borrower under all its outstanding debts relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement, facilities or private placements and intragroup loans, if and to the extent intragroup loans are not exempt in accordance with the ordinance of the Swiss Federal Council of June 18, 2010 amending the Swiss Federal Ordinance on withholding tax and the Swiss Federal Ordinance on stamp duties with effect as of August 1, 2010) must not at any time exceed twenty, all in accordance with the Guidelines.

Swiss Withholding Tax shall mean the withholding tax ("Verrechnungssteuer") imposed by the Swiss federal government on certain payments by Swiss residents to non-Swiss residents under Article 4 of the Swiss Withholding Tax Act.

Swiss Withholding Tax Act shall mean the "Bundesgesetz über die Verrechnungssteuer" enacted into Swiss federal law.

TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

TARGET Day means any day on which TARGET2 is open for the settlement of payments in Euros.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Term CORRA Reference Rate means the forward-looking term rate based on CORRA, as administered by the Term CORRA Reference Rate Administrator.

Term CORRA Reference Rate Administrator means CanDeal Benchmark Administration Services Inc. or TSX Inc. (or any successor administrator of the Term CORRA Reference Rate selected by the Administrative Agent in its reasonable discretion).

Term Rate Loan means a Loan that bears interest at a rate based on the Term SOFR Rate, Term RFR or Eurocurrency Rate.

Term Rate Loan Option means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4.1.1(ii) [Revolving Credit Term Rate Loan Option].

Term RFR means, for any Term RFR Borrowing for any Interest Period, a rate per annum determined by the Administrative Agent equal to, for any Obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to:

(a) [reserved]; and

(b) Canadian Dollars, the Term CORRA Reference Rate for a period equal in length to such Interest Period, as displayed on a page or service providing such quotations as determined by the Administrative Agent from time to time (the "Term CORRA Rate") at approximately 1:00 p.m. (Toronto time) two (2) Business Days prior to the commencement of such Interest Period; provided, that if by such time the Term CORRA Rate in respect of such day has not been so published, or if such day is not a Business Day, then the Term CORRA Rate for such day will be the Term CORRA Rate as published in respect of the first preceding Business Day for which such Term CORRA Rate was published thereon; provided further that any Term CORRA Rate so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Term CORRA Rate for no more than three (3) consecutive Business Days (any such day, collectively, the "Term CORRA Reference Rate Lookback Day");

provided further that if the Term RFR as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. The Term RFR for each outstanding Term RFR Loan shall be adjusted automatically on and as of the first day of each Interest Period without notice to the Borrowers. Determination of the Term RFR by Administrative Agent shall be deemed conclusive absent manifest error.

Term RFR Borrowing means, as to any Borrowing Tranche, a Term RFR Loan comprising such Borrowing Tranche.

Term RFR Business Day means as applicable, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Canadian Dollars, a Canadian Banking Day.

Term RFR Loan means a Loan that bears interest at a rate based on a Term RFR.

Term RFR Lookback Day means the Term CORRA Reference Rate Lookback Day.

Term RFR Option means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4.1.1(ii)(b) [Term RFR Option].

Term SOFR Administrator means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

Term SOFR Rate shall mean, with respect to any amount to which the Term SOFR Rate Option applies, for any Interest Period, the interest rate per annum determined by the Administrative Agent equal to the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the "Term SOFR Determination Date") that is two (2) Business Days prior to the first day of such Interest Period. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrowers on and as of the first day of each Interest Period.

Term SOFR Rate Loan means a Loan that bears interest based on the Term SOFR Rate.

Term SOFR Rate Option means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4.1.1(ii)(a) [Term SOFR Rate Option].

Term SOFR Reference Rate shall mean the forward-looking term rate based on SOFR.

TONAR means a rate equal to the Tokyo Overnight Average Rate as administered by the TONAR Administrator.

TONAR Administrator means the Bank of Japan (or any successor administrator of the Tokyo Overnight Average Rate).

TONAR Administrator’s Website means the Bank of Japan’s website, currently at http://www.boj.or.jp, or any successor source for the Tokyo Overnight Average Rate identified as such by the TONAR Administrator from time to time.

Type, when used in reference to any Loan or Borrowing Tranche, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing Tranche, is determined by reference to (a) the Base Rate, (b) Term SOFR Rate, (c) the Daily Simple RFR, (d) the Term RFR, and (e) the Eurocurrency Rate.

UK Financial Institution means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom

Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

Unadjusted Benchmark Replacement means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Unencumbered Cash shall mean cash and Cash Equivalents of the Borrowers and their Consolidated Subsidiaries which are not subject to any Lien other than non-consensual Permitted Liens which do not restrict use of the cash or Cash Equivalents by the Borrowers and their Consolidated Subsidiaries.

Unpaid Drawing shall mean, with respect to any Letter of Credit, the aggregate Dollar Equivalent amount of the draws made on such Letter of Credit that have not been reimbursed by the Borrowers.

UCP shall have the meaning specified in Section 12.11.1 [Governing Law].

UK Resolution Authority means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Borrower shall mean any Borrower that is a U.S. Person.

U.S. Government Securities Business Day shall mean any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

U.S. Person shall mean any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.

U.S. Special Resolution Regimes shall have the meaning assigned to it in Section 12.19 [Acknowledgement Regarding Any Supported QFCs].

U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9.7 [Status of Lenders].

Withholding Agent shall mean any Borrower and the Administrative Agent.

Write-Down and Conversion Powers means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Yen or ¥ mean the lawful currency of Japan.

(b) Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (ii) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person's successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; (vii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(c) Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. Notwithstanding the foregoing, if a Borrower notifies the Administrative Agent in writing that a Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP occurring after the Seventh Amendment Effective Date on the operation of such provision (or if the Administrative Agent notifies the Borrowers in writing that the Required Lenders wish to amend any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP or in the application thereof (subject to the approval of the Required Lenders); provided that, until so amended, such provision(s) shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice is withdrawn or such provision(s) amended in accordance herewith, and the Borrowers shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent. Notwithstanding any other provision hereof, any obligations relating to a lease that was accounted for by the Company or any of its Consolidated Subsidiaries in accordance with GAAP as an operating lease as of the Closing Date (without giving effect to the phase-in of the effectiveness of any amendments to GAAP that have been adopted as of the date of this Agreement) and any operating lease entered into after the Closing Date by the Company or any of its Consolidated Subsidiaries that would under GAAP as in effect on the Closing Date (without giving effect to the phase-in of the effectiveness of any amendments to GAAP that have been adopted as of the date of this Agreement) have been accounted for as an operating lease shall be accounted for as obligations relating to an operating lease and not as capital lease or Indebtedness obligations (other than for purposes of the preparation and delivery of financial statements).

(d) Benchmark Replacement Notification; Rates. Section 4.4.5 [Benchmark Replacement Setting] of this Agreement provides a mechanism for determining an alternative rate of interest in the event that any Benchmark, for any applicable Available Currency, is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of or calculation of, or any other matter related to, any Benchmark, for any applicable Available Currency, or any component definition thereof or rates referred to in the definition thereof, or any alternative or successor rate thereto, or replacement rate therefor (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark for any applicable Available Currency, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers or any other person or entity. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(e) Exchange Rates; Currency Equivalents.

i) The Administrative Agent or the Issuing Lender, as applicable, shall determine the Dollar Equivalent amounts of Loans and Letters of Credit denominated in Optional Currencies. Such Dollar Equivalent shall become effective as of the Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Borrowers hereunder or calculating financial covenants hereunder or determining compliance with covenants expressed in Dollars or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Lender, as applicable.

ii) Wherever in this Agreement in connection with the initial advance, or the conversion, continuation or prepayment, of a Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Loan or Letter of Credit is denominated in an Optional Currency, such amount shall be the relevant Optional Currency Equivalent of such Dollar amount (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100 of 1%), as determined by the Administrative Agent or the Issuing Lender, as the case may be. All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing financial statements, calculating financial covenants, and determining compliance with covenants expressed in Dollars, Optional Currencies shall be converted into Dollars in accordance with GAAP.

18. REVOLVING CREDIT AND SWING LOAN FACILITIES

(a) Revolving Credit Commitments.

(i) Revolving Credit Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Lender shall not exceed such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations, (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments, (iii) no Revolving Credit Loan to which the Base Rate Option applies shall be made in an Optional Currency and (iv) any Borrowers organized in Australia may only obtain Loans denominated in Australian Dollars. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1. Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect in any manner the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(ii) Increase in Revolving Credit Commitments.

a) Increasing Lenders and New Lenders. The Borrowers may, at any time, prior to the Expiration Date, request that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its

Revolving Credit Commitment shall be referred to as an "Increasing Lender") or (2) one or more new lenders (each a "New Lender") join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:

i) No Obligation to Increase. No current Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender;

ii) Defaults. There shall exist no Event of Default or, unless consented to by the Required Lenders, Potential Default on the date of such request and/or the effective date of such increase, either before or after giving effect to such increase;

iii) Aggregate Revolving Credit Commitments. After giving effect to such increase, the total Revolving Credit Commitments shall not exceed the lesser of (i) $1,550,000,000 or (ii) the sum of (A) the total Revolving Credit Commitments as in effect on the date of such request prior to giving effect to any requested increase, plus (B) $200,000,000 minus the amount of any prior increase to the Revolving Credit Commitments under this Section 2.1.2;

iv) Resolutions; Opinion. The Borrowers shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of an authorized officer (or foreign jurisdiction equivalent) with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by the Borrowers, and (2) opinions of domestic and foreign counsel (as applicable) in form reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the applicable Loan Documents by, and enforceability of such Loan Documents against, the Borrowers;

v) Notes. The Borrowers shall execute and deliver (1) to each Increasing Lender that shall so request a replacement revolving credit Note reflecting the new amount of such Increasing Lender's Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated); provided that such replacement Note shall not be intended to constitute and shall not constitute a novation or satisfaction of the obligations represented by the prior Note, and (2) to each New Lender, a revolving credit Note reflecting the amount of such New Lender's Revolving Credit Commitment.

vi) Approval of New Lenders. Any New Lender shall be subject to the approval of the Administrative Agent (not to be unreasonably withheld or conditioned) to the extent such approval would be required pursuant to Section 12.8 [Successors and Assigns] and the Company and shall not be (1) a Borrower or any Subsidiary or Affiliate of any Borrower or (2) a natural person. The Revolving Credit Commitments of any New Lenders and the increasing Revolving Credit Commitments of any Increasing Lenders, collectively, shall not be less than $25,000,000. The share of each New Lender located in or organized under the laws of the Netherlands in the Loans and the share of each New Lender hereunder in the Loans to a Netherlands Borrower shall initially be at least the Dollar Equivalent of EUR 100,000 (or such higher amount as may be required at the time of new Lender becoming a party to this Agreement in order for the New Lender to qualify as a Professional Market Party) or such New Lender shall otherwise qualify as a Professional Market Party, and each such New Lender shall confirm the foregoing on the date on which it becomes a New Lender hereunder by execution and delivery of its Lender Joinder and/or its Assignment and Assumption Agreement in which the New Lender confirms that it is a Professional Market Party.

vii) Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment at least three (3) days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the effective date of such increase and shall execute an acknowledgement in a form reasonably acceptable to the Administrative Agent, signed by it and the Borrowers and delivered to the Administrative Agent on or prior to the effective date of such increase.

viii) New Lenders--Joinder. Each New Lender shall execute a Lender Joinder in substantially the form of Exhibit 1.1(L) pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such Lender Joinder.

b) Treatment of Outstanding Loans and Letters of Credit.

i) Repayment of Outstanding Revolving Credit Loans; Borrowing of New Revolving Credit Loans. On the effective date of such increase, the Lenders shall assign their Revolving Credit Loans to the Increasing Lenders in accordance with their Ratable Shares after giving effect to the increase in the Revolving Credit Commitments contemplated by this Section 2.1.2; provided that the Borrowers may borrow new Revolving Credit Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Revolving Credit Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.1.2.

ii) Outstanding Letters of Credit. On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

(iii) Optional Reductions. The Company shall have the right to terminate or reduce the Commitments at any time or from time to time, provided that: (i) the Company shall give notice of each such termination or reduction to the Administrative Agent at least three (3) Business Days prior to the relevant termination or reduction (which notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced); (ii) each partial reduction shall be in an aggregate amount equal to $10,000,000 or any greater multiple of $5,000,000 and (iii) no such reduction shall be permitted unless and until, in connection therewith, any mandatory prepayments required under Section 5.7 [Mandatory Prepayments; Cash Collateralization] have been made. Notwithstanding the foregoing, such a notice of a complete (non-partial) reduction of and termination of Commitments (and any corresponding notice of prepayment under Section 5.6 [Voluntary Prepayments]) may state that it is conditioned upon the effectiveness of other credit facilities or another transaction, in which case such notice may be revoked by the Company by written notice to the Administrative Agent on or prior to the specified effective date stating that such condition has not been satisfied, subject, however, to the Company's payment of any breakage compensation or other costs associated with such revoked notice. Once terminated or, subject to this Section 2.1.2, reduced, the Commitments may not be reinstated.

(iv) Swing Loan Commitment.

1) Swing Loans Generally. Subject to the terms and conditions hereof, the Swing Loan Lender agrees to make swing loans in Dollars (the "Swing Loans") to the Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $100,000,000 (the "Swing Loan Sublimit"); provided that (a) after giving effect to each such Loan, the Revolving Facility Usage shall not exceed the Revolving Credit Commitments and (b) a Swing Loan shall not be made if the proceeds thereof would be used to repay, in whole or in part, any outstanding Swing Loan; provided further that, upon the occurrence and during the continuance of any Event of Default or Potential Default, the Swing Loan Lender shall not be required to, and, if so directed in writing by the Required Lenders, shall not, make any Swing Loans. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.4.

2) Notwithstanding any other provision hereof, as a condition to the making of any Swing Loan, if any Lender is at such time a Defaulting Lender hereunder, Swing Loan Lender may require that satisfactory arrangements with the Borrowers or such Defaulting Lender be entered into to eliminate Swing Loan Lender's risk with respect to such Defaulting Lender (it being understood that (a) no such arrangements shall be required with respect to any requested Swing Loan to the extent that a reallocation effected pursuant to Section 2.11(iii) (a) accommodates the entire amount of such requested Swing Loan, and (b) Swing Loan Lender would consider the Borrowers or the Defaulting Lender providing cash collateral to secure the Defaulting Lender's Ratable Share of the Swing Loans a satisfactory arrangement).

(b) Nature of Lenders' Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate Dollar Equivalent of each Lender's Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

(c) Facility Fee. Accruing from the date hereof until the Expiration Date, the Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable facility fee (the "Facility Fee") equal to the Applicable Facility Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the Revolving Credit Commitments; provided, that any Facility Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Facility Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Facility Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Facility Fees shall be payable in arrears on each Payment Date and in U.S. Dollars.

(d) Revolving Credit Loan Requests; Swing Loan Requests.

(i) Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 12:00 noon,

a) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans denominated in Dollars to which the Term SOFR Rate Option applies or the conversion to or the renewal of any such Interest Rate Option for any Loans denominated in Dollars;

b) four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans denominated in Optional Currencies to which the Eurocurrency Rate Option applies, or the conversion to or renewal of a Eurocurrency Rate Option for Revolving Credit Loans denominated in such Optional Currencies;

c) four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans denominated in an Optional Currency to which the Daily Simple RFR Option or Term RFR Option applies or the date of conversion to or renewal of a Daily Simple RFR Option or Term RFR Option for Revolving Credit Loans denominated in an Optional Currency; and

d) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan denominated in Dollars to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, in each case, of a duly completed request therefor substantially in the form of Exhibit 2.4.1 or a request by telephone immediately confirmed in writing (including e-mail) in such form (each, a "Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify

(A) the aggregate amount of the proposed Loans (expressed in the currency in which such Loans shall be funded) comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amount shall be in (x) integral multiples of $1,000,000 (or the Dollar Equivalent thereof) and not less than $5,000,000 (or the Dollar Equivalent thereof) for each Borrowing Tranche under a Term Rate Loan Option or a Daily Simple RFR Option, and (y) integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the Base Rate Option; (B) which Interest Rate Option shall apply to the proposed Dollar denominated Loans comprising the applicable Borrowing Tranche, (C) the currency in which such Revolving Credit Loans shall be funded if a Borrower elects an Optional Currency, (D) an appropriate Interest Period (if applicable), and (E) which Borrower is requesting the Revolving Credit Loan. No Loan denominated in any Available Currency may be converted into a Loan with a different Interest Rate Option, or a Loan denominated in a different Available Currency.

(ii) Swing Loan Requests. Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans in Dollars by delivery to the Swing Loan Lender not later than 1:00 p.m. on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.4.2 hereto or a request by telephone immediately confirmed in writing (including e-mail) (each, a "Swing Loan Request"), it being understood that the Swing Loan Lender may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $500,000 with minimum increments thereafter of $250,000.

(e) Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

(i) Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrowers, including the currency in which the Revolving Credit Loan is requested, and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders' Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan in the requested Optional Currency (or in Dollars if so requested by the Administrative Agent) to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrowers in immediately available funds in Dollars or the requested Optional Currency (as applicable) at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent (or fails to remit such funds in the applicable Optional Currency) in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds, including funds in the requested Optional Currency, the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.5.2 [Presumptions by the Administrative Agent].

(ii) Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (a) prior to 12:00 noon on the proposed date of any Base Rate Loan, or (b) prior to the proposed date of any Loan for any other Loan, that such Lender will not make available to the Administrative Agent such Lender's share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.5.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the appropriate currency with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(iii) Making Swing Loans. In accordance with Section 2.1.4.1 [Swing Loans Generally], the Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.4.2 [Swing Loan Requests], fund, subject to Section 2.1.4.1 [Swing Loans Generally], such Swing Loan to the Borrowers in U.S. Dollars in immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.

(iv) Repayment of Revolving Credit Loans. Subject to the limitations set forth in Section 12.14.2 [Liability of Foreign Borrowers], the Borrowers, jointly and severally, shall repay in full the outstanding principal amount of the Revolving Credit Loans together with all outstanding interest thereon and all fees and other amounts owing under any of the Loan Documents relating thereto on the Expiration Date or upon the earlier termination of the Revolving Credit Commitments in connection with the terms of this Agreement.

(v) Borrowings to Repay Swing Loans. The Swing Loan Lender may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if Swing Loan Lender so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations (to the extent applicable, calculated in Dollar Equivalents). Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. The Swing Loan Lender shall provide notice to the Lenders (which may be telephonic or written notice (including e-mail)) that such Revolving

Credit Loans are to be made under this Section 2.5.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.4.1 [Revolving Credit Loan Requests] are then satisfied) by the time the Swing Loan Lender so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from the Swing Loan Lender.

(vi) Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.5.3 [Making Swing Loans], without the requirement for a specific request from the Borrowers pursuant to Section 2.4.2 [Swing Loan Requests], PNC, as a Swing Loan Lender, may make Swing Loans to the Borrowers in accordance with the provisions of the agreements between the Company and such Swing Loan Lender relating to the Company's deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Company's cash assets as in effect from time to time (the "Cash Management Agreements") to the extent of the daily aggregate net negative balance in the Company's accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.5.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.4 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.4.2 [Swing Loan Requests], (iii) be payable by the Borrowers, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Lender's obligation pursuant to Section 2.5.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2. The Borrowers acknowledge and agree that each Borrower materially benefits from the arrangements made pursuant to this Section 2.5.6 [Swing Loans Under Cash Management Agreement] and the Cash Management Agreements, and each Borrower shall be jointly and severally liable, subject to Section 12.14 [Foreign Borrowers], for all Obligations, including without limitation, those arising from the operation of this Section 2.5 [Making Revolving Credit Loans and Swing Loans; etc.].

(f) Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note and a Swing Loan Note, payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment and the Swing Loan Commitment, as applicable, of such Lender.

(g) Use of Proceeds. The proceeds of the Loans shall be used (i) to refinance existing indebtedness for borrowed money, (ii) to finance working capital and capital expenditures, and (iii) for general corporate purposes (including the payment of fees and expenses related to the foregoing permitted purposes).

(h) Letter of Credit Subfacility.

(i) Issuance of Letters of Credit. Each of the Borrowers may at any time prior to the Expiration Date request the issuance of a standby letter of credit (a "Standby Letter of Credit") or Commercial Letter of Credit (each a "Letter of Credit") which may be denominated in either Dollars or an Optional Currency on behalf of itself or a Consolidated Subsidiary of the Company, or the amendment or extension of an existing Letter of Credit, by delivering or transmitting electronically to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 1:00 p.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. Such Borrower shall authorize and direct the Issuing Lender to name such Borrower as the "Applicant" or "Account Party" of each Letter of Credit. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide Administrative Agent with a copy thereof.

1) Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Borrower, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.8, the Issuing Lender or any of the Issuing Lender's Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, which maximum maturity date shall be no later than the fifth (5th) Business Day prior to the Expiration Date (but may contain provisions for automatic renewal), and (B) in no event expire later than 364 days after the Expiration Date and provided further that in no event shall (i) the Dollar Equivalent of the Letter of Credit Obligations exceed, at any one time, $100,000,000.00 (the "Letter of Credit Sublimit") or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Each request by the Borrowers for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrowers that they shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to Borrowers and Administrative Agent a true and complete copy of such Letter of Credit or amendment. All letters of credit which are identified on Schedule 2.8.1 hereto, which shall consist of all letters of credit outstanding on the Closing Date, shall be deemed to have been issued under this Agreement, regardless of which Person is the applicant thereunder.

2) Notwithstanding Section 2.8.1.1, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Seventh Amendment Effective Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Seventh Amendment Effective Date and which the Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally.

3) If, three (3) days prior to the Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, Borrowers shall immediately Cash Collateralize the then outstanding amount of all Letter of Credit Obligations or make other arrangements with respect to such Letter of Credit Obligations reasonably satisfactory to such Issuing Lender. Each Borrower hereby grants to Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a security interest in all cash collateral pledged pursuant to this Section or otherwise under this Agreement.

(ii) Letter of Credit Fees. The Borrowers shall pay in Dollars, or at the Administrative Agent's option, the Optional Currency in which each Letter of Credit is issued, (i) to the Administrative Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate on the daily amount available to be drawn under each Letter of Credit, and (ii) to the Issuing Lender for its own account a fronting fee equal to 1/8% per annum on the daily amount available to be drawn under each Letter of Credit. All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrowers shall also pay (in Dollars) to the Issuing Lender for the Issuing Lender's sole account the Issuing Lender's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

(iii) Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively, in each case in the currency in which each Letter of Credit is issued.

1) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrowers and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a "Reimbursement Obligation") the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a "Drawing Date") by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender, in the same currency as paid, unless otherwise agreed by the Administrative Agent or the Issuing Lender. In the event the Borrowers fail to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that a Revolving Credit Loan in U.S. Dollars (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof) be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.8.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2) Each Lender shall upon any notice pursuant to Section 2.8.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars in immediately available funds equal to its Ratable Share of the Dollar Equivalent amount of the drawing, whereupon the Lenders shall (subject to Section 2.8.3 [Disbursements, Reimbursement]) each be deemed to have made a Revolving Credit Loan in Dollars under the Base Rate Option to the Borrowers in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The failure of any Lender to make available to the Administrative Agent for the account of the Issuing Lender its Ratable Share of the Dollar Equivalent amount of the drawing shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of the Issuing Lender its Ratable Share of the Dollar Equivalent amount of the drawing; provided that no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Ratable Share of the Dollar Equivalent amount of the drawing. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.8.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such Drawing Date shall not relieve such Lender from its obligation under this Section 2.8.3.2.

3) With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans in Dollars under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.8.3.1, because of the Borrowers' failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Lender a borrowing (each a "Letter of Credit Borrowing") in Dollars in the amount of such drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof). Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.8.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a "Participation Advance") from such Lender in satisfaction of its participation obligation under this Section 2.8.3.

(iv) Repayment of Participation Advances.

1) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender's Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2) If the Administrative Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Borrower to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate (or, for any payment in an Optional Currency, the Overnight Rate) in effect from time to time.

(v) Documentation. Each Borrower agrees to be bound by the terms of the Issuing Lender's application and agreement for letters of credit and the Issuing Lender's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Borrower's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

(vi) Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof,

the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

(vii) Nature of Participation and Reimbursement Obligations. Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.8.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.8 under all circumstances, including the following circumstances:

a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrowers or any other Person for any reason whatsoever, or which any Borrower may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

b) the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.4 [Revolving Credit Loan Requests; Swing Loan Requests], 2.5 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.8.3 [Disbursements, Reimbursement];

c) any lack of validity or enforceability of any Letter of Credit;

d) any claim of breach of warranty that might be made by any Borrower or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Borrower or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or Consolidated Subsidiaries of a Borrower and the beneficiary for which any Letter of Credit was procured);

e) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

f) payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

g) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

h) any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Borrower, unless the Issuing Lender has received written notice from such Borrower of such failure within three Business Days after the Issuing Lender shall have furnished such Borrower and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

i) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Borrower or Subsidiaries of a Borrower;

j) any breach of this Agreement or any other Loan Document by any party thereto;

k) the occurrence or continuance of an Insolvency Proceeding with respect to any Borrower;

l) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

m) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

n) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(viii) Indemnity. Each Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body. To the extent the Issuing Lender is not indemnified by the Borrowers, the Lenders will reimburse and indemnify the Issuing Lender, in proportion to their respective Ratable Shares, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against, or incurred by the Issuing Lender in performing its respective duties in any way related to or arising out of the Letter(s) of Credit issued by the Issuing Lender; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Issuing Lender or an Affiliate of the Issuing Lender.

(ix) Liability for Acts and Omissions. As between any Borrower and the Issuing Lender, or the Issuing Lender's Affiliates, such Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Borrower or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, e-mail or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender's or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and in the absence of gross negligence or willful misconduct, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrowers or any Lender.

(x) Issuing Lender Reporting Requirements. Any Issuing Lender other than PNC shall, on the first Business Day of each month, provide to Administrative Agent and Borrowers a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party (if applicable), the original face amount (if any), and the expiration date of any Letter of Credit of such Lender outstanding at any time during the preceding month, and any other information relating to such Letters of Credit that the Administrative Agent may request.

(i) Utilization of Commitments in Optional Currencies.

(i) Reserved.

(ii) European Monetary Union.

1) Payments In Euros Under Certain Circumstances. If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Lenders shall so request in a notice delivered to the Borrowers, then any amount payable hereunder by any party hereto in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a payment in an Optional Currency). Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency.

2) Additional Compensation Under Certain Circumstances. The Borrowers agree, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Lender setting forth such Lender's determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrowers and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(iii) Requests for Additional Optional Currencies. The Borrowers may deliver to the Administrative Agent a written request that Revolving Credit Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Optional Currency" herein, provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the Relevant Interbank Market. The Administrative Agent will promptly notify the Lenders of any such request promptly after the Administrative Agent receives such request. The Administrative Agent will promptly notify the Borrowers of the acceptance or rejection by the Administrative Agent and each of the Lenders of the Borrowers' request. The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and all of the Lenders approve of the Borrowers' request.

(iv) Funding of Optional Currency Loans. Each Lender at its option may make any Optional Currency Loan by causing any domestic or, if such Loan is denominated in an Optional Currency, foreign branch or Affiliate of such Lender to make such Optional Currency Loan (and in the case of an Affiliate, the provisions of this Agreement shall apply to such Affiliate to the same extent as to such Lender); provided that, any exercise of such option shall not affect the obligation of the Borrowers to repay such Optional Currency Loan in accordance with the terms of this Agreement.

(j) Provisions Applicable to All Loans.

(i) Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to them by each Lender and Swing Loans made to them by the Swing Loan Lender, together with interest thereon, shall be evidenced by a revolving credit Note or Swing Loan Note, as applicable, payable to the order of such Lender in a face amount equal to such Lender's Revolving Credit Commitment and payable to the order of the Swing Loan Lender in the face amount equal to the Swing Loan Commitment. Upon request to the Administrative Agent, any Lender may elect to evidence the aggregate unpaid principal amount of all Revolving Credit Loans made by it, and the Swing Loan Lender may elect to evidence the aggregate unpaid principal amount of all Swing Loans made by it, through the maintenance in the ordinary course of business of accounts or records, which accounts or records shall be available to the Administrative Agent to review promptly upon request, in lieu of receipt of original Notes. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent with respect to such matters, the accounts and records of the Administrative Agent shall control absent manifest error.

(ii) Joint and Several Obligations. Subject to any limitations expressly set forth in Section 12.14 [Foreign Borrowers] with respect to Foreign Borrowers, all Obligations of the Borrowers are joint and several.

(k) Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

a) fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.3 [Facility Fee] (it being understood that the portion of a Defaulting Lender's Commitment attributable to its Ratable Share in outstanding Letters of Credit shall be deemed unfunded unless such Defaulting Lender has provided cash collateral therefor in accordance with the provisions hereof);

b) the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

c) if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

i) all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders' Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time; provided, however, that no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Lender as a result of such Lender's increased exposure following such reallocation;

ii) if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, Cash Collateralize for the benefit of the Issuing Lender the Borrowers' obligations corresponding to such Defaulting Lender's Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

iii) if the Borrowers Cash Collateralize any portion of such Defaulting Lender's Letter of Credit Obligations pursuant to clause (b) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.8.1.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations during the period such Defaulting Lender's Letter of Credit Obligations are Cash Collateralized;

iv) if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.8.1.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders' Ratable Share; and

v) if all or any portion of such Defaulting Lender's Letter of Credit Obligations are neither reallocated nor Cash Collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.8.1.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or Cash Collateralized; and

d) so long as such Lender is a Defaulting Lender, the Swing Loan Lender shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender is satisfied that the related exposure and the Defaulting Lender's then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by such Defaulting Lender or by the Borrowers in accordance with Section 2.11(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.11(iii)(a) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) the Swing Loan Lender or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Loan Lender shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Swing Loan Lender or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Swing Loan Lender or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrowers, the Swing Loan Lender and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the

Lenders shall be readjusted to reflect the inclusion of such Lender's Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share, provided that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

(l) Extension of Commitment Expiration Date.

(i) Request for Extension. The Borrowers may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 60 days and not later than 30 days prior to any anniversary of the Seventh Amendment Effective Date, request that each Lender extend such Lender's Commitment for an additional 364 days from the Expiration Date then in effect hereunder (the "Existing Expiration Date"). The number of such requests which may be made by the Borrowers and agreed to by the Lenders shall be limited to two such extensions.

(ii) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not less than 20 days prior to such anniversary of the Seventh Amendment Effective Date (the "Notice Date"), advise the Administrative Agent whether or not such Lender agrees to such extension, and each Lender that determines not to so extend its Expiration Date (a "Non Extending Lender") shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(A) Notification by Administrative Agent. The Administrative Agent shall notify the Company of each Lender's determination under this Section no later than the date 15 days prior to such anniversary of the Seventh Amendment Effective Date (or, if such date is not a Business Day, on the next preceding Business Day).

(B) Additional Commitment Lenders. The Borrowers shall have the right on or before the Existing Expiration Date to replace each Non Extending Lender with, and add as "Lenders" under this Agreement in place thereof, one or more assignees who are eligible to become Lenders under Section 12.8.2 [Assignment by Lenders] (each, an "Additional Commitment Lender"), and as provided in Section 12.8.2, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder on such date) and shall agree, with respect to such undertaken Commitment, to such extension. At the Existing Expiration Date in effect prior to such extension, (1) the commitments of Non-Extending Lenders that are not otherwise replaced with an Additional Commitment Lender will be terminated, and the Loans of and other amounts due and payable to such Lenders will be repaid (it being understood that the commitments of the Non-Extending Lenders not consenting to such extension will remain in effect until the Existing Expiration Date originally applicable to such Lenders), and (2) the Borrowers shall make such additional prepayments as shall be necessary in order that the Loans and L/C Obligations hereunder immediately after such Existing Expiration Date will not exceed the Commitments.

(C) Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Expiration Date and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to such anniversary of the Seventh Amendment Effective Date, then, effective as of such anniversary of the Seventh Amendment Effective Date (the "Extension Effective Date"), the Expiration Date of each extending Lender and of each Additional Commitment Lender shall be extended to the date falling 364 days after the Existing Expiration Date (except that, if such date is not a Business Day, such Commitment Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement.

(D) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Expiration Date pursuant to this Section shall not be effective with respect to any Lender unless:

a) no Potential Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

b) the representations and warranties contained in this Agreement are true and correct in all material respects (or true in all respects as to those representations and warranties qualified by materiality) on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

c) the Borrowers shall have paid to the Administrative Agent all fees, invoiced expenses and other amounts due and payable to the Administrative Agent pursuant to this Agreement and the other Loan Documents on or prior to the Extension Effective Date.

(E) Amendment; Sharing of Payments. In connection with any extension of the Expiration Date, the Borrowers, the Administrative Agent and each extending Lender may make such amendments to this Agreement as the Administrative Agent determines to be reasonably necessary to evidence the extension. This Section shall supersede Sections 5.3 and 12.1.

19. RESERVED

20. INTEREST RATES

(a) Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by them from the applicable Interest Rate Options set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, all Revolving Credit Loans made as part of the same Borrowing

Tranche shall be made to the same Borrower and shall consist of the same Interest Rate Option, and the same Interest Period shall apply to such Loans that are part of the same Borrowing Tranche; provided that the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided further that there shall not be at any one time outstanding more than twelve (12) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default exists and is continuing, at the written election of the Required Lenders, the Borrowers may not request, convert to, or renew the Term Rate Loan Option or the Daily Simple RFR Option, as applicable, for any Loans and the Required Lenders may demand that all existing Borrowing Tranches (i) denominated in Dollars bearing interest under a Term Rate Loan Option shall be converted to the Base Rate Option at the end of the Interest Period therefor and (ii) denominated in an Optional Currency shall either, at Borrowers’ election, (x) (A) in relation to Term Rate Loans, be converted to the Base Rate Option denominated in Dollars (in an amount equal to the Dollar Equivalent of such Optional Currency) at the end of the Interest Period therefor; and (B) in relation to Daily Rate Loans, be converted immediately to the Base Rate Option or (y) in relation to Term Rate Loans, be prepaid at the end of the applicable Interest Period in full, subject to the obligation of the Borrowers to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate. The applicable Base Rate, Eurocurrency Rate, Term SOFR Rate, Daily Simple RFR, or Term RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest on the principal amount of each Optional Currency Loan shall be paid by the Borrowers in such Optional Currency.

(i) Revolving Credit Interest Rate Options; Swing Line Interest Rate. Subject to Section 4.3 [Interest After Default], the Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

a) Daily Rate Option:

i) Base Rate Option. In the case of Base Rate Loans denominated in Dollars, a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate;

ii) Daily Simple RFR Option. In the case of Loans that bear interest at a rate based on Daily Simple RFR denominated in Swiss Francs, or Euros, a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Daily Simple RFR for such Available Currency plus the Applicable Margin. In the case of Loans that bear interest at a rate based on Daily Simple RFR denominated in Sterling, Canadian Dollars, or Yen, a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Daily Simple RFR for such Available Currency plus the Applicable Margin.

b) Revolving Credit Term Rate Loan Option:

i) Term SOFR Option. In the case of Term SOFR Rate Loans denominated in Dollars, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Term SOFR Rate for each applicable Interest Period plus the Applicable Margin; or

ii) Term RFR Option. In the case of Term RFR Loans denominated in Canadian Dollars, a rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Term RFR for such Available Currency as determined for each applicable Interest Period plus the Applicable Margin; or

iii) Eurocurrency Rate Option. In the case of Eurocurrency Rate Loans denominated in Australian Dollars, New Zealand Dollars, Norwegian Krone, or Swedish Krona, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed, except that interest on Eurocurrency Rate Loans denominated in the foregoing Optional Currencies as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans) equal to the Eurocurrency Rate for such Available Currency as determined for each applicable Interest Period plus the Applicable Margin; or

c) Swing Loans. Subject to Section 4.3 [Interest After Default], at the Borrowers' option, Swing Loans shall bear interest (A) at a rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate applicable to Revolving Credit Loans plus the Applicable Margin, or (B) at a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to Daily Simple SOFR plus the Applicable Margin applicable to Revolving Credit Loans, such interest rate to change automatically from time to time effective as of the effective date of each change in Daily Simple SOFR.

(ii) Rate Quotations. A Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

(iii) Conforming Changes Relating to Term SOFR Rate, Daily Simple RFR, Term RFR or Eurocurrency Rate. With respect to the Term SOFR Rate, Daily Simple RFR, Term RFR or Eurocurrency Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, the Administrative Agent shall provide notice to the Borrowers and the Lenders of each such amendment implementing such Conforming Changes promptly after such amendment becomes effective.

(b) Interest Periods. At any time when the Borrowers shall select, convert to or renew a Term Rate Loan Option, the Borrowers shall notify the Administrative Agent thereof by delivering a Loan Request to the Administrative Agent at least (i) for a Term SOFR Rate Option with respect to Loans denominated in Dollars, three (3) Business Days prior to the effective date, (ii) for a Eurocurrency Rate Option with respect to Revolving Credit Loans denominated in Optional Currencies, four (4) Business Days prior to the effective date and (iii) for a Term RFR Option with respect to Loans denominated in Optional Currencies, four (4) Business Days prior to the effective date. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term Rate Loan Option:

(i) Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the Term Rate Loan Option shall be in integral multiples of $1,000,000 and not less than $5,000,000; and

(ii) Renewals. In the case of the renewal of a Term Rate Loan Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day, or such other day as agreed to by the Administrative Agent and the Company.

(iii) No Conversion of Optional Currency Loans. No Optional Currency Loan may be converted into a Loan with a different Interest Rate Option, or a Loan denominated in a different Optional Currency.

(c) Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, upon written demand by the Required Lenders to the Administrative Agent:

(i) Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.8.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;

(ii) Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full; and

(iii) Acknowledgment. The Borrowers acknowledge that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Administrative Agent.

(d) Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality; Benchmark Replacement Setting.

(i) Unascertainable; Increased Costs; Deposits Not Available. If at any time:

a) the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that

i) the Term SOFR Rate, Daily Simple SOFR, Daily Simple RFR, Term RFR or Eurocurrency Rate applicable to a Loan (in each case whether in Dollars or an Optional Currency) cannot be determined pursuant to the definition thereof; or

ii) with respect to any Loan denominated in an Optional Currency, a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Optional Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or

b) with respect to any Eurocurrency Rate Loan or any request therefor or a conversion thereto or a continuation thereof, the Required Lenders have determined (which determination shall be conclusive and binding absent manifest error) that deposits in the applicable Available Currency are not being offered to banks in the applicable offshore interbank market for the applicable Available Currency, amount or Interest Period of such Eurocurrency Rate Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent; or

c) with respect to any Term RFR Loan or any request therefor or a conversion thereto or a continuation thereof, the Required Lenders have determined (which determination shall be conclusive and binding absent manifest error) that deposits in the applicable Available Currency are not being offered to banks in the applicable offshore interbank market for the applicable available Currency, amount or Interest Period of such Term RFR Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent; or

d) any Lender has determined that for any reason in connection with any request for a Daily Simple SOFR, Daily Simple RFR, Eurocurrency Rate, Term RFR or Term SOFR Rate Loan or a conversion thereto or continuation thereof that the Term SOFR Rate, Eurocurrency Rate, or Term RFR does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loans during the applicable Interest Period or a Daily Simple SOFR or Daily Simple RFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans, as applicable, and any Lender has provided notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 4.4.4 [Administrative Agent's and Lender's Rights].

(ii) Illegality. If at any time any Lender shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any Loan to which any Interest Rate Option applies, or the determination or charging of interest rates based upon any Interest Rate Option has been made impracticable or unlawful, by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or any Official Body has imposed material restrictions on the authority of such

Lender to purchase, sell, or take deposits of any Available Currency in the applicable interbank market for the applicable Available Currency, then the Administrative Agent shall have the rights specified in Section 4.4.4 [Administrative Agent's and Lender's Rights].

(iii) Reserved.

(iv) Administrative Agent's and Lender's Rights. In the case of any event specified in Section 4.4.1 [Unascertainable; Increased Costs; Deposits Not Available] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, in the case of an event specified in Section 4.4.2 [Illegality] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers.

i) Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a Loan under the affected Interest Rate Option in each such Available Currency shall be suspended (to the extent of the affected Interest Rate Option, or the applicable Interest Periods) until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.

ii) If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable; Increased Costs; Deposits Not Available] (i) if the Borrowers have previously notified the Administrative Agent of their selection of, conversion to or renewal an affected Interest Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall (A) with regard to any such pending request for Loans denominated in Dollars, be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans in the amount specified therein and (B) with regard to any such pending request for Loans denominated in an Optional Currency, be deemed ineffective (in each case to the extent of the affected Interest Rate Option, or the applicable Interest Periods), (ii) any outstanding affected Loans denominated in Dollars shall be deemed to have been converted into Base Rate Loans immediately or, in the case of Term Rate Loans, at the end of the applicable Interest Period, and (iii) any outstanding affected Loans denominated in an Optional Currency shall, at the Borrower's election, either be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Optional Currency) immediately or, in the case of Term Rate Loans, at the end of the applicable Interest Period or prepaid in full immediately or, in the case of Term Rate Loans, at the end of the applicable Interest Period; provided, however that absent notice from the Borrowers of conversion or prepayment, such Loans shall automatically be converted to Base Rate Loans (in an amount equal to the Dollar Equivalent of such Optional Currency).

iii) If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality], the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the

Lender to which an affected Interest Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan (which shall be, with respect to Loans denominated in an Optional Currency, in an amount equal to the Dollar Equivalent of such Optional Currency) or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan (which shall be, with respect to Loans denominated in an Optional Currency, in an amount equal to the Dollar Equivalent of such Optional Currency) upon such specified date.

(v) Benchmark Replacement Setting.

i) Benchmark Replacement.

(i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark for any Available Currency, then (A) if a Benchmark Replacement is determined in accordance with clause (1) or (3) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (4) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice from Lenders comprising the Required Lenders of objection to such Benchmark Replacement.

(ii) [Reserved].

ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (d) below and (y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.4.5 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.4.5.

iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate or based on a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

v) Benchmark Unavailability Period. Upon the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrowers may revoke any pending request for a Loan bearing interest based on or with reference to such Benchmark or conversion to or continuation of Loans bearing interest based on or with reference to such Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Loan or conversion to Loans denominated in Dollars (in the case of Loans denominated in an Optional Currency, in an amount equal to the Dollar Equivalent of such Optional Currency) bearing interest under the Base Rate Option. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(e) Selection of Interest Rate Options. If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under any Term Rate Loan Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrowers shall be deemed to have selected that such Borrowing Tranche shall automatically be continued under the applicable Term Rate

Loan Option with an Interest Period of one (1) month, commencing upon the last day of the existing Interest Period. If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans in an Optional Currency under any Term Rate Loan Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], then, unless such Borrowing Tranche is repaid as provided herein, the Borrowers shall be deemed to have selected that such Borrowing Tranche shall automatically be continued under the applicable Term Rate Loan Option in its original Available Currency with an Interest Period of one (1) month at the end of such Interest Period. If the Borrowers provide any Loan Request related to a Loan at the Eurocurrency Rate Option, Term SOFR Rate Option, or Term RFR Option for such Optional Currency, but fails to identify an Interest Period therefor, such Loan Request shall be deemed to request an Interest Period of one (1) month. Any Loan Request in Dollars that fails to select an Interest Rate Option shall be deemed to be a request for the Term Rate Loan Option with an Interest Period of one (1) month. If no election as to Available Currency is specified in the applicable Loan Request, then the requested Loans shall be made in Dollars.

(f) Interest Act (Canada) Disclosure. For purposes of the Interest Act (Canada): (i) whenever any interest or fee under this Agreement is calculated on the basis of a period of time other than a calendar year, such rate used in such calculation, when expressed as an annual rate, is equivalent to (x) such rate, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and divided by (z) the number of days in such period of time, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(g) Canadian Usury Provision. If any provision of this Agreement would oblige a Canadian Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of "interest" at a "criminal rate" (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Lender of "interest" at a "criminal rate", such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

a) first, by reducing the amount or rate of interest; and

b) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

(h) Minimum Interest Clause for Swiss Borrowers. The rates of interest provided for in this Agreement, insofar as they relate to the Swiss Tranche, are minimum interest rates. When entering into this Agreement, the parties have assumed that the interest payable by Swiss Borrowers at the rates set out in this Section 4.8 or in other Sections of this Agreement is not and will not become subject to Swiss Withholding Tax.

Notwithstanding that the parties hereto do not anticipate that any payment of interest will be subject to Swiss Withholding Tax, such parties agree that, in the event that (a) Swiss Withholding Tax is imposed on interest payments by any Swiss Borrower and (b) such Swiss Borrower is unable, solely by reason of the Swiss Withholding Tax Act, to comply with Section 5.9.2 [Payments Free of Taxes], then

a) the applicable interest rate in relation to that interest payment shall be (A) the interest rate which would have applied to that interest payment as provided for in Section 4.1 [Interest Rate Options] divided by (B) 1 minus the rate at which the relevant Tax deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties (where the rate at which the relevant Tax deduction is required to be made is for this purpose expressed as a fraction of 1); and

b) the Swiss Borrower shall (A) pay the relevant interest at the adjusted rate in accordance with paragraph (i) above, (B) make the Tax deduction on the interest so recalculated and (C) all references to a rate of interest under the Agreement shall be construed accordingly.

To the extent that interest payable by a Swiss Borrower under this Agreement becomes subject to Swiss Withholding Tax, at the Borrowers' expense, the Parties shall promptly cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary for the specific Swiss Borrower to obtain the tax ruling from Swiss Federal Tax Administration.

All the other provisions of Section 5.9 [Taxes] shall otherwise apply except for the gross-up requirement provided for under Section 5.9.2 [Payments Free of Taxes].

21. PAYMENTS

(a) Payments. All payments and prepayments to be made in respect of principal, interest, Facility Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 1:00 p.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of the Swing Loan Lender with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 1:00 p.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Dollar Equivalent or Optional

Currency Equivalent of the applicable currencies where such computations are required) and shall be deemed an "account stated." All payments of principal and interest made in respect of the Loans must be repaid in the same currency (whether Dollars or the applicable Optional Currency) in which such Loan was made and all Unpaid Drawings with respect to each Letter of Credit shall be made in the same currency (whether Dollars or the applicable Optional Currency) in which such Letter of Credit was issued. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the applicable Borrower with the Administrative Agent.

(b) Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Facility Fees, Letter of Credit Fees, or other fees (but excluding the Administrative Agent's Fee and the Issuing Lender's fronting fee) or amounts due from the Borrowers hereunder to the Lenders with respect to the Commitments and Loans, shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.4 [Administrative Agent's and Lender's Rights] in the case of an event specified in Section 4.4 [Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality; Benchmark Replacement Setting], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Facility Fees, Letter of Credit Fees, and other fees or amounts then due or payable such Lenders as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers solely with respect to Swing Loans shall be made by or to the Swing Loan Lender according to Section 2.5.5 [Borrowings to Repay Swing Loans].

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker's lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

b) the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrowers or any Consolidated Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Borrower in the amount of such participation.

(d) Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) Interest Payment Dates. As to any Loans to which the Base Rate Option or the Daily Simple RFR Option for the applicable Available Currency applies, interest shall be due and payable in arrears on each Payment Date. As to any Loans to which a Term Rate Loan Option applies, interest shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments; Cash Collateralization] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise). Interest shall be computed to, but excluding, the date payment is due.

(f) Voluntary Prepayments.

(i) Right to Prepay. Each Borrower shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever any Borrower desires to prepay any part of the Loans, such Borrower shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. (a) at least one (1) Business Day prior to the date of prepayment of any Loans that bear interest at the Base Rate Option; (b) at least three (3) Business Days prior to the date of prepayment of the Loans denominated in Dollars that bear interest at the Term SOFR Rate Option; (c) at least four (4) Business Days prior to the date of prepayment of the Revolving Credit Loans denominated in Optional Currencies that bear interest at the Eurocurrency Rate Option and (d) at least four (4) Business Days prior to the date of prepayment of any Loans denominated in Optional Currencies that bear interest at the Daily Simple RFR Option or Term RFR Option (or, in any case of clauses (a) through (d) above, notice delivered upon such shorter period of time then agreed to by the Administrative Agent), or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

a) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

b) a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans;

c) a statement indicating the application of the prepayment among Loans to which the Base Rate Option applies, the Term SOFR Rate Option applies, the Daily Simple RFR Option applies, the Term RFR Option applies and the Eurocurrency Rate Option applies; and

d) the total principal amount of such prepayment, which shall be equal to (i) in the case of any Base Rate Loan, $1,000,000 (or Dollar Equivalent thereof), with minimum increments thereafter of $500,000 (or Dollar Equivalent thereof), (ii) in the case of any Term Rate Loan or a Daily Simple RFR Loan, $5,000,000 (or Dollar Equivalent thereof), with minimum increments thereafter of $1,000,000 (or Dollar Equivalent thereof), and (iii) in the case of any Swing Loan, $500,000, with minimum increments thereafter of $250,000 (prepayments of Loans with different Interest Rate Options or Interest Periods shall be deemed separate prepayments for the purposes of the foregoing).

A notice of prepayment delivered by a Borrower may state that the prepayment contemplated thereby is subject to the effectiveness or funding of other credit facilities, the completion of any debt or equity offering or the completion of any other corporate transaction or event that will provide the proceeds for such repayment or otherwise result in such prepayment being required hereunder. The principal amount of the Loans, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.4 [Administrative Agent's and Lender's Rights], if the Borrowers prepay a Loan but fails to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans to which the Base Rate Option applies, (ii) then to other Revolving Credit Loans denominated in Dollars, (iii) then to Revolving Credit Loans that are Term RFR Loans denominated in an Optional Currency, (iv) then to Eurocurrency Rate Loans, (v) then to RFR Loans, (vi) then to Swing Loans to which the Base Rate Option applies, and (vii) then to Swing Loans to which Daily Simple SOFR applies. Any prepayment hereunder shall be subject to the Borrowers' obligation to indemnify the Lenders under Section 5.10 [Indemnity]. Prepayments shall be made in the currency in which such Loan was made, unless otherwise agreed by the Administrative Agent. Any amount of Loans paid or prepaid before the Expiration Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

(ii) Replacement of a Lender. In the event any Lender (a) gives notice under Section 4.4 [Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality; Benchmark Replacement Setting], (b) requests compensation under Section 5.8 [Increased Costs], or requires the Borrowers to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9[Taxes], (c) is a Defaulting Lender, (d) becomes subject to the control of an Official Body (other than normal and customary supervision), or (e) is a Non-Consenting Lender referred to in Section 12.1 [Modifications, Amendments or Waivers] or a Non-Extending Lender under Section 2.12 [Extension of Commitment Expiration Date], then in any such event the Borrowers may, at their sole effort and expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 12.8 [Successors and Assigns];

b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

c) in the case of any such assignment resulting from a claim for compensation under Section 5.8 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

d) such assignment does not conflict with applicable Law.

Solely with respect to circumstances described in Sections 5.6.2(i) through 5.6.2(iii), a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

(iii) Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8 [Increased Costs], or the Borrowers are or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased

Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(g) Mandatory Prepayments; Cash Collateralization.

(i) Mandatory Prepayments of Loans. If on any date (after giving effect to any other payments on such date) (A) the aggregate Dollar Equivalent amount of Revolving Facility Usage exceeds the aggregate Revolving Credit Commitments, (B) the Dollar Equivalent amount of Revolving Credit Loans from a Lender exceeds such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of the Dollar Equivalent amount of Letter of Credit Obligations, or (C) the Swing Loans outstanding exceed the Swing Loan Sublimit; then, in the case of each of the foregoing, the applicable Borrower or the Company shall prepay on such date the principal amount of Loans and, after Loans have been paid in full, any Unpaid Drawings, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Loans to the requirements as to the amounts of partial prepayments of Loans that are contained in Section 5.6 [Voluntary Prepayments]; provided, however, that if such excess results solely from fluctuations in the exchange rates related to any Optional Currencies applicable to any of the Loans or unpaid drawings, then neither the applicable Borrower nor the Company shall be obligated to make a prepayment pursuant to this Section 5.7.1 unless and/or until (1) the aggregate Dollar Equivalent amount of Revolving Facility Usage exceeds 105% of the aggregate of the Revolving Credit Commitments, or (2) the Dollar Equivalent amount of Revolving Credit Loans from a Lender exceeds 105% of such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of the Dollar Equivalent amount of Letter of Credit Obligations, and, in all cases governed by this proviso, such prepayment shall not be required until the third (3rd) Business Day after the date such excess first arose.

(ii) Application Among Interest Rate Options. All prepayments required pursuant to this Section 5.7 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans denominated in Dollars, then to Loans subject to the Term RFR Option denominated in an Optional Currency, then to Loans subject to a Eurocurrency Rate Option, then to Loans subject to Daily Simple RFR denominated in an Optional Currency, and the Borrowers will be subject to the indemnity obligations set forth in Section 5.8 [Increased Costs] and Section 5.9 [Taxes]. In accordance with Section 5.10 [Indemnity], the Borrowers shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Term Rate Loan Option on any day other than the last day of the applicable Interest Period.

(iii) Cash Collateralization. If on any date the Dollar Equivalent of Letter of Credit Obligations exceeds the Letter of Credit Sublimit, then the Issuing Lender shall pay to the Administrative Agent an amount in cash equal to such excess and the Administrative Agent shall hold such payment as security for the Reimbursement Obligations of the Issuing Lender hereunder in respect of Letters of Credit; provided, however, that if such excess results solely from fluctuations in the exchange rates related to any Optional Currencies applicable to any of the Letter of Credit Obligations, then the Issuing Lender shall not be obligated to make a cash payment to the Administrative Agent pursuant to this Section 5.7.3 [Cash Collateralization] unless and/or until such Letter of Credit Obligations equal or exceed 105% of the Letter of Credit Sublimit, and, in all cases governed by this proviso, such payment shall not be required until the third (3rd) Business Day after the date such excess first arose.

(iv) Application of Prepayments. All prepayments pursuant to this Section 5.7 shall be applied to reduce the Revolving Credit Loans (without a permanent corresponding Revolving Credit Commitment reduction unless otherwise provided in this Agreement).

(v) No Deemed Cure. The payment of any mandatory prepayment as required by this Section 5.7 [Mandatory Prepayments; Cash Collateralization] shall not be deemed to cure any Event of Default caused under another provision of this Agreement by the same occurrence which gave rise to the mandatory prepayment obligation under this Section 5.7 [Mandatory Prepayments; Cash Collateralization].

(h) Increased Costs.

(i) Increased Costs Generally. If any Change in Law shall:

a) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the applicable Interest Rate Option or reserve requirement which is addressed separately in this Section 5.8) or the Issuing Lender;

b) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

c) impose on any Lender, the Issuing Lender or the relevant market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing

Lender or other Recipient, the Borrowers will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered; provided that upon the occurrence of any Change in Law imposing a reserve percentage on any interest rate based on SOFR, a Eurocurrency Rate, a Daily Simple RFR, or a Term RFR, the Administrative Agent, in its reasonable discretion, may modify the calculation of each such SOFR, Eurocurrency Rate, Daily Simple RFR, or Term RFR-based interest rate to add (or otherwise account for) such reserve percentage.

(ii) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

(iii) Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and setting forth in reasonable detail the calculations necessary to determine such amount or amounts, and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(iv) Delay in Requests; Requests of Similarly Situated Borrowers. Each Lender agrees to promptly give the Borrowers notice of any demand for compensation pursuant to this Section 5.8 [Increased Costs]. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 5.8 [Increased Costs] for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof). Notwithstanding the foregoing, no Lender shall be entitled to claim any amounts pursuant to this Section 5.8 [Increased Costs] unless such Lender is then generally claiming or generally will claim such amounts in similar circumstances under comparable credit facilities with similar provisions to this Section 5.8 [Increased Costs] to which it is a party with borrowers that are similarly situated to and of similar creditworthiness to the Borrowers.

(i) Taxes.

(i) Issuing Lender. For purposes of this Section 5.9 [Taxes], the term "Lender" includes the Issuing Lender, and the term "applicable Law" includes FATCA.

(ii) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(iii) Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(iv) Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify each Recipient, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(v) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Borrowers to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 12.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5 [Indemnification by the Lenders].

(vi) Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to an Official Body pursuant to this Section 5.9 [Taxes], such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(vii) Status of Lenders.

a) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9.7(ii)(A), 5.9.7(ii)(B) and 5.9.7(iv)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. If any Foreign Lender fails to comply with the provisions in this Section 5.9, then the Borrowers shall not have any obligation to increase the sum payable to such Lender pursuant to Section 5.9 [Taxes] or to indemnify such Lender pursuant to this Section 5.9 for Taxes (included related penalties, interest and expenses) imposed by the United States or any political subdivision thereof.

b) Without limiting the generality of the foregoing, with regard to each U.S. Borrower,

5. any Lender that is a U.S. Person shall deliver to each U.S. Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

6. any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to each U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(a) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(b) executed originals of IRS Form W-8ECI;

(c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of a U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(d) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;

7. any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to each U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

8. if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to each U.S. Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code)

and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for each U.S. Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify each U.S. Borrower and the Administrative Agent in writing of its legal inability to do so.

(viii) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9.8 [Treatment of Certain Refunds], in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(ix) Survival. Each party's obligations under this Section 5.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

(x) Lenders' Cooperation in Tax Matters. Promptly upon request by the Administrative Agent, at the Borrowers' expense, each of the Lenders agrees to cooperate in completing any procedural formalities necessary for any Borrower to obtain authorization to make any payments under this Agreement without any deduction or withholding for or on account of taxes from a payment under a Loan Document. Each of the Lenders further agrees to provide such information as any Swiss Borrower may reasonably request from time to time to determine such Swiss Borrower's compliance with Swiss Bank Rules.

Within thirty (30) days after request by any Lender that holds a passport under the HMRC DT Treaty Passport scheme and which wishes that scheme to apply to this Agreement, the Company shall file a duly completed form DTTP-2 [Notification of a loan from a Double Taxation Treaty Passport Holder] in respect of such Lender, with HM Revenue and Customs and shall promptly provide Lender with a copy of that filing.

(j) Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrowers shall indemnify each Lender against all liabilities, losses or expenses (excluding loss of anticipated profits, but including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

a) payment, prepayment, conversion or renewal of any Loan to which a Term Rate Loan Option applies on a day other than the last day of the corresponding Interest Period, whether or not any such payment or prepayment is mandatory, voluntary or automatic and whether or not any such payment or prepayment is then due, or

b) attempt by any Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments] or failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Loan under the Base Rate Option on the date or in the amount notified by the Borrower, or

c) any assignment of a Loan under a Term Rate Loan Option on a day other than the last day of the Interest Period therefor, as a result of a request by the Borrowers pursuant to Section 5.6.2 [Replacement of a Lender], or

d) the failure by the Borrowers to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Optional Currency on its scheduled due date or any payment thereof in a different currency.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given. Notwithstanding the foregoing, no Lender shall be entitled to claim any amounts pursuant to this Section 5.10 [Indemnification] unless such Lender is then generally claiming or generally will claim such amounts in similar circumstances under comparable credit facilities with similar provisions to this Section 5.10 [Indemnification] to which it is a party with borrowers that are similarly situated to and of similar creditworthiness to the Borrowers.

(k) Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and the Swing Loan Lender may make Swing Loans as provided in Section 2.1.4 [Swing Loan Commitment] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "Required Share"). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment date as provided for herein and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 [Settlement Date Procedures] shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.4 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender's Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.

(l) Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures the Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

(m) Indemnity in Certain Events. The obligation of Borrower in respect of any sum due from Borrower to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal lending procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

22. REPRESENTATIONS AND WARRANTIES

(a) Representations and Warranties. The Borrowers, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

(i) Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. Each Borrower, the Company and each of the Company's Significant Subsidiaries (i) is a corporation, partnership or limited liability company

(or foreign jurisdictional equivalent) duly organized or formed, as applicable, validly existing and in good standing under the laws of its jurisdiction of organization or formation, as applicable, (ii) has all requisite corporate, partnership or limited liability company (or foreign equivalent) power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except in the case of such licenses, authorizations, consents and approvals, where the failure to obtain them would not have a Material Adverse Effect; and (iii) is duly licensed or qualified and in good standing (or foreign jurisdictional equivalent) in each jurisdiction where such licensing or qualification is required, except where the failure to be licensed, qualified or in good standing will not result in a Material Adverse Effect. No Event of Default or Potential Default exists or is continuing.

(ii) Consolidated Subsidiaries and Owners; Investment Companies. Schedule 6.1.2 is a complete and correct list, as of the Seventh Amendment Effective Date, of all Consolidated Subsidiaries of the Company and of all Investments held by the Company or any of its Consolidated Subsidiaries in any material joint venture or other similar Person. The Certificates of Beneficial Ownership executed and delivered to the Administrative Agent and the Lenders on or prior to the date of this Agreement are true and correct as of the date hereof. All outstanding shares or other equity interests of the Company’s Consolidated Subsidiaries held by the Company or any of its Consolidated Subsidiaries are validly issued, fully paid and non-assessable (except in the case of RPM Canada Finance) and the Company (or the respective Consolidated Subsidiary of the Company) owns such shares or other equity interests free and clear of all Liens, other than Permitted Liens.

(iii) Corporate Action. Each Borrower has all necessary corporate, partnership or limited liability company (or foreign equivalent) power, as applicable, and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; the execution, delivery and performance by each Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate, partnership or limited liability company (or foreign equivalent) action, as applicable; and this Agreement has been duly and validly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of such Borrower and, on the Closing Date, each of the other Loan Documents to which the Borrowers are to be a party will constitute their legal, valid and binding obligation, in each case enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement or creditors' rights generally and by general equitable principles.

(iv) No Breach. Neither the execution and delivery of this Agreement or the other Loan Documents by any Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a breach of, or require any consent under, (a) the Organizational Documents of such Borrower, (b) any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or (c) any material agreement or instrument to which the Company or any of its Consolidated Subsidiaries is a party or by which it is bound or to which it is subject, or constitute a default under any such material agreement or instrument, or result in the creation or imposition of any Lien (other than

Permitted Liens) upon any of the revenues or assets of the Company or any of its Consolidated Subsidiaries pursuant to the terms of any such agreement or instrument, in each case of clauses (b) and (c), except as would not have a Material Adverse Effect.

(v) Litigation. Except as disclosed in the Disclosure Documents, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Consolidated Subsidiary of such the Company which would reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any material provision of any Loan Document. The disclosure of litigation to the Lenders pursuant to this Section does not necessarily mean that such litigation is of the type described in this Section or that the Company believes that such litigation has any merit whatsoever.

(vi) Approvals. Each of the Borrowers has obtained all material authorizations, approvals and consents of, and has made all filings and registrations with, any governmental or regulatory authority or agency and any third party necessary for the execution, delivery or performance by it of any Loan Document to which it is a party, or for the validity or enforceability thereof.

(vii) Margin Stock. None of the Company or any Consolidated Subsidiaries of the Company engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Borrowers or any Consolidated Subsidiary of any Borrower holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Borrower or any Consolidated Subsidiary of any Borrower are or will be represented by margin stock.

(viii) Information.

i) Neither this Agreement nor any other Loan Document, nor any written factual information (other than, for the avoidance of doubt, financial projections, estimates, and other forward-looking information and information of a general economic or industry specific nature) contained in any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, when furnished, taken as a whole (after giving effect to all supplements and updates thereto from time to time), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not materially misleading; provided, that with respect to projected, pro forma or estimated information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being agreed that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections).

ii) Without limiting the generality of paragraph (a):

(a) The audited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of May 31, 2018 and the audited consolidated statements of income, shareholders' equity and cash flows for the fiscal year ended May 31, 2018 (collectively, the "Statements") have been prepared in accordance with GAAP consistently applied. The Statements fairly present the financial position of the Company and its Consolidated Subsidiaries as of May 31, 2018 and the results of their operation and their cash flows for the fiscal year ended May 31, 2018 in conformity with GAAP.

(b) The unaudited balance sheet of the Company and its Consolidated Subsidiaries as of August 31, 2018 and the unaudited consolidated statements of income, shareholders' equity and cash flows for the three (3) months then ended have been prepared in accordance with GAAP consistently applied, and fairly present the financial position of the Company and its Consolidated Subsidiaries as of August 31, 2018 including their operations and their cash flows for the three (3) months then ended in conformity with GAAP (subject to normal year-end adjustments).

(c) The Company and its Consolidated Subsidiaries did not on the date of the balance sheet referred to in clause (i) above, and will not on the Closing Date, have any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet.

iii) [Reserved].

iv) Since May 31, 2018, no event has occurred and no condition has come into existence which has had, or is reasonably likely to have, a Material Adverse Effect.

(ix) Taxes. All federal, state, provincial, local and other material tax returns required to have been filed with respect to the Company and each Consolidated Subsidiary of the Company have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except (a) to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made in accordance with Section 8.1.2 [Payment of Liabilities, Including Taxes, Etc.], or (b) those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no material tax disputes or contests pending as of the Closing Date which would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Consolidated Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

(x) Ownership and Use of Properties. Each of the Company and each Consolidated Subsidiary of the Company will have on the Closing Date and at all times thereafter, legal title or ownership of, or the right to use pursuant to enforceable and valid agreements or arrangements, all tangible property, both real and personal, and all franchises, licenses, copyrights, patents and know-how which is material to the operation of its business to be conducted, except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xi) Sanctions; International Trade, Anti-Money Laundering and Anti-Corruption Laws. No Covered Entity nor any of its directors, officers, or employees, nor, to the knowledge of any Borrower, any agents or affiliates acting on behalf of any Covered Entity: (a) is a Sanctioned Person; (b) does business in or with, or derives any of its income, directly or indirectly, from any Sanctioned Person or any Sanctioned Jurisdiction in violation of applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws, or Anti-Corruption Laws; or (c) is in violation of applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws, or Anti-Corruption Laws. No Covered Entity nor any of its directors, officers, or employees, nor to the knowledge of any Borrower, any agents or affiliates acting on behalf of any Covered Entity: (x) is in receipt of any written notice or written communication from any Compliance Authority that alleges, or otherwise pertains to, an actual or potential violation of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws by any Covered Entity; or (y) to the knowledge of any Borrower, is the target or subject of any investigation, or has received any request for information, involving any allegation relating to a violation by any Covered Entity of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws by an Official Body. The Company, for itself and its Subsidiaries, has instituted, maintains, and enforces policies and procedures reasonably designed to ensure compliance with applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws.

(xii) Investment Company Act. Neither the Company nor any of its Consolidated Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act, and shall not become such an "investment company" or under such "control."

(xiii) ERISA Compliance. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect:

a) each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Pension Plan is so qualified, or such Pension Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrowers and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan; and

b) no ERISA Event has occurred or is reasonably expected to occur; (a) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan's assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code); (b) no Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) no Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (d) no Borrower nor any member of the ERISA Group has received notice pursuant to Section 4242(a)(1)(B) of ERISA that a Multiemployer Plan is in reorganization and that additional contributions are due to the Multiemployer Plan pursuant to Section 4243 of ERISA; and (e) no Borrower nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(xiv) Environmental Matters. Except as disclosed in the Disclosure Documents, neither the Company nor any of its Consolidated Subsidiaries has (i) failed to obtain any permits, certificates, licenses, approvals, registrations and other authorizations which are required under any applicable Environmental Law where failure to have any such permit, certificate, license, approval, registration or authorization would have a Material Adverse Effect; (ii) failed to comply with the terms and conditions of all such permits, certificates, licenses, approvals, registrations and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any notice or demand letter from any regulatory authority issued, entered, promulgated or approved thereunder where failure to comply would have a Material Adverse Effect; or (iii) failed to conduct its business so as to comply with applicable Environmental Laws where failure to so comply would have a Material Adverse Effect. The disclosure of any failure or alleged failure to the Lenders pursuant to this Section does not necessarily mean that such failure is of the type described in this Section or that any such allegation has any merit whatsoever.

(xv) Solvency. On the Closing Date and after giving effect to the initial Loans hereunder, the Company and its Consolidated Subsidiaries are Solvent.

(xvi) Affected Financial Institutions. No Borrower is an Affected Financial Institution.

23. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the satisfaction of the following conditions:

(a) First Loans and Letters of Credit.

(i) Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

a) A certificate of the Company signed by an Authorized Officer of the Company, dated the Closing Date stating that (A) all representations and warranties of the Borrowers set forth in this Agreement are true and correct in all material respects, (B) the Borrowers are in compliance with each of the covenants and conditions hereunder, (C) no Event of Default or Potential Default exists and (D) there is no litigation or proceedings of which it is aware before any courts, arbitrators or governmental or regulatory agencies affecting the Company or any of its Consolidated Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

b) A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary or Director of each of the Borrowers, certifying as appropriate as to: (a) all action taken by each Borrower in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing (or foreign jurisdictional equivalent in each jurisdiction where such certification is required) of each Borrower in each state where organized or qualified to do business;

c) This Agreement and each of the other Loan Documents signed by an Authorized Officer;

d) Opinions of counsel for each of the Borrowers, dated the Closing Date, each in form and substance acceptable to the Administrative Agent and the Lenders;

e) A duly completed Compliance Certificate for the fiscal period ending August 31, 2018, signed by an Authorized Officer of the Company;

f) Evidence that the commitments of the lenders under the Existing Credit Agreement have been terminated and all outstanding obligations thereunder have been paid (other than (x) contingent indemnification obligations, and (y) Letters of Credit which are deemed to be issued under this Agreement in accordance with the terms hereof);

g) A completed and executed Loan Request from the Borrowers in substantially the form of Exhibit 2.4.1 and, if applicable, Swing Loan Request from the Borrowers in substantially the form of Exhibit 2.4.2;

h) An executed Certificate of Beneficial Ownership for each Foreign Borrower in form and substance acceptable to the Administrative Agent and each Lender, and such other documentation and other information requested by the Administrative Agent or any Lender in connection with applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act; and

i) Evidence that adequate insurance required to be maintained under this Agreement is in full force and effect, in form and substance satisfactory to the Administrative Agent.

(ii) Payment of Fees. The Borrowers shall have paid all fees payable on or before the Closing Date as required by this Agreement, the Administrative Agent's Letter or any other Loan Document.

(iii) Due Diligence. All legal details and proceedings in connection with the transactions contemplated by this Agreement, the Notes and all other Loan Documents, including, but not limited to, the business, legal, accounting and financial due diligence with respect to the Borrowers, shall be in form and scope satisfactory to the Administrative Agent and the Lenders.

(b) Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) all representations and warranties of the Borrowers under Section 6 [Representations and Warranties], other than the representations and warranties in Section 6.1.5 and Section 6.1.8(d), shall then be true and correct in any respect (in the case of any representation or warranty containing a materiality qualification) or in any material respect (in the case of any representation of warranty without any materiality qualifications) (except representations and warranties which expressly relate to an earlier date or time, which representations or warranties shall be true and correct on and as of the specific dates or times referred to therein), (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the Borrowers shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be or telephonic notice of such request pursuant to Section 2.4.1 [Revolving Credit Loan Requests], and (iv) in the case of any Loan or Letter of Credit to be denominated in an Optional Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Optional Currency) or the Issuing Lender (in the case of any Letter of Credit to be denominated in an Optional Currency) would make it impracticable for such Loan or Letter of Credit to be denominated in the relevant Optional Currency.

24. COVENANTS

The Borrowers, jointly and severally, covenant and agree that until Payment In Full, the Borrowers shall comply at all times with the following covenants:

(a) Affirmative Covenants.

(i) Preservation of Existence, Etc. Each Borrower shall, and shall cause each of its Consolidated Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company (or foreign equivalent) and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except, in each case (other than as to any Borrower, the Company, and each of the Company's Significant Subsidiaries, in its jurisdiction of organization), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, and provided that nothing herein shall prevent (i) the consolidation or merger (and resulting dissolution) of any Consolidated Subsidiary of the Company into the Company so long as the Company is the surviving corporation, (ii) the consolidation or merger of any Consolidated Subsidiary of the Company into any other Consolidated Subsidiary of the Company so long as, in the case of such mergers or consolidations involving one or more Borrowers (other than the Company), either (A) a Borrower is the surviving entity, or (B) to the extent a Borrower is not the surviving corporation, such Borrower has been released in accordance with Section 12.15.2 [Release of Borrowers], (iii) the sale of any Consolidated Subsidiary of the Company which is not a Significant Subsidiary so long as, in the case of any Borrower (other than the Company), such Borrower has been released in accordance with Section 12.15.2 [Release of Borrowers], (iv) the sale of any Consolidated Subsidiary of the Company as long as such Consolidated Subsidiary remains a Consolidated Subsidiary of the Company, (v) the termination of corporate, partnership or limited liability company (or foreign equivalent) existence, dissolution or abandonment by the Company of any Consolidated Subsidiary which is a not a Significant Subsidiary so long as, in the case of any Borrower (other than the Company), such Borrower has been released in accordance with Section 12.15.2 [Release of Borrowers], (vi) the termination of partnership or limited liability company (or foreign equivalent) existence or dissolution by the Company or any Consolidated Subsidiary so long as such termination of partnership or limited liability company (or foreign equivalent) or dissolution is effectuated between Consolidated Subsidiaries of the Company and, in the case of any Borrower (other than the Company), such Borrower has been released in accordance with Section 12.15.2 [Release of Borrowers], and (vii) any sale, lease or transfer of assets, merger or consolidation not prohibited by Section 8.2.3 [Liquidations, Mergers, Consolidations].

(ii) Payment of Liabilities, Including Taxes, Etc. Each Borrower shall, and the Company shall cause each of its Consolidated Subsidiaries to, duly pay and discharge all material liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all material taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, and all material lawful claims which, if unpaid, might become a Lien upon the property of such Borrower or such Consolidated Subsidiary, provided that neither the Borrowers nor the Company's Consolidated Subsidiaries shall be required to pay any such taxes, assessments or charges, levy or claim (a) the payment of which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto, or (b) if the non-payment thereof would not reasonably be expected to have a Material Adverse Effect.

(iii) Maintenance of Insurance. Each Borrower shall, and shall cause each of its Consolidated Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

(iv) Maintenance of Properties and Leases. Each Borrower shall, and shall cause each of its Consolidated Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted and having regard to the condition of such properties at the time such properties were acquired by such Borrowers) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(v) Visitation Rights. Each Borrower shall, and shall cause each of its Consolidated Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders (to the extent contemporaneous with any audit to be performed by the Administrative Agent so long as no Event of Default has occurred and is continuing) to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail as the Administrative Agent (or such Lenders) may reasonably request, provided that, absent an Event of Default, such visits and inspections shall be limited to one time per year. Any Lender may accompany the Administrative Agent on such visitation or inspection. All such inspections shall be on a Business Day during normal business hours and on reasonable prior notice.

(vi) Keeping of Records and Books of Account. The Borrowers shall, and shall cause each Consolidated Subsidiary of the Borrowers to, maintain and keep proper books of record and account which enable the Company and its Consolidated Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrowers or any Consolidated Subsidiary of the Borrowers, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

(vii) Compliance with Laws. The Company shall, and shall cause each of its Consolidated Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 [Compliance with Laws] if any failure to comply with any Law (a) would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Effect or (b) is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto.

(viii) Use of Proceeds. The Borrowers will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.7 [Use of Proceeds] and as permitted by applicable Law.

(ix) [Reserved].

(x) [Reserved].

(xi) Sanctions; International Trade, Anti-Money Laundering and Anti-Corruption Laws. Each Borrower shall comply with applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws and maintain and enforce policies and procedures reasonably designed to ensure compliance with all applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws by each Covered Entity, each Covered Entity’s directors and officers, and any employee, agent or affiliate acting on behalf of each Covered Entity in connection with this Agreement.

(xii) Certificate of Beneficial Ownership and Other Additional Information. Each Foreign Borrower shall provide to the Administrative Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and Lenders, upon request by the Administrative Agent or any Lender from time to time, (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to Administrative Agent and each Lender, when the individual(s) to be identified as a Beneficial Owner have changed, and (iii) such other information and documentation as may reasonably be requested by Administrative Agent or any Lender from time to time for purposes of compliance by Administrative Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other "know your customer" and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.

(b) Negative Covenants.

(i) Negative Pledge. The Company will not, and will not permit any of its Consolidated Subsidiaries to, create or suffer to exist any Lien upon any property or assets, now owned or hereafter acquired, securing any Indebtedness or other obligation, except Permitted Liens.

(ii) [Reserved].

(iii) Liquidations, Mergers, Consolidations.

a) No Borrower shall consolidate or merge with or into another Person or consummate any Delaware LLC Division, except that any Borrower may consolidate or merge with another Person if (A) such Borrower is the entity surviving such merger and (B) immediately after giving effect to such consolidation or merger, no Event of Default or Potential Default shall have occurred and be continuing; and

b) Neither the Company nor any other Borrower that is a Significant Subsidiary of the Company shall sell, lease or otherwise transfer, directly or indirectly, in one transaction or a series of related transactions, all or substantially all of its business or assets; provided that any Borrower other than the Company may sell, lease or transfer all or substantially all of its business or assets to the Company, any other Borrower or any wholly-owned Consolidated Subsidiary of the Company;

provided however, nothing herein shall prevent any of the transactions or events permitted under clauses (i) through (vii) of Section 8.1.1 [Preservation of Existence, Etc.].

(iv) [Reserved].

(v) Continuation of or Change in Business. The Company and its Consolidated Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Closing Date and other business activities that are extensions thereof (including any new product lines or manufacturing or distribution of product lines) or otherwise incidental, reasonably related or ancillary to any of the foregoing.

(vi) [Reserved].

(vii) Sanctions; International Trade, Anti-Money Laundering and Anti-Corruption Laws. The Borrowers will not, and will not permit any of their Subsidiaries to do any of the following, nor permit any of such Borrower’s directors, officers or employees, or, to such Borrower’s knowledge, any agents or affiliates acting on its behalf in connection with this Agreement, to: (a) become a Sanctioned Person; (b) directly or, to the knowledge of any Borrower, indirectly (through a third party or otherwise), provide, use, or make available the proceeds of any Loan hereunder (i) to fund or facilitate any activities or business of, with, or for the benefit of any Sanctioned Person, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction in violation of any Sanctions, or (iii) to act in any manner in violation of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws; (c) in the execution, delivery or performance of this Agreement, or any activities, transactions, services, or any collateral or security interest contemplated by this Agreement, violate Sanctions; (d) directly or, to the knowledge of any Borrower, indirectly, repay in whole or in part any Loan hereunder with proceeds derived from investments in or transactions with any Sanctioned Jurisdiction or Sanctioned Person or otherwise in violation of Sanctions; or (e) do business in or with, or derive any of its income, directly or, to the knowledge of any Borrower, indirectly, from any Sanctioned Jurisdiction or Sanctioned Person.

(viii) Maximum Leverage Ratio. The Company will not permit the Net Leverage Ratio, as calculated at the end of each fiscal quarter ending after the Closing Date, to be greater than 3.75 to 1.00; provided, however, that (1) if the Company has delivered the Maximum Leverage Increase Notice, so long as no Event of Default or Potential Default exists at such time the maximum permitted Net Leverage Ratio shall increase to 4.25 to 1.00 as calculated at the end of the four fiscal quarters following delivery of the Maximum Leverage Increase Notice (such period of time being the "Increased Net Leverage Ratio Period") and (2) with respect to any acquisition for which the aggregate consideration is $100,000,000 or greater (a “Material Acquisition”), and upon written request by the Company delivered to the Administrative Agent no later than 30 days following the consummation of such Material Acquisition, the maximum permitted Net Leverage Ratio shall increase to 4.25 to 1.00 as calculated at the end of the four fiscal quarters following such Material Acquisition (each such period of time being an “Increased Net Leverage Ratio Period Due to Material Acquisition”); provided, further, that (i) there shall be no more than one Increased Net Leverage Ratio Period, and (ii) there shall be at least four fiscal quarters in which the Net Leverage Ratio does not exceed 3.75 to 1.00 between any two Increased Net Leverage Ratio Periods Due to Material Acquisition; provided, however that the requirements of this clause (ii) shall not be applicable in connection with the first Increased Net Leverage Ratio Period Due to Material Acquisition (if any) elected by the Company after December 16, 2021 but such requirements of this clause (ii) shall be applicable for each Net Leverage Ratio Period Due to Material Acquisition (if any) elected by the Company thereafter.

(c) Reporting Requirements. The Company will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

(i) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Company and its Consolidated Subsidiaries, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments and footnotes) by the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Controller, Treasurer or Assistant Treasurer of the Company as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Borrowers will be deemed to have complied with the delivery requirements of this Section 8.3.1 [Quarterly Financial Statements] if within forty-five (45) days (or any such earlier date as may be mandated by the Securities and Exchange Commission) after the end of its fiscal quarter, the Company delivers to the Administrative Agent on behalf of the Lenders a copy of its Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission and the financial statements contained therein meet the requirements described in this Section 8.3.1 [Quarterly Financial Statements].

(ii) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company and its Consolidated Subsidiaries, financial statements of the Company and its Consolidated Subsidiaries consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of any “going concern” or like qualification. The Borrowers will be deemed to have complied with the delivery requirements of this Section 8.3.2 [Annual Financial Statements] if within ninety (90) days (or any such earlier date as may be mandated by the Securities and Exchange Commission) after the end of its fiscal year, the Company delivers to the Administrative Agent on behalf of the Lenders a copy of its Annual Report on Form 10-K as filed with the Securities and Exchange Commission and the financial statements and certification of public accountants contained therein meet the requirements described in this Section 8.3.2 [Annual Financial Statements].

(iii) Certificate of the Company. Concurrently with the financial statements of the Company furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a "Compliance Certificate") of the Company signed by a Senior Officer, in the form of Exhibit 8.3.3.

(iv) Notices.

1) Default. Promptly (and in any event within three (3) Business Days) after any Senior Officer of the Company has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which the Company proposes to take with respect thereto.

2) Litigation. Promptly after the commencement thereof, notice of all actions, suits, legal or arbitral proceedings or investigations before or by any governmental or regulatory authority or agency or any other Person against any Borrower or Consolidated Subsidiary which would reasonably be expected to be adversely determined and, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

3) Financial Statements. Promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed.

4) Environmental Matters. Promptly upon receipt thereof, notice in writing of any complaint, order citation, notice or other written communication from any Person with respect to, or if the Company becomes aware after due inquiry of, (i) the existence or alleged existence of a violation of any applicable Environmental Law or Environmental Liability at, upon, under or within any property now or previously owned, leased, operated or used by the Company or any of its Consolidated Subsidiaries or any part thereof, or due to the operations or activities of the Company, any Consolidated Subsidiary on or in connection with such property or any part thereof (including receipt by the Company or any Consolidated Subsidiary of any notice of the happening of any event involving the Release of a reportable quantity under any applicable Environmental Law or cleanup of any Hazardous Substance), (ii) any Release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, (iii) the commencement of any cleanup pursuant to or in accordance with any applicable Environmental Law or any Hazardous Substances on or about such property or any part thereof and (iv) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each case which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

5) Registration Statements. Promptly upon the filing thereof, copies of all registration statements (other than any registration statements on Form S-8 or its equivalent) and any report which the Company shall have filed with the Securities and Exchange Commission.

6) ERISA Event. Promptly upon the occurrence of any ERISA Event.

7) Change in Rating. Promptly after a Senior Officer of the Company knows of a change in the ratings accorded to the Company by Fitch, Standard & Poor's and/or Moody's or in the outlook with respect thereto, a notice of such change in the rating.

8) Other Information. From time to time such other information regarding the financial condition, operations, prospects of business of the Company or any Borrower as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

(v) Delivery. Documents required to be delivered pursuant to Sections 8.3.1 [Quarterly Financial Statements], 8.3.2 [Annual Financial Statements], 8.3.4.3 [Financial Statements] and 8.3.4.5 [Registration Statements] (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and shall be deemed to have been delivered on the date (a) on which the Company posts such documents, or provides a link thereto on the Company's website on the Internet at the website address rpminc.com (or other website notified pursuant to Section 12.5 [Notices; Effectiveness; Electronic Communication]); or (b) on which such documents are posted on the Company's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

25. DEFAULT

(a) Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

(i) Payments Under Loan Documents. The Borrowers shall fail to pay (i) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Obligation when due or (ii) any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents within five (5) Business Days after the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

(ii) Breach of Warranty. Any representation or warranty made at any time by any of the Borrowers herein or by any of the Borrowers in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

(iii) Breach of Specified Covenants or Visitation Rights. Any of the Borrowers shall default in the observance or performance of any covenant contained in Section 8.1.11 [Sanctions; International Trade, Anti-Money Laundering and Anti-Corruption Laws], Section 8.2.1 [Liens; Lien Covenants], Section 8.2.3 [Liquidations, Mergers, Consolidations], Section 8.2.7 [Sanctions; International Trade, Anti-Money Laundering and Anti-Corruption Laws], Section 8.2.8 [Maximum Leverage Ratio], Section 8.3.2 [Annual Financial Statements], or Section 8.3.4.1 [Default];

(iv) Breach of Other Covenants. Any of the Borrowers shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days after notice thereof to the Company by the Administrative Agent or any Lender (through the Administrative Agent);

(v) Defaults in Other Material Indebtedness. The Company or any of its Consolidated Subsidiaries shall default in the payment when due of any principal of or interest on Indebtedness having an aggregate outstanding principal amount of at least $250,000,000 (other than the Loans); or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder’s behalf to accelerate the maturity thereof;

(vi) Final Judgments or Orders. Any final judgments or orders for the payment of money shall be rendered by a court or courts against the Company or any of its Consolidated Subsidiaries in excess of $250,000,000 in the aggregate (excluding any amount of such judgment as to which an Acceptable Insurer has not disclaimed liability), and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof, or the Company or such Consolidated Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(vii) Inability to Pay Debts. The Company, any other Borrower or any of the Company's Significant Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

(viii) Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against any of the Borrowers or their respective successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared by any Borrower to be ineffective or inoperative or shall in any way be challenged or contested by any Borrower or cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(ix) Events Relating to Plans and Benefit Arrangements. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000,000;

(x) Change of Control. (i) Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 50% or more of the voting capital stock of the Company; or (ii) individuals who on the Closing Date constituted the board of directors of the Company, together with any new directors whose election by the board of directors or whose nomination for election by the equity holders of the Company was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of Company then in office; and

(xi) Relief Proceedings. (i) A Relief Proceeding shall have been instituted against the Company, any other Borrower, or any of the Company's Significant Subsidiaries and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) the Company, any other Borrower, or any of the Company's Significant Subsidiaries institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) the Company, any other Borrower, or any of the Company's Significant Subsidiaries ceases to be solvent or admits in writing its inability to pay its debts as they mature.

(b) Consequences of Event of Default.

(i) Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 through 9.1.10 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) terminate any Letter of Credit that may be terminated in accordance with its terms and/or require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

(ii) Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.11 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, the Unpaid Drawings, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Borrowers shall immediately deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

(iii) Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Borrower against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrowers or such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

(iv) Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 9.2 for the benefit of all the Lenders the Issuing Lender and the Swing Loan Lender; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swing Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swing Loan Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.2.3 (subject to the terms of Section 5.3 [Sharing of Payments by Lenders]), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.2.4, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.3 [Sharing of Payments by Lenders], any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders; and

(v) Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 [Consequences of Event of Default] and until all Obligations of the Borrowers have been Paid in Full, any and all proceeds received by the Administrative Agent, the Issuing Lender or any other Lender shall, unless otherwise required by the terms of the other Loan Documents or by applicable law, be applied as follows:

a) first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with the collection of any Obligations of any of the Borrowers under any of the Loan Documents as and to the extent set forth in Section 12.3 [Expenses; Indemnity; Damage Waiver];

b) second, to the repayment of all Obligations then due and unpaid of the Borrowers to the Lenders or their Affiliates incurred under this Agreement or any of the other Loan Documents and to Cash Collateralize the Letter of Credit Obligations, ratably among the Lenders in proportion to the respective amounts payable to them with respect to such Obligations; and

c) the balance, if any, as required by Law.

26. THE ADMINISTRATIVE AGENT

(a) Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 [The Administrative Agent] are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Borrower shall have rights as a third party beneficiary of any of such provisions.

(b) Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Consolidated Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(c) Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing

Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 [The Administrative Agent] shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(f) Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrowers (so long as no Specified Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent with approval from the Borrowers (so long as no Specified Event of Default has occurred and is continuing); provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6 [Resignation of Administrative Agent]. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section 10 [The Administrative Agent] and Section 12.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring

Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 10.6 [Resignation of Administrative Agent], PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

(g) Removal of Administrative Agent. If the Person serving as Administrative Agent is a Defaulting Lender, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the "Removal Effective Date"), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(h) Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(i) No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Lenders, the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents or other parties listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

(j) [Reserved].

(k) Administrative Agent's Fee. The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the "Administrative Agent's Fee") under the terms of a letter (the "Administrative Agent's Letter") between the Borrowers and Administrative Agent, as amended from time to time.

(l) No Reliance on Administrative Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Money Laundering Law, any Anti-Corruption Law or any International Trade Law, including any programs involving any of the following items relating to or in connection with any of the Borrowers, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

(m) Erroneous Payments.

i) If the Administrative Agent notifies a Lender or Issuing Lender, or any Person who has received funds on behalf of a Lender or Issuing Lender (any such Lender, Issuing Lender or other recipient, a "Payment Recipient") that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an "Erroneous Payment") and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

ii) Without limiting immediately preceding clause (a), each Lender or Issuing Lender, or any Person who has received funds on behalf of a Lender or Issuing Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Issuing Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Issuing Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.13(b).

iii) Each Lender or Issuing Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

iv) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an "Erroneous Payment Return Deficiency"), upon the Administrative Agent's notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class of Loans with respect to which such Erroneous Payment was made (the "Erroneous Payment Impacted Class") in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the "Erroneous Payment Deficiency Assignment") at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender and (iv) the Administrative Agent may reflect in the register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the "Erroneous Payment Subrogation Rights").

v) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers for the purpose of making such Erroneous Payment.

vi) To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on "discharge for value" or any similar doctrine.

vii) Each party's obligations, agreements and waivers under this Section 10.13 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

27. GUARANTY

(a) Guaranty by the Company. The Company hereby irrevocably and unconditionally guarantees, for the benefit of the Benefited Creditors, all of the following (collectively, the "Company Guaranteed Obligations"): (a) the principal of and interest on the Notes issued by, and the Loans made to, and the other Obligations of, the Foreign Borrowers under this Agreement, and (b) all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued for the benefit of any Borrower (other than the Company) under this Agreement, in all cases under subparts (a) or (b) above, whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code. Upon failure by any Borrower to pay punctually any of the Company Guaranteed Obligations, the Company shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument. For the avoidance of doubt, this is a guaranty of payment and not just of collection.

(b) Additional Undertaking. As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees, for the benefit of the Benefited Creditors that, should any amounts not be recoverable from the Company under Section 11.1 [Guaranty by the Company] for any reason whatsoever (including, without limitation, by reason of any provision of any Loan Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other Person, at any time, the Company as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Benefited Creditors, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Loan Documents or any other applicable agreement or instrument.

(c) Guaranty Unconditional. The obligations of the Company under this Section 11 [Guaranty] shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

(i) any extension, renewal, settlement, compromise, waiver or release in respect to any Company Guaranteed Obligation under any agreement or instrument, by operation of law or otherwise;

(ii) any modification or amendment of or supplement to this Agreement, any Note, any other Loan Document, or any agreement or instrument evidencing or relating to any Company Guaranteed Obligation;

(iii) any release, non-perfection or invalidity of any direct or indirect security for any Company Guaranteed Obligation under any agreement or instrument evidencing or relating to any Company Guaranteed Obligation;

(iv) any change in the corporate or limited liability company existence, structure or ownership of any Borrower or other Consolidated Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or other Consolidated Subsidiary or its assets or any resulting release or discharge of any obligation of any Borrower or other Consolidated Subsidiary contained in any agreement or instrument evidencing or relating to any Company Guaranteed Obligation;

(v) the existence of any claim, set-off or other rights which the Company may have at any time against any other Borrower, the Administrative Agent, any Lender, any Affiliate of any Lender or any other person, whether in connection herewith or any unrelated transactions;

(vi) any invalidity or unenforceability relating to or against any other Borrower for any reason of any agreement or instrument evidencing or relating to any Company Guaranteed Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of any of the Company Guaranteed Obligations; or

(vii) any other act or omission of any kind by any other Borrower, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section, constitute a legal or equitable discharge of the Company's obligations under this Section other than the irrevocable Payment in Full of all Company Guaranteed Obligations and the termination of the Commitments hereunder.

(d) Company Obligations to Remain in Effect; Restoration. The Company's obligations under this Section shall remain in full force and effect until the indefeasible Payment in Full of all of the Obligations and the termination of the Commitments hereunder. If at any time any payment of any of the Company Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower, the Company's obligations under this Section 11 [Guaranty] with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

(e) Waiver of Acceptance, etc. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any other Borrower or any other Person, or against any collateral or guaranty of any other Person.

(f) Subrogation. Until the indefeasible Payment in Full of all of the Obligations and the termination of the Commitments hereunder, the Company shall have no rights, by operation of law or otherwise, upon making any payment under this Section to be subrogated to the rights of the payee against any other Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any such Borrower in respect thereof.

(g) Effect of Stay. In the event that acceleration of the time for payment of any amount payable by any Borrower under any Company Guaranteed Obligation is stayed upon insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any Company Guaranteed Obligation shall nonetheless be payable by the Company under this Section forthwith on demand by the Administrative Agent.

28. MISCELLANEOUS

(a) Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrowers, on behalf of the Borrowers, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Borrowers hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Borrowers; provided, that no such agreement, waiver or consent may be made which will:

(i) Increase of Commitment. Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;

(ii) Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the

Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan (other than as a result of waiving the applicability of any post-default increase in interest rates or the waiver of any Event of Default or Potential Default) or reduce the Facility Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

(iii) Release of Company's Guaranty. Release the Company from its Obligations under Section 11 [Guaranty] hereof without the consent of all Lenders (other than Defaulting Lenders); or

(iv) Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Lenders], 5.3 [Sharing of Payments by Lenders], 9.2.5 [Application of Proceeds], 10.3 [Exculpatory Provisions], or this Section 12.1 [Modifications, Amendments or Waivers], alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders);

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent or the Issuing Lender may be made without the written consent of such Administrative Agent or Issuing Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 12.1.1 through 12.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a "Non-Consenting Lender"), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. Notwithstanding the foregoing or anything in this Section 12.1 [Modifications, Amendments or Waivers] to the contrary, any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

(b) No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No reasonable delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.

(c) Expenses; Indemnity; Damage Waiver.

(i) Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent (which shall be limited to the fees, charges and disbursements of one counsel to the Administrative Agent and its Affiliates, taken as a whole, and, if necessary, of one local counsel to the Administrative Agent and its Affiliates, taken as a whole, in any relevant jurisdiction)), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (which shall be limited, in the case of legal fees and expenses, to the fees, charges and disbursements of one counsel to the Administrative Agent, the Lenders and the Issuing Lender, taken as a whole, and, solely in the case of an actual or perceived conflict of interest, one additional counsel to all affected persons taken as a whole, and, if necessary, of one local counsel to the Administrative Agent, the Lenders and the Issuing Lender, taken as a whole, in any relevant jurisdiction and, solely in the case of an actual or perceived conflict of interest, one additional local counsel to all affected persons, taken as a whole) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable and documented out-of-pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to perform audits of the Borrowers' books, records and business properties, subject to the limitations set forth in Section 8.1.5 [Visitation Rights].

(ii) Indemnification by the Borrowers. Subject to Section 12.14 [Foreign Borrowers], the Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee (which shall be limited to the fees, charges and disbursements of one counsel to the Indemnitees, taken as a whole, and, solely in the case of an actual or perceived conflict of interest, one additional counsel to all affected persons taken as a whole, and, if necessary, of one local counsel to the Indemnitees, taken as a whole, in any relevant material jurisdiction and, solely in the case of an actual or perceived conflict of interest, one additional local counsel to all affected persons, taken as a whole)) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrowers under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Related Parties, (y) result from a claim brought by the Company or any other Borrower against an Indemnitee or its Related Parties for breach in bad faith of such Indemnitee's or Related Parties’ obligations hereunder or under any other Loan Document, if the Company or such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) result from any dispute among Indemnitees that does not involve or arise from an act or omission by any Borrower or any of their respective Affiliates and is brought by an Indemnitee against any other Indemnitee (other than any claims against the Administrative Agent in its capacity as the Administrative Agent, unless such claim would otherwise be excluded pursuant to subclauses (x) or (y) above). Notwithstanding the foregoing, a Foreign Borrower shall only be required to indemnify any Indemnitee pursuant to this Section to the extent that any such losses, liabilities, claims, penalties, damages or expenses have been caused by such Foreign Borrower or are otherwise directly related or attributable to such Foreign Borrower. The Borrowers shall not be liable for any settlement of any claim, litigation, investigation or proceeding effected without their prior written consent (not to be unreasonably withheld, conditioned or delayed), but if settled with the Borrowers’ prior written consent in any such claim, litigation, investigation or proceeding, the Borrowers agree to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement in accordance with the preceding provisions of this paragraph. In case any claim, litigation, investigation or proceeding is instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee will promptly notify the Borrowers of the commencement of any proceeding;

provided, however, that the failure to do so will not relieve the Borrowers from any liability that they may have to such Indemnitee hereunder, except to the extent that the Borrowers are materially prejudiced by such failure.

(iii) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Sections 12.3.1 [Costs and Expenses] or 12.3.2 [Indemnification by the Borrowers] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, (A) was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity; and (B) was not determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent, the Issuing Lender or any Related Party of any of the foregoing.

(iv) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 12.3.4 [Waiver of Consequential Damages, Etc.] shall relieve any Borrower of any obligation it may have to indemnify an Indemnitee pursuant to Section 12.3.2 [Indemnification by the Borrowers] against special, indirect, consequential or punitive damages asserted against such Indemnitee. No Indemnitee referred to in Section 12.3.2 [Indemnification by the Borrowers] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(v) Payments. All amounts due under this Section 12.3 [Expenses; Indemnity; Damage Waiver] shall be payable not later than ten (10) days after demand therefor.

(d) Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

(e) Notices; Effectiveness; Electronic Communication.

(i) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 12.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by e-mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through other electronic communications to the extent provided in Section 12.5.2 [Electronic Communications], shall be effective as provided in such Section.

(ii) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving such notices by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(iii) Change of Address, Etc. Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(f) Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(g) Duration; Survival. All representations and warranties of the Borrowers contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 12.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Borrowers shall continue in full force and effect from and after the date hereof and until Payment In Full.

(h) Successors and Assigns.

(i) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 12.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 12.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(ii) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

a) Minimum Amounts.

in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned, except as set forth in Section 12.8.8 [Netherland Bank Rules]; and

9. in any case not described in clause (i)(A) of this Section 12.8.2 [Assignments by Lenders], the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in respect of the Revolving Credit Commitment of the assigning Lender, unless each of the Administrative Agent and, so long as no Specified Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

b) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

c) Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Specified Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that each Borrower shall be deemed to have consented to any such assignment unless it has objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof from the Administrative Agent;

10. the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

11. the consent of the Swing Loan Lender (such consent not to be unreasonably withheld or delayed) shall be required.

d) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500.00, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

e) No Assignment to Certain Persons. No such assignment shall be made to (A) a Borrower or any Borrower's Affiliates or Subsidiaries, or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

f) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

g) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable Ratable Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender, the Swing Loan Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Ratable Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality; Benchmark Replacement Setting], 5.8 [Increased Costs], and 12.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.8.2 [Assignments by Lenders] shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.8.4 [Participations].

(iii) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iv) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) or the Borrowers or any of the Borrowers' Affiliates or Consolidated Subsidiaries or any Defaulting Lender) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 12.1.1 [Increase of Commitment], 12.1.2 [Extension of Payment, Etc.], or 12.1.3 [Release of Company’s Guarany] that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.4 [Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality; Benchmark Replacement Setting], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6.2 [Replacement of a Lender] as if it were an assignee under Section 12.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 4.4 [Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality; Benchmark Replacement Setting], 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers' request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register, on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(v) Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(vi) Limitations upon Participant Rights Successors and Assigns Generally. A Participant shall not be entitled to receive any greater payment under Sections 4.4 [Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality; Benchmark Replacement Setting], 5.8 [Increased Costs], 5.9 [Taxes] or 12.3 [Expenses; Indemnity; Damage Waiver] than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 [Taxes] unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 5.9.5 [Status of Lenders] as though it were a Lender.

(vii) Disapplication or Amendment of the Swiss Bank Rules. If the Swiss Bank Rules are disapplied or amended in any material respect from their form as of the date hereof, the Swiss Borrowers or the Administrative Agent may (and the Administrative Agent shall, at the request of the Required Lenders) request in writing to the Administrative Agent or the Swiss Borrowers, respectively, that this Agreement be amended to reflect such change. Thereafter, the Swiss Borrowers and the Lenders shall enter into discussions with a view to agreeing on any amendments required to be made to this Agreement to place the Swiss Borrowers and the Lenders in substantially the same position (or otherwise in a position acceptable to the Swiss Borrower and the Lenders) from a Swiss withholding Tax viewpoint as they would have been in if the change of which they have been notified under this Section 12.8.7 [Disapplication of Amendment of Swiss Bank Rules] had not happened. Any agreement between the Swiss Borrowers and the Administrative Agent will be, with the prior consent of the Lenders, binding on all the parties hereto; if no agreement is reached under this Section 12.8.7 [Disapplication of Amendment of Swiss Bank Rules], this Agreement shall continue in effect in accordance with its terms.

(viii) Netherlands Bank Rules. The share of each new Lender located in or organized under the laws of the Netherlands in the Loans and the share of each new Lender hereunder in the Loans to a Netherlands Borrower (or its portion in the rights and obligations relating to such Loans transferred by an existing Lender) shall initially be at least the Dollar Equivalent of EUR 100,000 (or such higher amount as may be required at the time of the transfer in order for the new Lender to qualify as a Professional Market Party) or such new Lender shall otherwise qualify as a Professional Market Party, and each such new Lender shall confirm the foregoing on the date on which it becomes a Lender hereunder by execution and delivery of its Assignment and Assumption Agreement in which the new Lender confirms that it is a Professional Market Party.

(i) Confidentiality.

(i) General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (vii) with the consent of the Borrowers, (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers or the other Borrowers or (ix) to the extent customary, to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or the Issuing Lender or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(ii) Sharing Information With Affiliates of the Lenders. Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of their Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or Affiliates of such Lender and each of the Borrowers hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Consolidated Subsidiaries pursuant to this Agreement to any such subsidiary or Affiliate subject to the provisions of Section 12.9.1 [General].

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.

(j) Counterparts; Integration; Effectiveness.

(i) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(k) CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(i) Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of Ohio without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance ("UCP") or the rules of the International Standby Practices (ICC Publication Number 590) ("ISP98"), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of Ohio without regard to its conflict of laws principles.

(ii) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE U.S. FEDERAL OR OHIO STATE COURT SITTING IN CLEVELAND AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH OHIO STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER

PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST EACH BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(iii) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 12.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

(iv) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(v) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(l) USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Borrowers in accordance with the USA PATRIOT Act.

(m) Borrower Agent. Each of the Borrowers hereby irrevocably appoints the Company as its agent (a) for purposes of requesting, continuing and converting Loans (including all elections of interest rates and currencies), (b) for delivering notices as to prepayments and commitment reductions, (c) for providing consents pursuant to clauses (i) and (iii) of Section 12.8.2 [Assignments by Lenders], and (d) for service of process, it being understood and agreed that receipt by the Company of summons, notice or similar item shall be deemed effective receipt by each of the Borrowers and their respective Subsidiaries. The Administrative Agent shall be entitled to rely in such matters on all communications delivered by the Company as being delivered on behalf of all Borrowers. Each Borrower hereby irrevocably appoints the Company as its agent to receive the proceeds of any Loans made by the Lenders or the Swing Loan Lender.

(n) Foreign Borrowers.

(i) Generally. Without limiting the joint and several nature of all Domestic Borrowers' Obligations, the Obligations of the Foreign Borrowers shall be several in nature.

(ii) Liability of Foreign Borrowers. The parties intend that this Agreement shall in all circumstances be interpreted to provide that each Foreign Borrower is liable only for Loans made to such Foreign Borrower, interest on such Loans, such Foreign Borrower's reimbursement obligations with respect to any Letter of Credit issued for its account and its ratable share of any of the other Obligations, including, without limitation, general fees, reimbursements, indemnities and charges hereunder and under any other Loan Document that are attributable, or attributed as a ratable share, to it. The liability of each Foreign Borrower for the payment of any of the Obligations or the performance of its covenants, representations and warranties set forth in this Agreement and the other Loan Documents shall be several from but not joint with the Obligations of the Company and each other Borrower. Nothing in this Section 12.14 is intended to limit, nor shall it be deemed to limit, any of the liability of the Company or any Domestic Borrower for any of the Obligations, whether in its primary capacity as a Borrower, as a Guarantor, at law or otherwise.

(iii) Service of Process on Foreign Borrowers. Each Foreign Borrower hereby irrevocably appoints the Company to serve as its agent for service of process in all actions brought against such Foreign Borrower in connection with the Agreement and the other Loan Documents, and each Foreign Borrower agrees that service upon the Company in any such proceeding shall be legally binding as service upon such Foreign Borrower. Each Foreign Borrower irrevocably consents to service of process upon the Company as process agent for such Foreign Borrower in the manner provided for notices in Section 12.5 [Notices; Effectiveness; Electronic Communication]. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law. The Administrative Agent shall be entitled to rely in such matters on all communications delivered by the Company as being delivered on behalf of the Foreign Borrowers.

(o) Joinder of Borrowers; Release of Borrowers.

(i) Joinder of Borrowers. Any Consolidated Subsidiary of the Company which elects to join this Agreement as a Borrower, pursuant to the terms and provisions of this Agreement, shall execute and deliver to the Administrative Agent (i) a

Borrower Joinder, pursuant to which it shall, after acceptance of such Borrower Joinder by the Administrative Agent, join this Agreement as a Domestic Borrower or Foreign Borrower, as applicable, and join each of the other Loan Documents to which the Domestic Borrower or Foreign Borrower, as applicable, are parties, and (ii) documents in the forms described in Section 7.1 [First Loans and Letters of Credit] (or foreign jurisdictional equivalents, if any), modified as appropriate to relate to such Consolidated Subsidiary. The Company, the other Borrowers and any Borrower joining this Agreement shall also (x) deliver to the Administrative Agent such amendments or other modifications to the Loan Documents, fully executed by the appropriate parties thereto, that the Administrative Agent deems necessary or appropriate in connection with the addition of such Borrower and (y) provide to the Administrative Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent or the Lenders, including any "know your customer" or other similar identification information that any Lender may be required to obtain. Notwithstanding the foregoing, no Foreign Borrower may be joined pursuant to this Section 12.15.1 [Joinder of Borrowers] if any Lender shall, within two (2) Business Days after notification of the proposed joinder, notify the Administrative Agent that such Person's inclusion as a Borrower under the Loan Documents would result in any adverse tax or other legal consequences for such Lender, or the Administrative Agent determines that such Person's inclusion as a Borrower under the Loan Documents would result in any adverse tax or other legal consequences for any Lender. Joinder of each new Borrower pursuant to this Section 12.15.1 [Joinder of Borrowers] shall be subject to compliance with all the other terms and conditions set forth in this Agreement and the other Loan Documents, including without limitation Section 8.1.7 [Compliance with Laws; Use of Proceeds] and Section 5.9 [Taxes].

(ii) Release of Borrowers. Any Borrower other than the Company may from time to time deliver a termination notice to the Administrative Agent requesting that it no longer be a party hereto. Such termination shall be effective five (5) Business Days after receipt by the Administrative Agent so long as all Obligations of such Borrower have been paid in full (including principal, interest and all other amounts) and no Letter of Credit issued for the account of such Borrower is outstanding; provided that, to the extent this Agreement or any other Loan Document provides for the survival of certain provisions upon termination hereof, such surviving provisions shall survive a termination under this subsection with respect to any such Borrower.

(p) No Fiduciary or Agency Relationship. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the "Lender Parties"), may have economic interests that conflict with those of the Borrowers, their Subsidiaries, their stockholders and/or their Affiliates (collectively, solely for purposes of this paragraph, the "Borrower Parties"). Each Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Administrative Agent and any Lender, on the one hand, and any Borrower Party, on the other. The Borrowers acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm's-length commercial transactions between the Administrative Agent and the Lenders, on the one hand, and the Borrowers, on the other, and (ii) in connection therewith and with the process leading thereto, (x) neither the Administrative Agent nor any Lender has assumed an advisory or fiduciary responsibility in favor of any Borrower Party with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Borrower Party on other matters) or any other obligation to any Borrower Party except the obligations expressly set forth in the Loan Documents and (y) the Administrative Agent and each Lender is acting solely as principal and not as the agent or fiduciary of any Borrower Party, its management, creditors or any other Person. Each Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Borrower Party, in connection with such transaction or the process leading thereto.

(q) Certain ERISA Matters.

a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:

such Lender is not using "plan assets" (within the meaning of Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement,

12. the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

13. (A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

14. such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

b) In addition, unless either subclause (i)(a) in the immediately preceding Section 12.17 is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (i)(d) in the immediately preceding Section 12.17, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(r) Acknowledgement and Consent to Bail-in of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of the applicable Resolution Authority.

(s) Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 12.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under and interpreted in accordance with 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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